Exhibit 3(a)

               Amended Articles of Incorporation
                          of Registrant

                            AMENDED

                    ARTICLES OF INCORPORATION

                               OF

                       THE SCOTTS COMPANY

          The undersigned, desiring to form a corporation for profit under Chapter 1701 of the Ohio Revised Code, does hereby certify:

          FIRST:    The name of the corporation shall be The Scotts
Company.

          SECOND:   The place in Ohio where the principal office
of the corporation is to be located is in the City of Marysville, County of Union.

          THIRD:    The purpose for which the corporation is formed
is to engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 to 1701.98 of the Ohio Revised Code.

          FOURTH:   The authorized number of shares of the
corporation shall be Thirty-Five Million (35,000,000), all of which shall be common shares, each without par value.

          FIFTH:    The directors of the corporation shall have
the power to cause the corporation from time to time and at any time to purchase, hold, sell, transfer or otherwise deal with (A) shares of any class or series issued by it, (B) any security or other obligation of the corporation which may confer upon the holder thereof the right to convert the same into shares of any class or series authorized by the articles of the corporation, and
(C) any security or other obligation which may confer upon the holder thereof the right to purchase shares of any class or series authorized by the articles of the corporation. The corporation shall have the right to repurchase, if and when any shareholder desires to sell, or on the happening of any event is required to sell, shares of any class or series issued by the corporation. The authority granted in this Article FIFTH of these Articles shall not limit the plenary authority of the directors to purchase, hold, sell, transfer or otherwise deal with shares of any class or series, securities or other obligations issued by the corporation or authorized by its articles.

          SIXTH:    No shareholder of the corporation shall have,
as a matter of right, the pre-emptive right to purchase or subscribe for shares of any class, now or hereafter authorized, or to purchase or subscribe for securities or other obligations convertible into or exchangeable for such shares or which by warrants or otherwise entitle the holders thereof to subscribe for or purchase any such share.

          SEVENTH: Shareholders of the corporation shall not have the right to vote cumulatively in the election of directors.

          EIGHTH:   These Amended Articles of Incorporation take
the place of and supersede the existing Articles of Incorporation of The Scotts Company.


<EX->

                           Exhibit 21

                   Subsidiaries of Registrant


          The following are the significant subsidiaries of The
Scotts Company, an Ohio corporation (the "Registrant"), each of which is wholly-owned by the Registrant:

                                                  State of
Name of Subsidiary                                Incorporation

Hyponex Corporation                               Delaware
Republic Tool & Manufacturing Corp.               California
Scotts-Sierra Horticultural Products Company      California


          The subsidiaries of the Registrant which are not named above would not, when considered in the aggregate as a single subsidiary, constitute a significant subsidiary of the Registrant as of September 30, 1994 for purposes of Rule 1-02(v) of Regulation S-X and Item 601(b)(21) of Regulation S-K.


<EX->


                          Exhibit 4(e)

               Fourth Amendment and Consent, dated as of July 5, 1994, among Scotts Delaware, OMS, the banks listed therein and Chemical
               Bank, as agent

         FOURTH AMENDMENT AND CONSENT, dated as of July 5, 1994 (this "Amendment"), to the Third Amended and Restated Credit Agreement dated as of April 7, 1992, as amended by a First Amendment dated as of November 19, 1992, a Second Amendment dated as of February 23, 1993, and a Third Amendment dated as of December 15, 1993 (as so amended and as the same may be further amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used herein which are defined in the Credit Agreement, as amended hereby, are used herein as so defined), among The Scotts Company, a Delaware corporation ("Holdings"), The O.M. Scott & Sons Company, a Delaware corporation (the "Company"), the lenders from time to time parties thereto (collectively, the "Banks"; individually, a "Bank") and CHEMICAL BANK, a New York banking corporation, as successor by merger to Manufacturers Hanover Trust Company ("Chemical"), as agent for the Banks (in such capacity, the ("Agent").

                      W I T N E S S E T H :

          WHEREAS, the Company and Holdings have requested that the Required Banks (i) consent, subject to the terms and conditions of this Amendment, to issuance of Subordinated Notes by the Company and (ii) amend and modify the terms of the Credit Agreement on the terms and subject to the conditions set forth herein;

          WHEREIN, the Required Banks have agreed to (i) consent, subject to the terms and conditions of this Amendment, to issuance of Subordinated Notes by the Company and (ii) amend and modify the terms of the Credit Agreement on the terms and subject to the conditions set forth herein;

          NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto hereby agree as follows:

     ARTICLE 1.     AMENDMENTS TO CREDIT AGREEMENT

               1.1  Amendment to Subsection 1.1 (Definitions).

          (a) Addition of Certain Definitions. Subsection 1.1 of the Credit Agreement is hereby amended by adding thereto the following new definition in its appropriate alphabetical order:

               "Subordinated Note Indenture": the Indenture dated as of June 1, 1994 between the Company, Holdings and Chemical Bank as trustee, as supplemented by the First Supplemental Indenture dated as of July 1994, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms of subsection 7.1(h).

          (b)  Substitution of Certain Definitions.  Subsection
1.1 of the Credit Agreement is hereby amended by deleting the definition set forth below in its entirety, and substituting therefor, the corresponding new definition set forth below:

               "Subordinated Notes" shall mean
          subordinated indebtedness issued by Holdings and the Company on or prior to the one-year anniversary of the Third Amendment Effective
          Date in an aggregate principal amount of not less than $100,000,000; provided that (i) such indebtedness is subordinated and junior in right of payment and all other respects to the Obligations and all obligations of the Company, Holdings and their respective
          Subsidiaries to any Hedging Bank under any Hedging Agreement provided by such Hedging
          Bank, (ii) such indebtedness is unsecured and
          (iii) all terms and conditions of such
          indebtedness are satisfactory to the Required
          Banks.

          1.2  Amendment to Section 9 (Events of Default).
Subsection 9(i) of the Credit Agreement is hereby amended by deleting such subsection in its entirety and substituting therefor the following new subsection 9(i);

               (i)  Change in Control.  The occurrence
          of any of the following events: (i) any Person shall at any time own more than 30% of the issued and outstanding capital stock of Holdings, (ii) Holdings shall cease at any time to own 100% of the capital stock of the Company or to have the power to elect a majority of the Board of Directors of the Company (or otherwise have effective voting control of the Company) or (iii) a "Change in Control" as defined in the Section 1008 of the Subordinated Note Indenture shall occur; or

     ARTICLE 2.     CONSENT TO THE ISSUANCE OF THE SUBORDINATED
                    NOTES; REPRESENTATIONS AND WARRANTIES; NO
                    DEFAULT.

          2.1 Consent of the Required Banks. Each of the undersigned hereby consents to the issuance by the Company of $100,000,000 aggregate principal amount of Subordinated Notes on the terms and conditions set forth in the Prospectus dated June 21, 1994 and Prospectus Supplement dated June 23, 1994 relating to such Subordinated Notes attached hereto as Exhibit A; provided that such consent shall not be effective unless (i) Holdings and the Company shall have prepaid the Term Loans in accordance with subsection 2.9 of the Credit Agreement no later than the third Business Day following such issuance of Subordinated Notes in an amount equal to the Net Cash Proceeds from such issuance of Subordinated Notes, together with all accrued and unpaid interest on the amount prepaid to the date of prepayment and any amounts owing pursuant to subsection 2.18 of the Credit Agreement, (ii) the Agent shall have received counterparts of this Amendment executed by Holdings, the Company and the Required Banks and acknowledged and consented to by each of the Subsidiaries parties hereto and (iii) all corporate and other proceedings and all other documents and legal matters in connection with the transactions contemplated by this Amendment shall be satisfactory in form and substance to the Agent and its counsel.

          2.2 Representations and Warranties; No Default. On and as of the date hereof and after giving effect to this Amendment and the transactions contemplated hereby, each of Holdings and the Company hereby (a) confirms, reaffirms and restates the representations and warranties set forth in Section 4 of the Credit Agreement, except to the extent that such representations and warranties relate solely to an earlier date in which case each of Holdings and the Company hereby confirms, reaffirms and restates such representations and warranties for such earlier date, provided that the references to the Credit Agreement therein shall be deemed to be to the Credit Agreement as amended by this Amendment; and (b) represents that no Default or Event of Default has occurred and is continuing.

     ARTICLE 3.     MISCELLANEOUS.

          3.1 Limited Effect. Except as expressly amended hereby, all of the provisions, covenants, terms and conditions of the Credit Agreement and the other Basic Agreements shall continue to be, and shall remain, in full force and effect in accordance with their respective terms.

          3.2 Expenses. Holdings and the Company shall be obligated to reimburse the Agent for all its reasonable costs and expenses (including, without limitation, reasonable legal expenses) incurred in connection with the preparation, execution and delivery of this Amendment.

          3.3  GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED
BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF
THE STATE OF NEW YORK.

          3.4 Counterparts. This Amendment may be executed by one or more parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their proper and duly authorized officers as of the date first above written.

                              THE SCOTTS COMPANY


                              By:   /s/ Craig D. Walley
                              Title:  Vice President


                              THE O.M. SCOTT & SONS COMPANY


                              By:  /s/ Craig D. Walley
                              Title:  Vice President


                              CHEMICAL BANK, as Agent and as
                              a Bank


                              By:________________________________
                              Title:_____________________________


                              BANK ONE, COLUMBUS, N.A.


                              By:________________________________
                              Title:  V.P.


                              COMERICA BANK


                              By:________________________________
                              Title:  Vice President


                              NBD BANK, N.A.


                              By:  /s/ Victoria L. Becker
                              Title:  Vice President

                             PNC BANK, OHIO NATIONAL ASSOCIATION


                              By:________________________________
                              Title:_____________________________


                              NATIONAL CITY BANK, COLUMBUS,
                         F.K.A. BANKOHIO NATIONAL BANK


                              By:________________________________
                              Title:_____________________________


                              THE BANK OF TOKYO TRUST COMPANY


                              By:________________________________
                              Title:_____________________________


                              THE FIRST NATIONAL BANK OF CHICAGO


                              By:________________________________
                              Title:  Vice President


                              THE BANK OF NOVA SCOTIA


                              By:  /s/ A.S. Norsworthy
                              Title:  A.S. Norsworthy,
                                      Assistant Agent


                              THE TORONTO-DOMINION BANK


                              By:  /s/ Debbie A. Greene
                              Title:  Debbie A. Greene,
                                      Mgr. Cr. Admin.


                              UNION BANK


                              By:________________________________
                              Title:  Vice President &
                                      District Manager
                                      CREDIT LYONNAIS CAYMAN
                                      ISLAND
                         BRANCH


                              By:________________________________
                              Title: Authorized Signature


                              SOCIETE GENERALE


                              By:________________________________
                              Title:  Vice President


                              SOCIETY NATIONAL BANK


                              By:________________________________
                              Title:  Vice President
Each of the undersigned
hereby consent to the foregoing
Amendment and hereby confirms, reaffirms and restates that its obligations under each Loan Document to which it is a party will remain in full force and effect after giving effect to such Amendment and the amendments to the Credit Agreement and the other Loan Documents effected thereby.

                              BUNYON ENTERPRISES, INC.
                              BUNYON TRUCKING COMPANY, INC.
                              HYPER-HUMUS COMPANY, INC.
                              HYPONEX COMPANY, INC.
                              HYPONEX CORPORATION-MISSOURI
                              HYPONEX CORPORATION-CALIFORNIA
                              HYPONEX CORPORATION-COLORADO
                              HYPONEX CORPORATION-FLORIDA
                              HYPONEX CORPORATION-TEXAS
                              OLD FORT FINANCIAL CORP.
                              SCOTTS GRASS CO.
                              SCOTTS SOD CO.
                              SCOTTS ENERGY CO.
                              SCOTTS PESTICIDE CO.
                              SCOTTS GREEN LAWNS CO.
                              SCOTTS SERVICE CO.
                              SCOTTS PRODUCTS CO.
                              SCOTTS PLANT CO.
                              SCOTTS TREE CO.
                              SCOTTS PARK CO.
                              SCOTTS PRO TURF CO.
                              SCOTTS FERTILIZER CO.
                              SCOTTS PROFESSIONAL PRODUCTS CO.
                              SCOTTS TURF CO.
                              SCOTTS BEST LAWNS CO.
                              SCOTTS WEED CONTROL CO.
                              SCOTTS DESIGN CO.
                              SCOTTS TECH REP CO.
                              SCOTTS BROAD LEAF CO.
                              SCOTTS INSECTICIDE CO.
                              SCOTTS SPREADER CO.
                              SCOTTS IMPROVEMENT CO.
                              SCOTTS GOLF CO.
                              SCOTTS GARDEN CO.
                              SCOTTS CONTROL CO.
                              REPUBLIC TOOL & MANUFACTURING
                                   CORP.


                              By:  /s/ Craig D. Walley
                              Title:  Vice President

                             SCOTTS-SIERRA HORTICULTURAL
                                PRODUCTS COMPANY (formerly
                              known as Grace-Sierra
                              Horticultural Products
                              Company)


                              By:   /s/ Lisle J. Smith
                              Title:  Vice President


                              SCOTTS-SIERRA CROP PROTECTION
                                COMPANY (formerly known as
                              Grace-Sierra Crop Protection
                              Company)


                              By:  /s/ Lisle J. Smith
                              Title:  Vice President


                              GRACE-SIERRA INTERNATIONAL, BV
                              GRACE-SIERRA UNITED KINGDOM
                              GRACE-SIERRA ESPANA, S.A.
                              GRACE-SIERRA BELGIUM B.V.B.A.
                              GRACE-SIERRA DEUTSCHLAND
                                GARDENBAUPRODUKBE GmbH


                              By:  /s/ Lisle J. Smith
                              Title:  Director


                              GRACE-SIERRA FRANCE, SARL


                              By:  /s/ Lisle J. Smith
                              Title:  Director


                              By:________________________________
                              Title:_____________________________


                              GRACE-SIERRA AUSTRALIA PTY


                              By:  /s/ Lisle J. Smith
                              Title:  Director



<EX->


                          Exhibit 10(a)

           The Scotts Company Employees' Pension Plan

                       THE SCOTTS COMPANY


                     EMPLOYEES' PENSION PLAN









                Amended Effective January 1, 1989

                      THE SCOTTS COMPANY
                     EMPLOYEES' PENSION PLAN

                        TABLE OF CONTENTS

                                                           Page
                 Foreword

ARTICLE   1      DEFINITIONS                                 1

ARTICLE   2      SERVICE                                     7
          2.01   Eligibility Service for Regular or
                     Part-Time Employees                     7
          2.02   Eligibility Service for Temporary or
                     Part-Time Employees                     7
          2.03   Vesting Service and Benefit Service
                     for All Employees                       8
          2.04   Effect of Breaks in Eligibility Service     9
          2.05   Effect of Breaks in Vesting Service         9
          2.06   Questions Relating to Service Under
                     the Plan                               10

ARTICLE   3      MEMBERSHIP                                 10
          3.01   Members of the Plan on December 31, 1984   10
          3.02   All other Employees                        10
          3.03   Leased Employees                           11
          3.04   Reemployment                               11
          3.05   Termination of Membership                  11
          3.06   Questions Relating to Membership in
                     the Plan                               11

ARTICLE   4      BENEFITS                                   11
          4.01   Normal Retirement Allowance                11
          4.02   Early Retirement Allowance                 13
          4.03   Vested Benefit                             15
          4.04   Optional Forms of Benefit after Retirement 16
                 (a) Automatic Joint and Survivor Option
                     applicable to Future Service Benefit   16
                 (b) Spouse's Contingent Annuity Option     18
                 (c) Standard Contingent Annuity Option     20
                 (d) Other Settlement Options               21
          4.05   Optional Forms of Benefit Before
                     Retirement                             22
          4.06   Maximum Benefits                           31
          4.07   No Duplication                             34
          4.08   Payment of Benefits                        34
          4.09   Reemployment of Former Member or Retired
                     Member                                 36
          4.10   Top-heavy Provisions                       39
          4.11   Elective Rollovers                         41

                                                           Page

ARTICLE   5      ADMINISTRATION OF PLAN                     42

ARTICLE   6      CONTRIBUTIONS                              44

ARTICLE   7      MANAGEMENT OF FUNDS                        45

ARTICLE   8      CERTAIN RIGHTS AND LIMITATIONS             46

ARTICLE   9      NONALIENATION OF BENEFITS                  51

ARTICLE   10     AMENDMENTS                                 52
          10.01  Company's Right to Amend Plan              52
          10.02  Amendments to Vesting Schedule             52

APPENDIX  A      FACTORS USED FOR DETERMINING VARIOUS

APPENDIX  B      SUPPLEMENTAL BENEFITS

                       THE SCOTTS COMPANY

                     EMPLOYEES' PENSION PLAN


     WHEREAS, The O.M. Scott & Sons Company established The O.M. Scott & Sons Company Employees' Pension Plan (the "Plan") effective January 1, 1954, in recognition of the contribution made to its successful operation by its employees and for the exclusive benefit of its eligible employees and their beneficiaries; and

     WHEREAS, the Plan was previously amended and restated effective January 1, 1976, January 1, 1985 and December 31, 1986;
and

     WHEREAS, The O.M. Scott & Sons Company has been merged into
The Scotts Company, an Ohio corporation (the "Company"), which assumes sponsorship of the Plan; and

     WHEREAS, under the terms of the Plan, the Company has the power to amend the Plan, provided the Trustee consents to such amendment if the provisions of the Plan affecting the Trustee are amended; and

     WHEREAS, the Company wishes to amend, restate and rename the Plan to reflect the change in sponsorship and comply with changes in the law;

     NOW, THEREFORE, the Company hereby amends the Plan in its entirety and restates the Plan as of the Effective Amendment Date to provide as follows:

                    ARTICLE 1 - DEFINITIONS

     "Administrative Committee" shall mean the committee established for the purposes of administering the Plan as provided in Article 5.

     "Affiliate" shall mean the Company and any entity which, with the Company, constitutes: (a) a controlled group of corporations (within the meaning of Section 414(b) of the Code); (b) a group of trades or businesses under common control (within the meaning of Section 414(c) of the Code); (c) an affiliated service group (within the meaning of Section 414(m) of the Code); or (d) a group of entities required to be aggregated pursuant to Section 414(o) of the Code and the regulations thereunder.

     "Appendix A" shall mean the tables of factors, attached to the Plan as exhibits, which are used in determining the amount of the various forms of benefits payable under the Plan.

     "Appendix B" shall mean an attachment to the Plan containing the names of those Members, surviving spouses, contingent annuitants and beneficiaries for whom supplemental benefits are provided, and the amount thereof.

     "Average Final Compensation" shall mean the average annual Compensation of a Member for the 60 consecutive calendar months included in his Years of Vesting Service during the last 120 consecutive calendar months of his Years of Vesting Service affording the highest such average, or for all the calendar months of his Years of Vesting Service if he has less than 60 calendar months included in his Years of Vesting Service. For purposes of determining a Member's Average Final Compensation in Plan Years starting after December 31, 1988, Compensation in excess of $200,000 (as adjusted under Sections 401(a)(17) and 415(d) of the Internal Revenue Code) shall not be taken into account. For purposes of determining a Member's Average Final Compensation in Plan Years starting after December 31, 1993, Compensation in excess of $150,000 (as adjusted under Section 401(a)(17) and 415(d) of the Internal Revenue Code) shall not be taken into account. Notwithstanding the foregoing, the accrued benefit of a Section 401(a)(17) Employee (as that term is defined in Section 1.401(a)(17)-1(e)(2) of the regulations under the Internal Revenue
Code) shall be determined under the extended wear-away method of
Section 1.401(a)(4)-13(c)(4)(iii) of the regulations under the Internal Revenue Code.

     "Board of Directors" shall mean the Board of Directors of the Company.

     "Code" shall mean the Internal Revenue Code of 1986, as may be amended from time to time.

     "Company" shall mean: (a) The O. M. Scott & Sons Company, a Delaware corporation, until the merger of The O.M. Scott & Sons Company into The Scotts Company, an Ohio corporation; and (b) thereafter, The Scotts Company or any successor by merger, purchase or otherwise.

     "Compensation" shall mean total earnings for the Plan Year paid to the Member by an Affiliate. Compensation shall include:
(a) commissions but only up to the salary band maximum; (b) salary reduction contributions to The Scotts Company Profit Sharing and Savings Plan and any other Section 401(k) plans sponsored by an Affiliate; and (c) salary reduction contributions for welfare benefits. Compensation shall exclude: (a) commissions in excess of the salary band maximum; and (ii) foreign service, automobile, separation and other special allowances. Compensation taken into account under the Plan with respect to any Employee for a Plan Year shall not exceed: (a) effective January 1, 1989, $200,000 (as automatically adjusted for increases in the cost of living as prescribed by the Secretary of the Treasury); and (b) effective January 1, 1994, $150,000 (as adjusted under Section 401(a)(17) of the Code). Notwithstanding the foregoing, the accrued benefit of a Section 401(a)(17) Employee (as that term is defined in Section 1.401(a)(17)-1(e)(2) of the regulations under the Code) shall be determined under the extended wear-away method of Section 1.401(a)(4)-13(c)(4)(iii) of the regulations under the Code. In determining the Compensation of a Member for purposes of this limitation, the rules of Section 414(q)(6) of the Code shall apply, except in applying such rules, the term "family" shall include only the spouse of the Member and any lineal descendants of the Member who have not attained age 19 before the close of the Plan Year.
If, as a result of the application of such rules, Compensation would exceed the adjusted $200,000 or $150,000 limitation, then the limitation shall be prorated among the affected persons in proportion to each such person's Compensation as determined under this paragraph prior to the application of this limitation.

     "Deferred Retirement Date" shall mean, with respect to Employees who do not retire at Normal Retirement Date but who continue without interruption to work beyond such date, the first day of the calendar month coincident with or next following the date on which such Employee retires from active service. No retirement allowance shall be paid to the Employee until his Deferred Retirement Date, except as otherwise provided in Article 4.

     "Earnings" shall mean all compensation received by a Member including bonuses paid by the Company in accordance with its bonus policy. Earnings shall be recognized only for the purpose of determining an annual Current Service Benefit as provided pursuant to the last sentence of Section 4.01(b)(i). Earnings taken into account under the Plan with respect to any Employee for a Plan Year shall not exceed: (a) effective January 1, 1989, $200,000 (as automatically adjusted for increases in the cost of living as prescribed by the Secretary of the Treasury); and (b) effective January 1, 1994, $150,000 (as adjusted under Section 401(a)(17) of the Code). Notwithstanding the foregoing, the accrued benefit of a Section 401(a)(17) Employee (as that term is defined in Section 1.401(a)(17)-1(e)(2) of the regulations under the Code) shall be determined under the extended wear-away method of Section 1.401(a)(4)-13(c)(4)(iii) of the regulations under the Code. In determining the Earnings of a Member for purposes of this limitation, the rules of Section 414(q)(6) of the Code shall apply, except in applying such rules, the term "family" shall include only the spouse of the Member and any lineal descendants of the Member who have not attained age 19 before the close of the Plan Year.
If, as a result of the application of such rules, Earnings would exceed the adjusted $200,000 or $150,000 limitation, then the limitation shall be prorated among the affected persons in proportion to each such person's Earnings as determined under this paragraph prior to the application of this limitation.

     "Effective Amendment Date" of this amendment and restatement of the Plan shall be January 1, 1989.

     "Effective Date" of the Plan shall mean January 1, 1976.

     "Eligible Employee" shall mean an Employee working either with The Scotts product line or in corporate management or administration of The Scotts Company, other than a person: (a) whose terms and conditions of employment are determined by collective bargaining with a third party, with respect to whom inclusion in this Plan has not been provided for in the collective bargaining agreement setting forth those terms and conditions of employment; (b) who is nonresident alien described in Section 410(b)(3)(C) of the Code; and (c) who is a leased employee within the meaning of Section 414(n)(2) of the Code.

     "Employee" shall mean a person employed by an Affiliate.

     "Hour of Service" means (a) each hour for which an Employee is paid or entitled to payment for the performance of duties for an Affiliate during the applicable computation period, (b) each hour for which an Employee is paid or entitled to payment by an Affiliate on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury or military duty, or leave of absence, and (c) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Affiliate. In computing Hours of Service on a weekly or monthly basis when a record of hours of employment is not available, the Employee shall be assumed to have worked 40 hours for each full week of employment and eight hours for each day in less than a full week of employment, regardless of whether the Employee has actually worked fewer hours. Notwithstanding the foregoing, (i) not more than 501 Hours of Service shall be credited to an Employee on account of any single continuous period during which the Employee performs no duties, (ii) no credit shall be granted for any period with respect to which an Employee receives payment or is entitled to payment under a plan maintained solely for the purpose of complying with applicable workers' compensation or disability insurance laws, and (iii) no credit shall be granted for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee. In the case of a person who was a Leased Employee and who subsequently becomes an Employee, hours of service as a Leased Employee shall count as Hours of Service as an Employee. Determination and crediting of Hours of Service shall be made under Department of Labor Regulations Sections 2530.200b-2 and 3.

     "Investment Committee" shall mean the committee established by the Company for the purposes of managing the assets of the Plan as provided in Article 5.

     "Leased Employee" shall mean any person (other than an employee of the recipient) who, pursuant to an agreement between the recipient and any other person (leasing organization), has performed services for the recipient (or for the recipient and related persons determined in accordance with Sections 414(n)and 414(o) of the Code) on a substantially full-time basis for a period of at least one year and such services are of a type historically performed by employees in the business field of the recipient employer. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer. A Leased Employee shall not be considered an employee of the recipient (and thus not otherwise an Employee) if (a) such employee is covered by a money purchase pension plan providing (i) a nonintegrated employer contribution rate of at least 10% of compensation, as defined in Code Section 415(c)(3), but including amounts contributed by the employer pursuant to a salary reduction agreement which are excludable from the employee's gross income under Code Section 125, Section 402(a)(8), Section 402(h) or Section 403(b); (ii) immediate participation; and (iii) full and immediate vesting; and (b) Leased Employees do not constitute more than 20% of the recipient's non-highly-compensated work force.

     "Member" shall mean any person included in the membership of the Plan as provided in Article 3. The pronoun he, his or him is used in this document solely for convenience and does not in any way connote a limit or restriction to persons of the masculine gender. In all cases, when he, his or him is used it means with equal effect persons of the feminine gender, and vice versa.

     "Normal Retirement Date" shall mean the first day of the calendar month coincident with or next following the 65th anniversary of an Employee's birth. The Member's right to a normal retirement allowance shall be non-forfeitable upon the attainment of age 65 whether or not the Employee retires on such date.

     "Parental Leave" shall mean a period in which a person is absent from work on or after January 1, 1985 because of the person's pregnancy, the birth of a person's child, the adoption by a person of a child, or, for purposes of caring for that child for a period beginning immediately following such birth or adoption.

     "Plan" shall mean The Scotts Company Employees' Pension Plan as set forth herein or as hereafter amended.

     "Plan Year" shall mean the 12 month period ending each December 31.

     "Social Security Benefit" shall mean the amount of old-age insurance benefit under Title II of the Federal Social Security Act as determined by the Administrative Committee under reasonable rules uniformly applied, on the basis of such Act as in effect at the time of retirement or termination to which a Member or former Member is or would upon application be entitled, even though the Member does not receive such benefit because of his failure to apply therefor or he is ineligible therefor by reason of earnings he may be receiving in excess of any limit on earnings for full entitlement to such benefit; provided, however, if a Member remains in employment on or after his Normal Retirement Date, the Social Security Benefit hereunder shall be calculated as of his Normal Retirement Date on the basis of the Federal Social Security Act in effect as of such Normal Retirement Date. For all years prior to retirement or other termination of employment with the Company where actual earnings are not available, the Member's Social Security Benefit shall be determined on the basis of the Member's actual earnings in conjunction with a salary increased assumption based on the actual yearly change in national average wages as determined by the Social Security Administration. If, within a reasonable time after the later of (i) the date of retirement or other termination of employment or (ii) the date on which a Member is notified of the retirement allowance or vested benefit to which he is entitled, the Member provides documentation from the Social Security Administration as to his actual earnings history with respect to those prior years, his Social Security Benefit shall be redetermined using the actual earnings history. If this recalculation results in a different Social Security Benefit, his retirement allowance or vested benefit shall be adjusted to reflect this change. Any adjustment to his retirement allowance or vested benefit shall be made retroactive to the date his payments commenced. The Administrative Committee shall resolve any questions arising under this Section 1.18 on a basis uniformly applicable to all Employees similarly situated.

     "Trustee" shall mean the trustee or trustees by which the funds of the Plan are held as provided in Article 7.

     "Year of Benefit Service" shall mean employment recognized as such for the purposes of computing a benefit under the Plan with respect to service on or after January 1, 1976, as provided under
Article 2.

     "Year of Eligibility Service" shall mean any employment recognized for purposes of meeting the eligibility requirements for membership in the Plan, as provided in Article 2.

     "Year of Vesting Service" shall mean any employment recognized for purposes of meeting the requirements for vesting in benefits, as provided in Article 2.


                       ARTICLE 2 - SERVICE

2.01 Eligibility Service for Regular or Full-Time Employees

     For an Employee who is classified as a regular full-time Employee according to the Employer's policies and practices, "Year of Eligibility Service" and "Break in Eligibility Service" shall have the same meaning as "Year of Vesting Service" and "Break in Vesting Service."

2.02 Eligibility Service for Temporary or Part-Time Employees

     For an Employee who is classified as a temporary Employee or a part-time Employee according to the Employer's policies and practices:

     (a) "Break in Eligibility Service" shall mean failure by an Employee to complete more than 500 Hours of Service during any Computation Period. Any Break in Service shall be deemed to have commenced on the first day of the Computation Period in which it occurs. In the case of an absence from work beginning after December 31, 1984, if an Employee is absent from work for any period by reason of pregnancy, the birth or placement for adoption of a child, or for caring for a child for a period immediately following the birth or placement, then for purposes of determining whether a Break in Service has occurred (and not for purposes of determining Years of Eligibility Service) such Employee shall be credited with the Hours of Service which otherwise normally would have been credited to such Employee, or, if the Administrator is unable to determine the number of such Hours of Service, eight Hours of Service for each day of absence, in any case not to exceed 501 Hours of Service. The Hours of Service credited to an Employee under this definition shall be treated as Hours of Service in the Computation Period in which the absence from work begins, if the Employee would be prevented from incurring a Break in Service in such year solely because of such Hours of Service or, in any other case, in the immediately following year. The Administrator may require that the Employee certify and/or supply documentation that his or her absence is for one of the permitted reasons and the number of days for which there as such an absence.

     (b) "Computation Period" shall mean a 12 month period starting on an Employee's most recent date of employment commencement or any anniversary of that date.

     (c)  "Year of Eligibility Service" shall mean a Computation
          Period during which an Employee has 1,000 or more Hours of Service for an Affiliate.

2.03 Vesting Service and Benefit Service for All Employees

     For all Employees:

     (a) "Break in Vesting Service" shall mean each 12 consecutive months in the period: (i) commencing on an Employee's Severance from Service Date; and (ii) ending on the date the Employee is again credited with an Hour of Service for the performance of duties for an Affiliate. If an Employee is absent from work for any period by reason of a pregnancy, the birth or placement for adoption of a child, or caring for a child for a period immediately following the birth or placement, and the absence continues beyond the first anniversary of the absence, the Employee's Break in Vesting Service will commence no earlier than the second anniversary of the absence. The period between the first and second anniversaries of the first date of the absence is not part of either a Period of Service or a Break in Vesting Service. The Administrative Committee may require the Employee to certify and/or supply documentation that his or her absence is for one of the permitted reasons and the number of days for which there was such an absence.

     (b)  "Period of Service" shall mean the period:
          (i) commencing on the date an Employee is first credited with an Hour of Service for the performance of duties for an Affiliate; and (ii) ending on the Employee's Severance from Service Date. A Period of Service will include any period after an Employee's Severance from Service Date if within 12 months of the Employee's Severance from Service Date, the Employee has an Hour of Service for an Affiliate.

     (c) "Severance from Service Date" is the earlier of: (i) the date on which an Employee quits, is discharged, retires or dies; or (ii) the first anniversary of the first date of any other absence.

     (d) "Year of Benefit Service" shall mean a full 365 days in an Employee's Period of Service, excluding: (i) the period before the Employee became a Member; (ii) any period during which the Employee is not an Eligible Employee; and (iii) service before January 1, 1976. A Member shall not receive credit for more than 40 Years of Benefit Service.

     (e) "Year of Vesting Service" shall mean a full 365 days in an Employee's Period of Service.

2.04 Effect of Breaks in Eligibility Service

     (a) If an Employee has a Break in Eligibility Service, Years of Eligibility Service before such break will not be taken into account until the Employee has completed a Year of Eligibility Service after such Break in Eligibility Service.

     (b) If an Employee who does not have a vested benefit under the Plan incurs five consecutive Breaks in Eligibility Service (and the number of consecutive Breaks in Eligibility Service exceeds the number of Years of Eligibility Service completed before such break), Years of Eligibility Service before such break will not be taken into account.

     (c) If an Employee's Years of Eligibility Service may not be disregarded pursuant to this Section, such Years of Eligibility Service shall be taken into account.

2.05 Effect of Breaks in Vesting Service

     (a)  If an Employee has a Break in Vesting Service, Years of
          Vesting Service before such break will not be taken into account until the Member has completed a Year of Vesting Service after such Break in Vesting Service.

     (b) If an Employee who does not have a vested benefit under the Plan incurs a Break in Vesting Service (and the number of consecutive Breaks in Vesting Service exceed the number of Years of Vesting Service completed before such break), Years of Vesting Service and Years of Benefit Service before such break will not be taken into account.

     (c)  If an Employee's Years of Vesting Service and Years of
          Benefit Service may not be disregarded pursuant to this Section, such Years of Vesting Service and Years of
          Benefit Service shall be taken into account.

2.06 Questions Relating to Service under the Plan

     If any question shall arise hereunder as to an Employee's Years of Benefit Service, Years of Eligibility Service or Years of Vesting Service, such question shall be resolved by the Administrative Committee on a basis uniformly applicable to all Employee(s) similarly situated.


                     ARTICLE 3 - MEMBERSHIP

3.01 Members of the Plan on December 31, 1984

     Every Employee who was a Member of the Plan on December 31, 1984 shall continue to be a Member of the Plan on and after January 1, 1985.

3.02 All Other Employees

     An Employee shall become a Member of the Plan as of the first day of the calendar month, commencing with January 1, 1985, coincident with or next following the later of:

     (a) the date on which he attains the 21st anniversary of his birth,

     (b)  the date on which he completes one Year of Eligibility
          Service, or

     (c)  the date on which he becomes an Eligible Employee.

3.03 Leased Employees

     Any person who is a Leased Employee shall not be eligible to participate in the Plan. However, if such a person subsequently becomes an Employee, or if an Employee subsequently becomes employed as a Leased Employee, uninterrupted employment with Affiliates as a Leased Employee, subject to the provisions of Section 414(n)(4) of said Code, shall be counted for the sole purpose of determining Years of Eligibility Service but not for the purpose of determining Years of Benefit Service.

3.04Reemployment

     The membership of any person reemployed by an Affiliate as an Eligible Employee shall be immediately resumed if such Employee was previously a Member of the Plan.

     If a retired Member or a former Member is reemployed by an Affiliate, his membership in the Plan shall be immediately resumed and any payment of a retirement allowance with respect to his original retirement or any payment of a vested benefit with respect to his original employment shall cease in accordance with the provisions of Section 4.09.

3.05 Termination of Membership

     Unless otherwise determined by the Administrative Committee under rules uniformly applicable to all person(s) or Employee(s) similarly situated, an Employee's membership in the Plan shall terminate if he ceases to be an Eligible Employee otherwise than by reason of retirement under the Plan, except that an Employee's membership shall continue (a) during any period while on leave of absence approved by an Affiliate, or (b) while absent by reason of temporary disability for a period of not more than six months, or (c) while he is not an Eligible Employee herein defined but is in the employ of an Affiliate. Employees covered by the Plan may not waive such coverage.

3.06 Questions Relating to Membership in the Plan

     If any question shall arise hereunder as to the commencement, duration or termination of the membership of any person(s) or Employee(s) employed by an Affiliate, such question shall be resolved by the Administrative Committee under rules uniformly applicable to all person(s) or Employee(s) similarly situated.


                      ARTICLE 4 - BENEFITS

4.01 Normal Retirement Allowance

     (a) Retirement Date - A Member may retire from active service on a normal retirement allowance upon reaching his Normal Retirement Date or, if he continues in active service after his Normal Retirement Date, upon reaching his Deferred Retirement Date. A Member shall be retired from active service on a normal retirement allowance upon reaching his Deferred Retirement Date. However, in accordance with the procedure established by the Administrative Committee, on a basis uniformly applicable to all Employees similarly situated, the monthly benefit payments commencing on his Deferred Retirement Date shall be adjusted, if necessary, in compliance with Title 29 of the Code of Federal Regulations, Section 2530.203-3, to reflect the amount of any monthly benefits that would have been payable, had he retired on his Normal Retirement Date, with respect to each month during the deferral period in which he was not credited with eight days of service.

     (b) Benefit - Prior to adjustment in accordance with Section 4.04(a), the annual normal retirement allowance payable on a lifetime basis upon retirement at a Member's Normal Retirement Date or at his Deferred Retirement Date shall be equal to the sum of the Member's Current Service Benefit and Past Service Benefit, if any, as follows, and as further provided in Appendix B:

          (i) Current Service Benefit - One and one-half percent (1-1/2%) of the Member's Average Final Compensation multiplied by his Years of Benefit Service on and after January 1, 1976, not in excess of 40 years, reduced by one-half of his Social Security Benefit; except, however, that if the Member has less than 40 Years of Benefit Service on and after January 1, 1976, the Social Security Benefit reduction shall not exceed one and one-quarter percent (1-1/4%) of the Social Security Benefit multiplied by his Years of Benefit Service. However, the annual Current Service Benefit payable to any Member who was a participant of the Plan on December 31, 1975, and who had attained age 51 on or before December 31, 1975, shall not be less than 1.3% of the Member's Earnings in each calendar year during his Years of Benefit Service up to $7,800 plus 2% of such Earnings in excess of $7,800.

          (ii) Past Service Benefit - With respect to any Member who was a participant of the Plan on December 31, 1975, an amount equal to the annual normal retirement benefit accrued up to and including December 31, 1975, to such Member under the Plan in respect of service prior to January 1, 1976, with such retirement benefit being computed in accordance with the provisions of the Plan as in effect on December 31, 1975.

          The annual normal retirement allowance determined prior to any Social Security Benefit offset shall be an amount not less than the greatest annual early retirement allowance which would have been payable to a Member had he retired under Section 4.02 at any time before his Normal Retirement Date, and as such early retirement allowance would have been reduced to commence at such earlier date, but prior to any Social Security Benefit offset; provided, however, that such offset shall in any event be based on the Federal Social Security Act in effect at the earlier of the Member's actual retirement or Normal Retirement Date.

          Except as adjusted in accordance with the election of any optional form of pension under Sections 4.04 and/or 4.05 and unless the Company determines otherwise, the retirement allowance payable to a Member who retires on his Deferred Retirement Date shall be determined in accordance with the provisions of the Plan in effect on his Normal Retirement Date and as if he had retired from active service on his Normal Retirement Date.

4.02 Early Retirement Allowance

     (a) Eligibility - A Member who has not reached his Normal Retirement Date but who has reached the 55th anniversary of his birth and completed ten Years of Vesting Service is eligible to retire on an early retirement allowance on the first day of the calendar month next following termination of employment, which date shall be his Early Retirement Date.

     (b) Special Eligibility - A Member who retires on or after January 1, 1987, who has not reached his Normal Retirement Date but who has reached the 55th anniversary of his birth and completed fifteen Years of Vesting Service, is eligible to retire on a special early retirement allowance on the first day of the calendar month next following termination of employment, which date shall be his Special Early Retirement Date.

     (c) Benefit if Retiring under Section 4.02(a) - Except as hereinafter provided and prior to adjustment in accordance with Section 4.04(a), the early retirement allowance payable upon retirement in accordance with
          Section 4.02(a) shall be a deferred allowance commencing on the Member's Normal Retirement Date and shall be equal to the normal retirement allowance computed in accordance with Section 4.01(b) on the basis of his Average Final Compensation (or Earnings, if applicable) and Years of Benefit Service prior to the time of early retirement.

          The Member may, however, elect to receive an early retirement allowance commencing with his Early Retirement Date or the date specified in his later request therefor in a reduced amount which shall be equal to such deferred allowance prior to the reduction to be made to the Current Service Benefit on account of the Social Security Benefit, if applicable, reduced by 1/4 of 1 percent per month for each month by which the commencement date of his retirement allowance precedes his Normal Retirement Date.

          The reduction to be made on account of the Social Security Benefit shall be determined on the assumption that the Member had no earnings after his Early Retirement Date and, if retirement allowance payments commence prior to the Member's Normal Retirement Date, shall not be made until such time as the Member is or would upon proper application first be entitled to receive said Social Security Benefit.

     (d) Benefit if Retiring under Section 4.02(b) - Except as hereinafter provided and prior to adjustment in accordance with Section 4.04(a), the special early retirement allowance shall be an immediate allowance commencing on the Member's Special Early Retirement Date and shall be equal to the following:

          (i) In the case of a Member whose Special Early Retirement Date occurs at or after age 60 with fifteen Years of Vesting Service, the immediate allowance shall be equal to the normal retirement allowance under Section 4.01(b) earned up to the Member's Special Early Retirement Date (prior to the reduction to be made to the Current Service Benefit on account of the Social Security Benefit, if applicable), computed on the basis of his Average Final Compensation (or Earnings, if applicable) and Years of Benefit Service at Special Early Retirement Date; or

          (ii) In the case of a Member whose Special Early Retirement Date occurs at or after age 55 but prior to age 60 with fifteen Years of Vesting Service, the special early retirement allowance shall be a deferred allowance commencing on the first day of the calendar month coincident with or next the 60th anniversary of his birth and shall be following equal to the normal retirement allowance under
               Section 4.01(b) earned up to the Member's Special Early Retirement Date (prior to the reduction to be made to the Current Service Benefit on account of the Social Security Benefit, if applicable), computed on the basis of his Average Final Compensation (or Earnings, if applicable) and Years of Benefit Service at Special Early Retirement Date. The Member, may, however, elect to receive a special early retirement allowance commencing with his Special Early Retirement Date or the date specified in his later request therefore in a reduced amount which shall be equal to such deferred allowance reduced by 5/12 of 1 percent for each month by which the commencement date of his retirement allowance precedes the first day of the calendar month coincident with or next following the 60th anniversary of his birth.

          A Member may elect to defer commencement of his special early retirement allowance to any date after the first day of the calendar month coincident with or next following the 60th anniversary of his birth, up to an including his Normal Retirement Date. If the Member elects to defer commencement of his special early retirement allowance, the amount of such retirement allowance shall not be increased to reflect such later commencement date.

          The reduction to be made on account of the Social Security Benefit, if applicable, shall be determined on the assumption that the Member has no earnings after his Special Early Retirement Date and, if retirement allowance payments commence prior to the Member's Normal Retirement Date, shall not be made until such time as the Member is or would upon proper application first be entitled to receive said Social Security benefit.

4.03 Vested Benefit

     (a) Eligibility - On or after December 31, 1986, a Member who has not reached his Normal Retirement Date shall be entitled to a vested benefit if his services are terminated for reasons other than death or early retirement after he has completed five Years of Vesting
          Service.

     (b) Benefit - Prior to adjustment in accordance with Section 4.04(a), the vested benefit payable to a Member who terminates employment shall be a deferred benefit commencing on the former Member's Normal Retirement Date and shall be equal to the normal retirement allowance computed in accordance with section 4.01(b) on the basis of his Average Final Compensation (or Earnings, if applicable) and Years of Benefit Service at date of termination, with the Social Security Benefit determined on the assumption that he continued in service to his Normal Retirement Date at his rate of Compensation in effect as of his date of termination. If a former Member had completed at least 10 Years of Vesting Service on the date he terminated service, he may elect to receive a benefit commencing on the first day of the calendar month next following the 55th anniversary of his birth or a later date specified in his request therefor, after receipt by the Administrative Committee of written application therefor made by the former Member and filed with the Administrative Committee. Upon such earlier payment, the vested benefit will be reduced by 1/180th for each month up to 60 by which the commencement date of such payments precedes the former Member's Normal Retirement Date and further reduced by 1/360th for each such month in excess of 60.

4.04 Optional Forms of Benefit after Retirement

     (a) (i) Automatic Joint and Survivor Option applicable to Current Service Benefit - Unless the Member or the former Member elects otherwise, the retirement allowance attributable to Section 4.01(b)(i) payable to a Member who retires under Section 4.01 or
               Section 4.02, or the vested benefit attributable to
               Section 4.01(b)(i) payable to a former Member whose service is terminated under Section 4.03, shall be equal to the retirement allowance or vested benefit attributable to Section 4.01(b)(i), computed in accordance with Section 4.01, 4.02, or 4.03, as the case may be, and multiplied by the appropriate factor contained in Table 1 of Appendix A; such retirement allowance or vested benefit shall be payable during the retired Member's or former Member's life with the provision that after his death a benefit at one-half the rate of the reduced retirement allowance or vested benefit payable to the retired Member or former Member shall automatically be paid during the life of, and to, his spouse, if any; provided, however, in the case of a Member who retires on his Deferred Retirement Date, the appropriate factor shall be determined as of his Normal Retirement Date. It shall also be provided hereunder that the spouse shall have been married to the Member on his retirement date or married to the former Member on the date on which benefit payments to the former Member commence; and provided further that the spouse of a former Member shall not be entitled to receive a benefit (other than provided in Section 4.05) unless the Member or former Member's death occurs after the first day of the month in which his first benefit payment is due or, in the case of a former Member whose vested benefit has not commenced, unless his death occurs after his Normal Retirement Date. In the case of a Member who retires on his Normal Retirement Date or Deferred Retirement Date and who dies before his retirement allowance commences, his spouse shall be entitled to receive a benefit after his death as provided in Section 4.05(d).

               If the former Member who is entitled to a vested benefit under Section 4.03 does not wish to provide a benefit to his spouse after his death as provided above, he shall make an election, in accordance with the provisions of Section 4.04(e), to provide that the vested benefit attributable to Section 4.01(b)(i) payable to him under Section 4.03 shall be in the form of a lifetime benefit payable during his own lifetime with no further benefit payable after his death. If a retired Member who is entitled to a retirement allowance under Section
               4.01 or Section 4.02 does not wish to provide a benefit to his spouse after his death as provided above, he shall make an election, in accordance with the provisions of Section 4.04(e), to provide that the retirement allowance payable to him attributable to Section 4.01(b)(i) under Section 4.01 or Section
               4.02 shall be in the form of a lifetime benefit payable during his own lifetime with no further benefit payable after his death unless he makes an election in accordance with Section 4.04(b), Section 4.04(c) or Section 4.04(d) of the Plan.

          (ii) Automatic joint and survivor benefit applicable to Past Service Benefit - Unless the Member or the former Member elects otherwise in accordance with the provisions of Section 4.04(e), the retirement allowance attributable to Section 4.01(b)(ii) payable to a Member who retires under Section 4.01 or Section 4.02, or the vested benefit attributable to Section 4.01(b) (ii) payable to a former Member under Section 4.03, shall be computed in accordance with Section 4.01, 4.02 or 4.03, as the case may be, and shall be payable during the retired Member's or former Member's life with the provision that after his death a benefit at one-half the rate of such retirement allowance or vested benefit payable to the retired Member or former Member shall automatically be paid during the life of, and to, his spouse; provided, however, that the spouse shall have been married to the Member or former Member on the date on which benefit payments to the retired Member or former Member commence; and provided further that the spouse shall not be entitled to receive a benefit unless the former Member's death occurs after the first day of the month in which his first benefit payment is due or, in the case of a former Member whose vested benefit has not commenced, unless his death occurs after his Normal Retirement Date.

               Not more than 90 days before the date of commencement of his benefit, the Administrative Committee shall notify each married Member or married former Member of the general terms and conditions of the Automatic Joint & Survivor Option as described above and the financial effect of an election to receive, in place thereof, a lifetime benefit payable to him during his own lifetime with no further benefit payable after his death. If, prior to the date of commencement of his benefit, a married Member or married former Member exercises his right to file a written request with the Administrative Committee for detailed information as to (i) the amount of his retirement allowance or vested benefit payable on an Automatic Joint & Survivor Option basis and (ii) the amount payable on a lifetime basis, then the period during which he may elect to receive his retirement allowance or vested benefit on a lifetime basis shall be extended, if necessary, to include the 60 days following receipt by the Member or former Member of such information.

               A married Member entitled to, but not in receipt of, a vested benefit as of August 23, 1984 who terminated service prior to January 1, 1976 shall have his vested benefit payable in the form of the Automatic Joint and Survivor Option as described in
               Section 4.04(a)(ii) above, unless he elects otherwise in accordance with the provisions of
               Section 4.04(e) prior to the date as of which his vested benefit commences.

          If a Member is not married on the date his benefit payments commence, his retirement allowance or vested benefit shall be in the form of a lifetime benefit payable during his own lifetime with no further benefit payable after his death unless the Member is eligible for and makes an election in accordance with Section 4.04(c) or Section 4.04(d) of the Plan.

     (b) Spouse's Contingent Annuitant Option - Any Member who retires from active service under Section 4.01 or Section
          4.02 and who elects not to receive the optional form of benefit under Section 4.04(a)(i) may elect to convert the retirement allowance attributable to Section 4.01(b)(i), prior to any optional modification under said Section 4.04(a)(i), into one of the following alternative benefits payable to him and his surviving spouse, provided the Member and his spouse are married at the time such election is made. It is provided that:

          (i) the retirement allowance attributable to Section 4.01(b)(i) payable to the Member and his spouse under Option I below shall not be less than the retirement allowance that would have been payable without optional modification at retirement under
               Section 4.01 or Section 4.02 multiplied by the appropriate factor contained in Table 3 of Appendix A, and

          (ii) the retirement allowance attributable to Section 4.01(b)(i) payable to the Member and his spouse under Option II below shall not be less than the retirement allowance that would have been payable if the Member had elected Option 1 under Section 4.04(c).

               Option I - In order to provide a lifetime benefit to his surviving spouse equal to 50% of the retirement allowance attributable to Section 4.01(b)(i) without optional modification otherwise payable to the Member at retirement under Section
               4.01 or Section 4.02, the Member shall elect to receive a reduced retirement allowance payable during his own lifetime equal to 90% of the retirement allowance attributable to Section 4.01(b)(i), without optional modification, otherwise payable to him under said Section.

               If the spouse is more than five years older than the Member, the reduced retirement allowance payable to the Member shall be increased for each such additional year in excess of five years, but for not more than 20 years, by one-half of 1%. of the retirement allowance payable to the Member prior to optional modification. If the spouse is more than five years younger than the Member, the reduced retirement allowance payable to the Member shall be further reduced for each such additional year in excess of five years by one-half of 1% of the retirement allowance payable to the Member prior to optional modification.

               Option II - In order to provide a lifetime benefit to his surviving spouse equal to the Member's retirement allowance as herein reduced, the Member shall elect to receive a reduced retirement allowance payable during his own lifetime equal to 80% of the retirement allowance attributable to
               Section 4.01(b)(i) and payable to him at retirement under Section 4.01 or Section 4.02.

               If the spouse is more than five years older than the Member, the reduced retirement allowance payable to the Member shall be increased for each such additional year in excess of five years, but for not more than 20 years, by 1% of the retirement allowance payable to the Member prior to optional modification. If the spouse is more than five years younger than the Member, the reduced retirement allowance payable to the Member shall be further reduced for each such additional year in excess of five years by 1% of the retirement allowance payable to the Member prior to optional modification.

     (c) Standard Contingent Annuity Option - Any Member who retires from active service under Section 4.01 or Section
          4.02 and who was not eligible for or elected not to receive the optional form of benefit under Section 4.04(a) may elect, in accordance with the provisions of
          Section 4.04(e), to convert the retirement allowance attributable to Section 4.01(b)(i) and/or Section 4.01(b)(ii) otherwise payable to him under Section 4.01 or Section 4.02 into one of the following alternative options. If the contingent annuitant selected is other than the Member's spouse, the reduced retirement allowance payable to the Member shall in no event be less than 50% of the retirement allowance which would otherwise be payable to the Member prior to optional modification. The optional benefit elected shall be the retirement allowance without optional modification otherwise payable to the Member under Section 4.01 or
          Section 4.02, multiplied by the appropriate factor contained in Appendix A.

          Option 1 - A reduced retirement allowance payable during the 4 Member's life, with the provision that after his death it shall be paid during the life of, and to, the contingent annuitant designated by him; or

          Option 2 - A reduced retirement allowance payable during the Member's life with the provision that after his death an allowance at one-half (or any other percentage approved by the Administrative Committee) of the rate of his reduced allowance shall be paid during the life of, and to, the contingent annuitant designated by him.

          Option 3 - A reduced retirement allowance payable during the member's life with the provision that if he should die prior to receiving 120 monthly benefit payments, the balance of such payments shall be paid to the beneficiary designated by him, or to his legal representative if there is no surviving designated beneficiary. Option 3 may not be elected if the payment period would extend beyond the combined life expectancy of the Member and his beneficiary.

     (d)  Any election made under Section 4.04(a), Section 4.04(b),
          Section 4.04(c), or Section 4.04(d) shall be made on a form approved by the Administrative Committee. Any such election shall become effective 30 days before the due date of the first payment of the retirement allowance or vested benefit provided the appropriate form is filed with and received by the Administrative Committee not less than 30 days before said due date. In the case of a Member retired early under Section 4.02 of the Plan with the payment of the early retirement allowance deferred to commence at a date later than his Early Retirement Date, the survivor's benefits applicable before retirement under Section 4.05 of the Plan shall apply for the period between his Early Retirement Date and the effective date of any election of an optional form of benefit under Section 4.04. The provisions of this Section 4.04(e) shall be administered to accommodate such an early retired Member under rules uniformly applicable to all Members similarly situated.

          A married Member's or a married former Member's election made on or after January 1, 1985 of a life only form of payment under Section 4.04(a), or any form of payment under Section 4.04(c) or Section 4.04(d) which does not provide for monthly payments to his spouse for life after the Member's or former Member's death in an amount equal to at least 50% but not more than 100% of the monthly amount payable under that form of payment to the Member or former Member, shall be effective only if (i) it is made within 90 days of benefit commencement, and (ii) his spouse's consent to the election has been received by the Administrative Committee. The spouse's consent shall be witnessed by a notary public or in accordance with uniform rules of the Administrative Committee, by a Plan representative and shall acknowledge the effect on the spouse of the Member's or former Member's election of such form of payment.

          The requirement for spouse's consent may be waived by the Administrative Committee in accordance with applicable law.

          Any election made under Section 4.04(a), Section 4.04(b),
          Section 4.04(c) or Section 4.04(d), after having been filed, may be revoked or changed by the Member only by written notice received by the Administrative Committee before the election becomes effective; provided, however, that a married Member may revoke or make n election under
          Section 4.04(a) any time prior to the date his retirement allowance or vested benefit commences. If, however, the Member or the spouse or the contingent annuitant or the beneficiary designated in the election dies before the election has become effective, the election shall thereby be revoked.

          The benefit payable in accordance with Section 4.04(a),
          Section 4.04(b), Section 4.04(c) or Section 4.04(d) to the designated spouse or contingent annuitant or beneficiary of a Member or former Member in receipt of a retirement allowance whose death occurs prior to the age at which the Member or former Member is, upon-proper application, first entitled to receive his Social Security Benefit, if applicable, shall be based upon the appropriately reduced retirement allowance which is or would be payable to the Member or former Member after he attained such age.

4.05 Optional Forms of Benefit Before Retirement

     The term Beneficiary for purposes of this Section 4.05 shall mean any person designated by the Member to receive benefits payable under this Section; provided, however, that, for any married Member who is first eligible for or continues to be eligible for the coverage provided under this Section 4.05 on and after August 23, 1984, the term "Beneficiary" shall automatically mean the Member's spouse and any prior designation to the contrary will be cancelled, unless the Member designates otherwise. An election on or after January 1, 1985 of a non-spouse Beneficiary by a married Member shall be effective only if the Member's spouse consents to such designation and such consent has been received by the Administrative Committee. The spouse's written consent shall be witnessed by a notary public or, in accordance with uniform rules of the Administrative Committee, by a Plan representative and shall acknowledge the effect on the spouse of the Member's Beneficiary designation. This requirement for spouse's consent may be waived by the Administrative Committee in accordance with applicable law. If the Member dies without an effective designation of Beneficiary, the Member's Beneficiary for purposes of this Section 4.05 shall automatically be the Member's spouse, if any. The Administrative Committee shall resolve any questions arising hereunder as to the meaning of Beneficiary on a basis uniformly applicable to all Members similarly situated.

     (a) Death in Service Benefit applicable to Past Service Benefit - In the event of the death prior to the date payments commence of a Member who was a participant of the Plan on December 31, 1975, his spouse to whom he was married not less than one year prior to his date of death shall be entitled to receive a benefit equal to one-half of the Member's retirement allowance attributable to
          Section 4.01(b)(ii), commencing on what would have been the Member's Normal Retirement Date, or commencing on the first day of the month following the death of the Member, if later, and continuing during the life of such spouse; provided, however, that if a Member dies prior to his Normal Retirement Date, his spouse can elect, by written application filed with the Administrative Committee, to have such payments begin as of the first day of any month following the Member's date of death and prior to what would have been the Member's Normal Retirement Date.

     (b) Death in Service Option applicable to Current Service Benefit for Members eligible for Vested Benefits - On and after December 31 1986, the spouse of a Member shall be eligible for a benefit payable to, and for the lifetime of, such spouse if the Member should die:

          (i) while in active service after completing five Years of Vesting Service but prior to becoming eligible for early retirement in accordance with Section 4.02(a), provided that the Member had not, by timely written notice to the Pension Administrative Committee and with his spouse's written consent, elected to waive such benefit, or

          (ii) after termination of employment on or after August 23, 1984 with entitlement to a vested benefit attributable to Section 4.01(b)(i), but prior to the earlier of the date such benefit commences or his Normal Retirement Date, provided that the Member had not, by timely written notice to Pension Administrative Committee and with his spouse's written consent, elected to waive such benefit.

          The benefit payable to the spouse under this paragraph
          (b) shall begin as of the month in which the Member's Normal Retirement Date would have occurred. However, in the case of the death of any eligible Member,who had completed 10 Years of Vesting Service prior to attaining his Normal Retirement Date, the spouse may elect to begin receiving payments as of any month following the month in which the Member's 55th birthday would have occurred (or following the month in which his date of death occurred, if later) and prior to what would have been his Normal Retirement Date.

          Prior to its reduction set forth below, if applicable, the benefit payable to the spouse covered under this
          Section 4.05(b) shall be equal to the amount of benefit the spouse would have received if the vested benefit attributable to Section 4.01 (b)(i) to which the Member was entitled at his date of death had commenced as of the month in which his Normal Retirement Date would have occurred in accordance with Section 4.04(a)(i), and the Member had died immediately thereafter. However, if the spouse elects early commencement, the amount of benefit payable to the spouse shall be based on the amount of vested benefit to which the Member would have been entitled if he had requested benefit commencement at that earlier date, reduced in accordance with Section 4.03(b).

          The retirement allowance attributable to Section 4.01(b)(i) payable to a Member whose spouse is covered under Section 4.05(b)(ii) or, if applicable, the benefit payable under Section 4.05(b)(ii) to his spouse upon his death, shall be equal to the vested benefit to which he would otherwise be entitled, reduced by the applicable percentages shown below for the period, or periods, that coverage under Section 4.05(b)(ii) was in effect:

          Annual Reduction for Spouse's Coverage
          After Termination of
          Employment Other Than Retirement


            Age                    Reduction

            60 and over            1% per year
            55 - 59                5/10 of 1% per year
            50 - 54                3/10 of 1% per year
            40 - 49                2/10 of 1% per year
            Prior to 40            1/10 of 1% per year

          Such annual reduction shall be prorated to include months in which coverage was in effect for at least one day. Under rules uniformly applicable to all Employees similarly situated, the reduction will be waived until the Employee is given a reasonable period of time to waive such coverage and thereby avoid the charge.

          Coverage under Section 4.05(b)(i) shall become effective on the later of the date a Member completes the eligibility requirement for a vested benefit or the date the Member marries. Coverage under Section 4.05(b)(ii) shall become effective on the later of the date a Member terminates employment on or after August 23, 1984 under
          Section 4.03(a) or the date the Member marries. Except in the event of a waiver or revocation as described in paragraph (f) of this Section 4.05, coverage under this
          Section 4.05(b) shall cease on the earlier of (i) the date the Member meets the eligibility requirements of
          Section 4.05(c), (ii) the date such Member's marriage is legally dissolved by a divorce decree, or (iii) the date such Member's spouse dies. If the Member or his spouse dies prior to the time such coverage becomes effective, no benefit shall be payable.

     (c)  Death in Service Option applicable to Current Service
          Benefit for Members Eligible for Early Retirement -

          (i) The Beneficiary of a Member who has reached the 55th anniversary of his birth and completed 10 Years of Vesting Service shall automatically receive a retirement allowance in the event said Member should die after the effective date of coverage hereunder and before his Early, Special Early or Normal Retirement Date. In the case of a Member retired early under Section 4.02 of the Plan with the payment of the early or special early retirement allowance deferred to commence at a date later than his Early or Special Early Retirement Date, the provisions of this Section 4.05(c) shall also apply to the period between his Early or Special Early Retirement Date and the effective date of any election of an optional form of benefit under
               Section 4.04 of the Plan, provided the Member does not waive coverage under this Section 4.05(c).

               The benefit payable to the Beneficiary shall be equal to one-half of the amount of the Member's retirement allowance under Section 4.01(b)(i) accrued to the date of his death which would have been payable if the Member had retired on his Normal Retirement Date, computed pursuant to and effective election of Option 1 under Section 4.04(c) with his Beneficiary nominated as his contingent annuitant, reduced by one-half of 1% per year for each year between the date on which coverage hereunder became effective and the date of his death.
               Notwithstanding anything to the contrary herein contained, if the Beneficiary is the Member's Spouse, the benefit payable to such spouse under this Section 4.05(c)(i) shall not be less than the benefit said spouse would have received under
               Section 4.04(a) had the Member been retired on the first day of the month following the month in which he dies. Coverage hereunder shall be effective on the earlier of (1) the date the Member elected coverage under the provisions of the Plan as in effect prior to August 23, 1984, or (2) August 23, 1984 or, if later, the date the Member first meets the eligibility requirements described in this
               Section 4.05(c). In the case of a married Member, coverage under Section 4.05(b) shall cease on the date coverage under this Section 4.05(c) is effective, as set forth in the preceding sentence.

          (ii) 1% Election - In lieu of the benefit described in subparagraph (i) above, an eligible Member may elect to reduce the retirement allowance attributable to
               Section 4.01(b)(i), otherwise payable to him under
               Section 4.01 or Section 4.02, by 1% per year to provide a benefit payable to his Beneficiary upon his death (1) in active service, or (2) during the period between his Early Retirement Date and the effective date of any election of an optional form of benefit under Section 4.04. This benefit shall be equal to the amount of the Member's retirement allowance under Section 4.01(b)(i) accrued to the date of his death which would have been payable if the Member had retired on his Normal Retirement Date, computed pursuant to an effective election of Option 1 under Section 4.04(c) with his Beneficiary nominated as his contingent annuitant, reduced by 1% per year for each year between the date on which the election became effective and the date of his death. If the Member does not make this election until after he is first eligible to do so, it shall become effective one year after the first day of the calendar month coincident with or next following the date the notice is received by the Administrative Committee or on the date specified on such notice, if later. In the case of a married Member, coverage under Section 4.05(b) shall cease on the date coverage under this Section 4.05(c) is effective, as set forth in the preceding sentence.

               The benefit payable under this Section 4.05(c)(i) or (ii) shall be payable for the life of the Beneficiary commencing on what would have been the Member's Normal Retirement Date; provided, however, that the Beneficiary of the Member may elect, by written application filed with the Administrative Committee, to have such payments begin as of the first day of any month following the Member's date of death and prior to what would have been the Member's Normal Retirement Date. If the Beneficiary elects to commence payment of the death benefit prior to what would have been the Member's Normal Retirement Date. If the Beneficiary elects to commence payment of the death benefit prior to what would have been the Member's Normal Retirement Date, the amount of such benefit shall be reduced to reflect such early commencement in accordance with the provisions of Section 4.02(c) or (d), whichever is applicable.

     (d)  Death in service option after Normal Retirement Date -

          (i) Automatic Spouse's Benefit - If a married Member reaches his Normal Retirement Date and does not retire from active service and if he should die after his Normal Retirement Date and before his Deferred Retirement Date, a benefit shall automatically be paid during the life of, and to, his spouse, if any.

               The benefit payable to the spouse shall be equal to one-half of the amount of the Member's normal retirement allowance accrued to his Normal Retirement Date, adjusted with respect to the benefit determined under Section 4.01(b)(i) as if the Member had elected Option 1 under Section 4.04(c) with his spouse as the contingent annuitant thereunder and as if the spouse had been the age she would have been on the 65th anniversary of the Member's birth. Notwithstanding anything to the contrary herein contained, the benefit payable to such spouse shall not be less than the benefit said spouse would have received under Section 4.04(a) had the Member been retired on his Normal Retirement Date.

               If a married Member does not wish to provide a benefit under this Section 4.05(d)(i) with respect to the benefit determined under Section 4.01(b)(i) payable to his spouse in the event of his death in active service before his Deferred Retirement Date, he shall make an election to waive such coverage. For such an election by a married Member to be effective, the Administrative Committee must have received a written consent to such election by the Member's spouse. This spouse's written consent shall be witnessed by a notary public or, in accordance with uniform rules of the Administrative Committee, by a Plan representative and shall acknowledge the effect on the spouse of such election. This requirement for spouse's consent may be waived by the Administrative Committee in accordance with applicable law.

          (ii) Other Options Available - If a Member reaches his Normal Retirement Date and does not retire from active service, such Member shall make an election indicating whether or not he wishes to provide that, if he should die after his Normal Retirement Date and before his Deferred Retirement Date, a benefit shall be paid during the life of, and to, any person designated by him. No married Member shall make an election under one of the following optional forms of benefits unless he has elected not to receive the benefit under Section 4.05(d)(i).

               No Death Protection - If a Member does not wish to provide a benefit payable to anyone with respect to the benefit determined under Section 4.01(b)(i) in the event of his death before Deferred Retirement Date, he shall so elect. In such event, no further benefit shall be payable to anyone after his death prior to his Deferred Retirement Date with respect to the benefit determined under Section 4.01(b)(i).

          100% Election - The Member may elect to reduce the normal retirement allowance to which he would otherwise be entitled at his Deferred Retirement Date under Section 4.01(b)(i) by one-half of 1% per year for each year between his Normal Retirement Date and the earliest of the Member's Deferred Retirement Date, the date the designated person dies, the date the Member dies, or the date the election is revoked as provided in Section 4.05(d). The benefit payable to the designated Beneficiary shall be equal to (1) the amount of the Member's normal retirement allowance accrued to his Normal Retirement Date, (2) reduced by one-half of 1% per year for each year between his Normal Retirement Date and the date of his death, and (3) further adjusted as if the Member had elected Option 1 under Section 4.04(c) at Normal Retirement Date with the designated person nominated as his contingent annuitant thereunder and as if the designated person had been the age he would have been on the 65th anniversary of the Member's birth.

          Post-65 Standard Contingent Annuity Option Election -
          The Member may elect to provide that, if he should die after his Normal Retirement Date and before his Deferred Retirement Date, a benefit shall be payable during the life of, and to, the Beneficiary designated by him. The benefit payable to the designated Beneficiary shall be equal to (1) one-half of the amount of the Member's normal retirement allowance accrued to his Normal Retirement Date, but adjusted as if the Member had elected Option 1 under Section 4.04(c) with the designated person nominated as his contingent annuitant thereunder and as if the designated person had been the age he would have been on the 65th anniversary of the Member's birth. Notwithstanding anything to the contrary herein contained, if the designated Beneficiary is the member's spouse, the benefit payable to such spouse under this election shall not be less than the benefit said spouse would have received under Section 4.04(a) had the Member been retired on his Normal Retirement Date.

          If a retired Member or a former Member is re-employed at or after his Normal Retirement Date, his rights with respect to the election of an optional form of benefit under the Plan shall be determined in accordance with
          Section 4.09(b).

     (e) Election of coverage by former Members who terminated employment on or after January 1, 1976 and prior to August 23, 1984. Notwithstanding the provisions of
          Section 4.05(b), a former Member whose employment terminated on or after January 1, 1976 and prior to August 23, 1984, who is married and entitled to a vested benefit pursuant to the provisions of Section 4.03 but who is not yet in receipt thereof, may elect, prior to the commencement of such vested benefit, to have the provisions of Section 4.05(b) apply to him. Such coverage shall become effective on the first of the month coincident with or following the date the completed election form is received by the Administrative Committee.

     (f) Election Procedure - Any election made under Section 4.05 shall be made on a form approved by the Administrative Committee. The Administrative Committee shall furnish to each married Member a written explanation in nontechnical language which describes (i) the terms and conditions of the benefit payable to a Member's spouse under Section 4.05(b), (c) or (d), (ii) the Member's right to make, and the effect of, an election to waive the such benefit, (ii) the rights of the Member's spouse, and (iv) the right to make, and the effect of, a revocation of such a waiver. Such written explanation shall be furnished (i) in the case of a Member in active service, within the three-year period immediately preceding the first day of the Plan Year in which the Member would first complete the eligibility requirements for an early or normal retirement allowance, and (ii) in the case of a Member who terminates employment with entitlement to a vested benefit prior to age 35, as soon as practicable within the 12-month period beginning on his date of termination.

          An election to waive the spouse's benefit payable under
          Section 4.05(b), (c) or (d), or any revocation of that election, may be made at any time during the period which begins on the first day of the Plan Year in which the Member would first complete the eligibility requirements for an early or normal retirement allowance, and ends on the date payment of the Member's retirement allowance or vested benefit commences. However, in the case of a Member who has terminated employment, the period during which he may make an election to waive this spouse's benefit coverage with respect to his benefit accrued before his termination of employment shall begin not later than the date his employment terminates. An election to waive this spouse's benefit coverage or any revocation of that election shall be made on a form provided by the Pension Administrative Committee, and any such waiver of coverage shall require the written consent of the spouse, duly witnessed by a notary public, unless the spouse's consent is waived by the Pension Administrative Committee in accordance with applicable law. The election or revocation shall be effective when the completed form is filed with the Pension Administrative Committee.

          Any other election made under Section 4.05(c) or (d) may be changed or revoked either before or after it becomes effective. If the designated Beneficiary dies after the effective date of the election, the election is thereby cancelled and there shall be no further reduction to the Member's retirement allowance for the period between the date of the designated Beneficiary's death and the Member's retirement date unless the Member makes a new election in accordance with this Section. Such Member is entitled to make a new election within 60 days following the designated Beneficiary's death or a subsequent marriage. Such new election will become effective on the first day of the calendar month coincident with or next following the date the notice is received by the Administrative Committee. If the Member does not make a new election within said 60 days, any subsequent election shall become effective one year after the first day of the calendar month coincident with or next following the date the notice is received by the Administrative Committee or on the date specified in such notice, if later.

          If the person designated in an election under Section 4.05(c) or (d) is the Member's spouse and if the Member's marriage to said spouse is legally dissolved by a divorce decree, the election shall be automatically revoked as of the effective date of the divorce decree. Such Member is entitled to make a new election within 60 days following the effective date of the divorce decree or a subsequent marriage. Such new election shall become effective on the first day of the calendar month coincident with or next following the date the notice is received by the Administrative Committee. If the Member does not make a new election within said 60 days, any subsequent election shall become effective one year after the first day of the calendar month coincident with or next following the date the notice is received by the Administrative Committee or on the date specified in such notice, if later.

          If the Member dies prior to the time the election becomes effective, the election shall be revoked.

4.06 Maximum Benefits

     (a) The maximum annual normal, early retirement allowance, death in service benefit, or vested benefit attributable to Company contributions, payable after adjustment for any optional elections under Section 4.05(b), or Options 1 or 2 of Section 4.05(c), provided the Member's spouse is the designated contingent annuitant, when added to any retirement allowance attributable to contributions of the Company or an Affiliate provided to a Member under any other qualified defined benefit plan, shall be equal to the lesser of:

          (i) $90,000 adjusted in accordance with regulations issued under Section 415 of the Internal Revenue Code by the Secretary of the Treasury or his delegate; provided, however, that each year in which such an adjustment is made, it shall not become effective prior to January 1 of such year, or

          (ii) the Member's average annual remuneration during the three consecutive Years of Benefit Service affording the highest such average, or during all of Years of Benefit Service if less than three years; provided that if the Member has not completed 10 Years of Benefit Service, such maximum annual retirement allowance or vested benefit shall be reduced by the ratio which the number of Years of Benefit Service bears to 10.

     (b) If the benefit begins before the Member's social security retirement age (as defined in Section 415(b) of the Code), the $90,000 limitation set forth in this Section shall be reduced:

          (i) for the period between the Member's attainment of age 62 and the Member's social security retirement age, in a manner that is consistent with the reduction for old-age social security benefits commencing before such Member's social security retirement age;

          (ii) for the period before the month in which the Member attains age 62, actuarially in accordance with the an interest rate assumption which is the greater of 5% or the interest rate used in Appendix A and the mortality assumption used in Appendix A.

          In the case of a Member whose benefits hereunder commence after his attainment of social security retirement age, the $90,000 limitation in this Section shall be increased so that it is equivalent of such a benefit commencing at the Member's social security retirement age, using the interest rate assumption of the lesser of 5% or the interest rate used in Appendix A and the mortality assumption used in Appendix A.

     (c) In the case of a Member who is participating in The Scotts Company Profit Sharing and Savings Plan or any other defined contribution plan of an Affiliate, the maximum benefit limitation shall not exceed the adjusted limitation computed as follows:

          (i) Determine the "defined contribution fraction" as set forth in sub-paragraph (i) of the following paragraph (d).

          (ii) Subtract the result of (i) from one (1.0) with the result not to be less than zero.

          (iii) Multiply the dollar amount in Section 4.06(a)(i) by 1.25.

          (iv)   Multiply the amount described in Section
                 4.06(a)(ii) by 1.4.

          (v) Multiply the lesser of the result of (iii) or the result of (iv) by the result of (ii) to determine the adjusted maximum benefit limitation applicable to the Member.

     (d)  For purposes of this Section 4.06(d)

          (i) The "defined contribution fraction" for a Member who is participating in The Scotts Company Profit Sharing and Savings Plan or any other defined contribution plans of an Affiliate shall be a fraction the numerator of which is the sum of the following:

                 (A) Affiliates' contributions credited to the Member's accounts under any defined contribution plan or plans, including the amount of any contribution made on a Member's behalf on a salary reduction basis under any such plan qualified under Section 401(k) of the Code.

                 (B) the Member's contributions to such plan or plans, and

                 (C) any forfeitures allocated to his accounts under such plan or plans, but reduced by any amount permitted by regulations promulgated by the Commissioner of Internal Revenue; and the denominator of which is the lesser of the following amounts determined for each of the Member's Years of Vesting Service:

                 (D) 1.25 multiplied by the maximum dollar amount allowed by law for that year; or

                 (E)  1.4 multiplied by 25% of the Member's
                      remuneration for that year. At the direction of the Administrative Committee, the portion of the denominator of that fraction with respect to calendar years before 1983 shall be computed as the denominator for 1982, as determined under the law as then in effect, multiplied by a fraction the numerator of which is the lesser of:

                 (F)  $51,875, or

                 (G)  1.4 multiplied by 25% of the Member's
                      remuneration for 1981, and the denominator of which is the lesser of:

                 (H)  $41,500, or

                 (I)  25% of the Member's remuneration for 1981;

          (ii) a "defined contribution plan" means a qualified pension plan which provides for an individual account for each participant and for benefits based solely upon the amount contributed to the participant's account, and any income, expenses, gains and losses, and any forfeitures of accounts of other participants which may be allocated to that participant's accounts, subject to (iii) below;

          (iii) a "defined benefit plan" means any qualified pension plan which is not a defined contribution plan; however in the case of a defined benefit plan which provides a benefit which is based partly on the balance of the separate account of a participant, that plan shall be treated as a defined contribution plan to the extent benefits are based on the separate account of a participant and as a defined benefit plan with respect to the remaining portion of the benefits under the plan; and

          (iv)   the term "remuneration" for purposes of this
                 Section 4.06 with respect to any Member shall mean the wages, salaries and other amounts paid to such Member by the Company for personal services actually rendered, determined after any reduction for contributions made on his behalf on a salary reduction basis under any plan qualified under
                 Section 401(k) of the Internal Revenue Code, and shall include, without being limited to, bonuses, overtime payments and commissions; and shall exclude deferred compensation, stock options and other distributions which receive special tax benefits under the Internal Revenue Code.

     (e) Notwithstanding the preceding paragraphs of this Section, in no event shall a Member's annual retirement allowance or vested benefit payable under this Plan be less than the allowance or benefit which the Member had accrued under the Plan as of the end of the plan year beginning in 1982; provided, however, that in determining that benefit no changes in the terms and conditions of the Plan on or after July 1, 1982 shall be taken into account.

4.07 No Duplication

     There shall be deducted from any retirement allowance or vested benefit payable under this Plan the part of any pension or comparable benefit, including any lump sum payment, provided by employer contributions which the Company, or an Affiliate is obligated to pay or has paid to or under any pension plan or other agreement (except for any pension plan or other agreement which provides for the payment of that portion of any benefits accrued under the Plan but not payable from the Plan on account of Section 4.06) with respect to any service which is included in Years of Benefit Service for purposes of computation of benefits under this Plan.

4.08 Payment of Benefits

     Unless otherwise provided under an optional benefit elected pursuant to Section 4.04 or under the survivor's benefits available under Section 4.05, all retirement allowances, vested benefits or other benefits payable under the Plan viII be paid in monthly installments as of the beginning of each month beginning with (i) the month in which a Member has reached his Normal Retirement Date and has retired from active service or (ii) the month in which a Member has reached his Deferred Retirement Date and has retired from active service or (iii) the month in which a Member upon proper application has requested commencement of his vested benefit or early retirement allowance or (iv) the month in which benefits under an optional benefit under Section 4.04 or the survivor's benefits under Section 4.05 become payable; and such monthly installments shall cease with the payment for the month in which the recipient dies. In no event shall a retirement allowance or vested benefit be payable to a Member who continues in or resumes active service with the Company or an Affiliate for any period between his Normal Retirement Date and Deferred Retirement Date, except as provided in Section 4.09(c)(i).

     In any case, upon direction of the Administrative Committee, a lump sum payment equal to the retirement allowance multiplied by the appropriate factor contained in Table 6 or 7 of Appendix A shall be made in lieu of any retirement allowance payable to a Member or his spouse or contingent annuitant, or any vested benefit payable to a former Member or his spouse, if the present value of such allowance or benefit amounts to $3,500 or less. In no event, however, shall that adjustment factor produce a lump sum that is less than the amount determined by using the interest rate assumption for immediate annuities used by the Pension Benefit Guaranty Corporation for valuing benefits for single employer plans that terminate on January 1 of the plan year in which the date of distribution occurs. The lump sum payment may be made at any time on or after the date the Member has termi-nated employment and prior to benefit commencement. Any lump sum distribution shall be paid in accordance with Section 4.11.

     In the event that the Administrative Committee shall find that a person to whom benefits are payable is unable to care for his affairs because of illness or accident or is a minor or has died, then, unless claim shall have been made therefor by a legal representative, duly appointed by a court of competent jurisdiction, the Administrative Committee may direct that any benefit payment due him be paid to his spouse, a child, a parent or other blood relative, or to a person with whom he resides, and any such payment made shall be a complete discharge of the liabilities of the Plan therefor.

     Before any benefit shall be payable to a Member, a former Member, or other person who is or may become entitled to a benefit hereunder, such Member, former Member, or other person shall file with the Administrative Committee such information as it shall require to establish his rights and benefits under the Plan.

     Notwithstanding anything contained in the Plan to the contrary, the Plan retirement allowance or vested benefit of a Member shall commence not later than the April 1 following the calendar year in which he attains age 70-1/2 even if he continues to be a Member after such date.

4.09 Reemployment of Former Member or Retired Member

     (a) Cessation of benefit payments. If a former Member or a retired Member entitled to or in receipt of a vested benefit or retirement allowance is reemployed by the Company or an Affiliate as an Employee, any benefit payments he is receiving shall cease. Notwithstanding the preceding sentence, if a retired Member is reemployed on a part-time basis, his benefit payments shall not be discontinued until he has completed a Year of Eligibility Service, measured from his date of reemployment.

     (b)  Optional forms of retirement allowances

          (i) If the Member is reemployed after his Normal Retirement Date and his benefit payments are discontinued, any previous election of an optional benefit in effect shall continue in effect and, in the event of the Member's death during reemployment, any payments under such effective optional benefit election shall commence.

          (ii) If the Member is reemployed prior to his Normal Retirement Date and his benefit payments are discontinued, any previous election of an optional benefit under Section 4.04 or the survivor's benefits under Section 4.05 shall be revoked and the terms and conditions of subparagraph (iii) of this Section 4.09(b) shall apply.

          (iii) Any Member described in subparagraph (ii) above who is at least age 55 with 10 or more Years of Vesting Service when he is reemployed prior to Normal Retirement Date shall, with respect to the vested benefit or retirement allowance earned prior to his reemployment and with respect to any additional benefits earned during reemployment, be covered by the provisions of Section 4.05(c). Coverage under Section 4.05(c) shall be effective on the first day of the calendar month coincident with or next following the date of his reemploy-ment and any previous election shall remain in effect until such date. If, within 30 days after reemployment, the Member elects coverage under
                 Section 4.05(c)(ii), in lieu of coverage under
                 Section 4.05(c)(i), such coverage shall be effective as of the first day of the calendar month coincident with or next following the date of his reemployment. If the Member does not make an election under Section 4.05(c)(ii) within 30 days after his reemployment prior to Normal Retirement Date or he waives such coverage, any later election shall become effective one year after the first day of the calendar month coincident with or next following the date notice is received by the Administrative Committee or on the date specified in such notice, if later.

                 Any former Member described in subparagraph (ii) above who is less than age 55, but who has completed 10 or more Years of Vesting Service at such reemployment, shall be covered by the provisions of Section 4.05(b) until he attains age 55, and such coverage shall be effective on the first day of the calendar month coincident with or next following the date of his reemploy-ment; any previous election shall remain in effect until such date. Such former Member shall be covered by the provisions of Section 4.05(b) and shall be eligible for coverage under Sec-tion 4.05(c) upon attaining age 55, and such coverage shall be in accordance with the provi-sions of such Sections and shall apply with respect to his vested benefit earned prior to his reemployment, as well as any additional benefits earned during reemployment.

     (c)  Benefit payments at subsequent termination or retirement

          (i) If the Member is reemployed after his Normal Retirement Date and his benefit payments are discontinued pursuant to Section 4.09(a), payment of the same vested benefit or retirement allowance he was receiving or to which he was entitled at reemployment shall be resumed or shall begin at his subsequent termination of employment or retirement occurring not later than his Deferred Retirement Date. However, in accordance with the procedure established by the Administrative Committee on a basis uniformly applicable to all Employees similarly situated, his monthly benefit payments shall be adjusted, if necessary, in compliance with Title 29 of the Code of Federal Regulations Section 2530.203-3, to reflect the amount of the monthly benefits that would have been payable, had he not returned to service, with respect to each month during the reemployment period in which he is not credited with at least eight days of service.

          (ii) If the Member is reemployed prior to his Normal Retirement Date and his benefit payments are discontinued, either immediately or upon comple-tion of one Year of Eligibility Service, the Administrative Committee shall, in accordance with rules uniformly applicable to all persons similarly situated, determine the amount of vested benefit or retirement allowance which shall be payable to such Member upon his subsequent termination of employment or retirement. Such vested benefit or retirement allowance shall not be less than the original amount of vested benefit or retirement allowance previously earned by such Member in accordance with the terms of the Plan in effect during such previous employment plus any additional vested benefit or retirement allowance earned during his period of reemployment, adjusted in accordance with the provisions of
                 Section 4.05(b)(ii), Section 4.05(c) or
                 Section 4.05(d), if applicable. Notwithstanding anything to the contrary contained in this Plan, the vested benefit or retirement allowance for Years of Benefit Service credited prior to the date of reemployment shall not be re-calculated or increased unless and until the Member has completed a Year of Eligibility Service and, in such event, the re-calculated vested benefit or retirement allowance shall be reduced by an amount determined by dividing the sum of any payments previously received by the former Member or retired Member by the appropriate factor contained in Table 6 of Appendix A.

     (d) Questions relating to reemployment of former Members or retired Members. If, at subsequent termination of employment or retirement, any question shall arise under this Section 4.09 as to the calculation or re-calculation of a reemployed former Member's or retired Member's vested benefit or retirement allowance or election of an optional form of benefit under the Plan, such question shall be resolved by the Administrative Committee on a basis uniformly applicable to all Members similarly situated.

4.10Top-Heavy Provisions

     (a) For purposes of this Section 4.10, the Plan shall be "top-heavy" with respect to any plan year beginning on or after January 1, 1984 if, as of the last day of the preceding plan year, the present value of the cumulative accrued benefits under the Plan for "key employees" exceeds 60 per cent of the present value of the cumulative accrued benefits under the Plan for all Employees or former Employees, determined as of the applicable "valuation date". For purposes of this
          Section 4.10, "valuation date" shall mean the date as of which annual plan costs are or would be computed for minimum funding purposes with respect to such preceding plan year. The determination as to whether an Employee or former Employee will be considered a "key employee" shall be made in accordance with the provisions of
          Section 416(i)(1) and (5) of the Internal Revenue Code and any regulations thereunder, and, where applicable, on the basis of the Employee's or former Employee's remuneration from the Company or Associated Company as reported on Form W-2 for the applicable Plan Year. The present value of accrued benefits shall be computed in accordance with Section 416(g)(3) and (4)(B) of the Internal Revenue Code on the basis of the same mortality and interest rate assumptions used to value the Plan.
          For purposes of determining whether the Plan is top-heavy, the present value of accrued benefits under the Plan will be combined with the present value of accrued benefits or account balances under any other qualified plan of the Company or an Associated Company in which there are participants who are key employees or which enables this Plan to meet the requirements of
          Section 401(a)(4) or 410 of the Internal Revenue Code, and, in the Company's discretion, may be combined with the present value of accrued benefits or account balances under any other qualified plan of the Company or an Associated Company in which all participants in that plan are non-key employees, provided that the resulting aggregation group will continue to qualify under
          Section 401(a)(4) or 410 of said Code.

     (b) The following provisions shall be applicable to Members for any plan year with respect to which the Plan is top-heavy:

         (i)    In lieu of the vesting requirements specified in
                 Section 4.03, the following vesting schedule shall apply:

                 Years of Vesting Service      Percentage Vested

                 Less than 2 years                     0%
                 2 years                              20
                 3 years                              40
                 4 years                              60
                 5 or more years                     100

          (ii) The accrued benefit of a Member who is a non-key employee shall not be less than two per cent of his "average remuneration" multiplied by the number of Years of Vesting Service, not in excess of 10, during the plan years for which the Plan is top heavy. Such minimum benefit shall be payable at a Member's Normal Retirement Date. If payments commence at a time other than the Member's Normal Retirement Date, the minimum accrued benefit shall be of equivalent actuarial value to such minimum benefit, as determined on the basis of the actuarial assumptions stated in
                 Section 4.10(a) above.  For purposes of this
                 Section 4.10(b), "average remuneration" shall mean the average annual remuneration of a Member, based on amounts reported on Form W-2, for the five consecutive Years of Vesting Service after December 31, 1983 during which he received the greatest aggregate remuneration from the Company or an Associated Company, excluding any remunera-tion for service after the last plan year with respect to which the Plan is top-heavy.

          (iii)  The multiplier "1.25" in Subsections (c)(iii) and
                 (d)(i)(D) of Section 4.06 shall be reduced to "1.0", and the dollar amount "$51,875" in Sub-section (d)(i)(F) of Section 4.06 shall be reduced to "$41, 500."

     (c) If the Plan is top-heavy with respect to a plan year and ceases to be top-heavy for a subsequent plan year, the following provisions shall be applicable:

          (i) The accrued benefit in any such subsequent plan year shall not be less than the minimum accrued benefit provided in Section 4.10(b)(ii) above, computed as of the end of the most recent plan year for which the Plan was top-heavy.

          (ii) If a Member has completed less three Years of Vesting Service on or before the last day of the most recent plan year for which the Plan is top-heavy, the vesting provisions of Section 4.03 shall again be applicable; provided, however, that in no event shall the vested percentage of a member's accrued benefit be less than the percentage determined under Section 4.10(b)(i) above as of the last day of the most recent plan year for which the Plan was top-heavy. Any Member with three or more Years of Vesting Service at the time the Plan ceases to be top- heavy may elect to have the vesting schedule contained in the Section remain applicable.

4.11 Elective Rollovers

     Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under the Plan, a distributee may elect, at the time and in the manner prescribed by the Administrative Committee, to have all or any portion of an lump sum distribution (except to the extent such distribution is required under Section 401(a)(9) of the
     Code) made on or after January 1, 1993 paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

     The following definitions will apply for purposes of this section:

     (a) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Code
          Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a) or a qualified trust described in Code Section 401(a) that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the Surviving Spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

     (b) Distributee: A distributee includes an Employee or former Employee. In addition, the Spouse or Surviving Spouse of an Employee or former Employee is a distributee with regard to the interest of the Spouse or Surviving Spouse.

     (c) Direct rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.


               ARTICLE 5 - ADMINISTRATION OF PLAN

5.01 The responsibility for carrying out all phases of the administration of the Plan, except those phases connected with the management of assets, shall be placed in a Administrative Committee appointed from time to time by the Board of Directors to serve at the pleasure of the Board of Directors. The Board of Directors may also designate alternate members to act in the absence of the regular members. The Board of Directors shall designate a Chairman of the Administrative Committee from among the regular members and a Secretary who may be, but need not be, one of its members. Any member of the Administrative Committee may resign by delivering his written resignation to the Board of Directors and the Secretary of the Administrative Committee.

5.02 The Administrative Committee is designated as a named fiduciary within the meaning of Section 402(a) of the Employee Retirement Income Security Act of 1974.

5.03 The Administrative Committee shall hold meetings upon such notice, at such place or places, and at such time or times as it may determine. The action of at least a majority of the members, or alternate members, of such Committee expressed from time to time by a vote at a meeting or in writing without a meeting shall constitute the action of the Committee and shall have the same effect for all purposes as if assented to by all members of such Committee at the time in office. No member of the Committee shall receive any compensation for his service as such.

5.04 The Administrative Committee may authorize one or more of its number or any agent to execute or deliver any instrument or make any payment on its behalf; may retain counsel, employ agents and such clerical, accounting and actuarial services as it may require in carrying out the provisions of the Plan for which it has responsibility; may allocate among its members or to other persons all or such portion of its duties hereunder as it, in its sole discretion, shall decide.

5.05 Subject to the limitations of the Plan, the Administrative Committee from time to time shall establish rules or regulations for the administration of the Plan and the transaction of its business. The Administrative Committee shall have the exclusive right, except as to matters which the Board of Directors from time to time may reserve to itself, to interpret the Plan and to decide any and all matters arising hereunder, including the right to remedy possible ambiguities, inequities, inconsistencies or omissions. The Administrative Committee shall also have the right to exercise powers otherwise exercisable by the Board of Directors hereunder to the extent that the exercise of such powers does not involve the management of Plan assets nor, in the judgment of the Administrative Committee, a substantial number of persons. In addition, where the number of persons is deemed to be substantial, the Administrative Committee shall have the further right to exercise such powers as may be delegated to the Administrative Committee by the Board of Directors.

     Subject to applicable Federal and State Law, all inter-pretations, determinations and decisions of the Administrative Committee or the Board of Directors in respect of any matter hereunder shall be final, conclusive and binding on all parties affected thereby.

5.06 The Investment Committee appointed from time to time by the Board of Directors shall be responsible for managing the assets under the Plan. Said Committee is designated a named fiduciary of the Plan within the meaning of Section 402(a) of the Employee Retirement Income Security Act of 1974, and, shall have the authority, powers and responsibilities delegated and allocated to it by resolutions of Board of Directors, including, but not by way of limitation, the authority to establish one or more trust for the Plan pursuant to trust instrument(s) approved or authorized by the Committee -- subject to the provisions of such trust instrument(s) -- to

            (i) provide direction to the trustee(s) thereunder, including, but not by way of limitation, the direction of investment of all or part of the Plan assets and the establishment of investment criteria, and

            (ii) appoint and provide for use of investment advisors and investment managers.

            In discharging its responsibility, the Committee shall evaluate and monitor the investment performance of the trustee(s) and investment manager, if any.

5.07 The members of the Committees shall use that degree of care, skill, prudence and diligence in carrying out their duties that a prudent man, acting in a like capacity and familiar with such matters, would use in his conduct of a similar situation. A member of either Committee shall not be liable for the breach of fiduciary responsibility of another fiduciary unless:

            (i) he participates knowingly in, or knowingly undertakes to conceal, an act or omission of such other fiduciary, knowing such act or omission is a breach; or

            (ii) by his failure to discharge his duties solely in the interest of the Members and other persons entitled to benefits under the Plan, for the exclusive purpose of providing benefits and defraying reasonable expenses of administering the Plan not met by the Company, he has enabled such other fiduciary to commit a breach; or

            (iii) he has knowledge of a breach by such other fiduciary and does not make reasonable efforts to remedy the breach; or

            (iv) if the Committee of which he is a member improperly allocates responsibilities among its members or to others and he fails to review prudently such allocation.

5.08  Actions by the Company

      Any action which may be taken and any decision which may be made by the Company under the Plan (including authorization of Plan amendments or termination) may be made by: (a) the Board of Directors; or (b) any committee to which the Board of Directors delegates discretionary authority with respect to the Plan.


                    ARTICLE 6 - CONTRIBUTIONS

6.01 It is the intention of the Company to continue the Plan and make regular contributions to the Trustee each year in such amounts as are necessary to maintain the Plan on a sound actuarial basis and to meet minimum funding standards as prescribed by any applicable law. However, subject to the provisions of Article 8, the Company may reduce or suspend its contributions for any reason at any time. Any forfeitures shall be used to reduce the Company contributions otherwise payable, and will not be applied to increase the benefits any Member or other person would otherwise receive under the Plan.

6.02 In the event that the Commissioner of Internal Revenue, on timely application made after the Effective Date of the Plan determines that the implementing trust does not constitute an exempt trust, or refuses, in writing, to issue a determination as to whether the trust is an exempt trust, the Company's contributions made on or after the date for which such determination or refusal is applicable shall be returned to the Company without interest. In the event that all or part of the Company's deductions under Section 404 of the Internal Revenue for contributions to the Plan are disallowed by the Internal Revenue Service, the portion of the contributions to which such disallowance applies may be returned to the Company without interest at its request. Either such return shall be made within one year after either the denial of qualification or disallowance of deductions, as the case may be.

                 ARTICLE 7 - MANAGEMENT OF FUNDS

7.01 All the funds of the Plan shall be held by a Trustee or Trustees including any member(s) of the Investment Committee, appointed from time to time by said Committee in one or more trusts under a trust instrument or instruments approved or authorized by said Committee for use in providing the benefits of the Plan and paying any expenses of the Plan not paid directly by the Company; provided, however, that the Investment Committee may, in its discretion, also enter into any type of contract with any insurance company or companies selected by it for providing benefits under the Plan.

7.02 Prior to the satisfaction of all liabilities with respect to persons entitled to benefits, except for the payment of expenses, no part of the corpus or income of the funds shall be used for, or diverted to, purposes other than for the exclusive benefit of Members and other persons who are or may become entitled to benefits hereunder, or under any trust instrument or under any insurance contract made pursuant to this Plan.

7.03 Subject to applicable Federal and State law, no person shall have any interest in or right to any part of the corpus or income of the funds, except as and to the extent expressly provided in the Plan and in any trust instrument or under any insurance contract made pursuant to this Plan.

7.04 Subject to applicable Federal and State law, the Company shall have no liability for the payment of benefits under the Plan nor for the administration of the funds paid over to the Trustee(s) or insurer(s) except as expressly provided under this Plan.

7.05 Except to the extent permitted by applicable Federal law, no part of the corpus or income of the trust shall be invested in securities of the Company or of any Associated Company or in real property and related personal property which is leased to the Company or any Associated Company or in the securities of the Trust or Trustees or their subsidiary companies, if any.

7.06 Notwithstanding the foregoing, the Company may recover without interest the amount of its contributions to the Plan made on account of a mistake in fact, provided that such recovery is made within one year after the date of such contribution.

           ARTICLE 8 - CERTAIN RIGHTS AND LIMITATIONS

The following provisions shall apply in all cases whenever a Member or any other person is affected thereby.

8.01 The Company may terminate the Plan for any reason at any time. Upon termination or partial termination of the Plan, the rights of affected Members or other persons to benefits accrued to date of such termination or partial termination, to the extent then funded, shall be non-forfeitable. In the event of termination or partial termination, the funds of the Plan shall be used for the exclusive benefit of Members or other persons who are or may become entitled to benefits hereunder as of the date of such termination or partial termination, except that any funds not required to satisfy all liabilities of the Plan for benefits because of erroneous actuarial calculations shall be returned to the Company only upon termination of the trust. In the event of such termination or partial termination, the funds of the Plan shall be applied in the following manner:

      First,

            (i) each Member or other person in receipt of a benefit on the date three years prior to the date of Plan termination,

            (ii) each Member who would have been in receipt of a benefit on the date three years prior to such date of Plan termination and if he had retired prior to that date, and

            (iii) each spouse, contingent annuitant or beneficiary of a deceased Member who was in receipt of a benefit on the date three years prior to the date of Plan termination or would have been in receipt of a benefit had he retired prior to such date, shall be entitled to a share equal to the reserve determined to be required for the benefit accrued under the Plan to the date three years prior to the date of such Plan termination, or, if earlier, to the date of a Member's retirement or termination of service, and based on the provisions of the Plan as in effect during the five year period ending on such date of Plan termination when the said benefit was or would have been the lowest, and

      Second, each Member or other person in receipt of a benefit and each Member who is eligible to retire on the date of Plan termination shall be entitled to a share equal to the reserve determined to be required for his "priority benefits", as hereinafter defined, reduced by his shares under paragraph First above; and

      Third, each Member or former Member not eligible to retire on the date of Plan termination but who has then met the eligibility requirements for, or is then entitled to receive, a vested benefit shall be entitled to 2 share equal to the reserve determined to be required for his "priority benefits", as hereinafter defined; and

      Fourth, each Member or other person in receipt of a benefit and each Member who is eligible to retire on the date of Plan termination shall be entitled to a share equal to the reserve determined to be required for his total retirement allowance, reduced by his shares under paragraphs First and Second above; and

      Fifth, each Member or former Member not eligible to retire on the date of Plan termination but who has then met the eligibility requirements for, or is then entitled to receive, a vested benefit shall be entitled to a share equal to the reserve determined to be required for his total vested benefit, reduced by his shares under paragraph Third above; and

      Sixth, each other Member not included in the above paragraphs on the date of Plan termination shall be entitled to a share equal to the reserve determined ;Lo be required for his benefit accrued under the Plan.

      Each spouse of a deceased Member, who is entitled to receive a surviving spouse's benefit but who has not yet elected (or who is not yet eligible to elect) to begin receiving it, shall be entitled to a share equal to the reserve computed to be required for such surviving spouse's benefit, and such share shall be attributed to the appropriate priority category described above in accordance with such rules and regulations as the Pension Benefit Guaranty Corporation shall prescribe.

      If the funds are insufficient to provide in full for the shares under paragraph First, Second or Third, each share under each such paragraph First, Second or Third shall be reduced pro rata.

      If the funds are insufficient to provide in full for the shares under paragraph Fourth, Fifth or Sixth after provision for all shares under previous paragraphs, the funds available for allocation under each such paragraph Fourth, Fifth or Sixth shall be allocated first to provide the shares under each such paragraph without regard to any benefits resulting from any amendments to the Plan which became effective within the 60 months preceding the date of Plan termination and, if the funds are insufficient to provide such shares in full, each such share shall be reduced pro rata. If the funds are sufficient to provide such shares in full, any remaining assets shall be allocated to provide the shares under such paragraph based on the benefits resulting from each successive amendment until the first such amendment as to which the funds are insufficient, and the shares with respect to such amendment shall be reduced pro rata.

      The Administrative Committee may require that any such shares be withdrawn in cash, or in immediate or deferred annuities or other periodic payments as the Administrative Committee may determine.

      "Priority benefit" for purposes of paragraphs Second and Third of this Section 8.01 shall mean

      (a) the amount of a Member's retirement allowance or vested benefit accrued under the Plan which has not resulted from an amendment which was made, or became effective, whichever is later, within the 60 month period ending on the date of Plan termination, plus

      (b) 20 per cent of the amount of his accrued retirement allowance or vested benefit resulting from each amendment made within the 60 month period prior to the date of Plan termination, multiplied by the number of full years that the Plan or such amendment has been in effect, or, ii greater, an allowance of $20 per month multiplied by such number of full years, but not in excess of

      (c) the total accrued retirement allowance or vested benefit under the Plan as of the said date of Plan termination, or

      (d) the value of the monthly retirement allowance or vested benefit payable to the Member for life equal to the lesser of:

            (i) his average monthly Compensation during the five consecutive Years of Vesting Service affording the highest such average, or

            (ii) $750 multiplied by a fraction, the numerator of which is the Social Security taxable wage base in effect on the date of Plan termination had the Social Security Act as in effect prior to the Social Security Amendments of 1977 continued in effect without amendment, and the denominator of which is $13,200.

      The Plan may not be merged or consolidated with, nor may its assets or liabilities be transferred to, any other plan unless each Member or other person entitled to a benefit under the Plan would, if the resulting plan were then terminated, receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer, if the Plan had then terminated.

8.02  (a)   Subject to the provisions of Section 8.02(b),
            notwithstanding any provision of the Plan which may be to the contrary:

            (i) in the event of Plan termination, the benefit of any highly-compensated active employee or any highly-compensated former employee (as those terms are defined under Section 414(q) of the
                   Code) will be limited to one that is
                   nondiscriminatory under Section 401(a)(4) of the Code; and

            (ii)   in any Plan Year beginning on or after
                   January 1, 1994, the payment of benefits to, or on behalf of, a Restricted Employee shall not exceed an amount equal to the payments that would be made to, or on behalf of, the Restricted Employee in that Plan Year under:

                   (A)   a straight life annuity that is the
                         actuarial equivalent of the Accrued
                         Benefit and other benefits to which the
                         Restricted Employee is entitled under the Plan (other than a Social Security supplement); and

                   (B)   the amount of the payments that the
                         Restricted Employee is entitled to receive under a Social Security supplement, if any.

      (b) The restrictions contained in Section 8.02(a) will not apply if any one of the following requirements is satisfied:

            (i) after payment to, or on behalf of, a Restricted Employee of all benefits payable to, or on behalf of, such Restricted Employee under the Plan, the value of Plan assets equals or exceeds 110% of the value of current liabilities (as defined in Section 412(l)(7) of the Code);

            (ii) the value of the benefits payable to, or on behalf of, the Restricted Employee is less than 1% of the value of current liabilities (as defined in Section 412(l)(7) of the Code); or

            (iii) the value of the benefits payable to, or on behalf of, the Restricted Employee does not exceed the amount described in
                   Section 411(a)(11)(A) of the Code.

      (c)   As used in this Section:

            (i) "Restricted Employee" means any highly-compensated active employee or highly-compensated former employee; provided, however, that a highly-compensated active employee or highly-compensated former employee need not be treated as a Restricted Employee in the current Plan Year if he is not one of the 25 nonexcludable Employees or former Employees with the largest amount of compensation in the current or any prior Plan Year; and

            (2) "benefit" includes, among other benefits, loans in excess of amounts set forth in Code Section 72(p)(2)(A), any periodic income, any withdrawal values payable to a living Employee or former Employee and any death benefits not provided for by insurance on the Employee's or former Employee's life.

8.03 The establishment of the Plan shall not be construed as conferring any legal rights upon any Employee or other person for a continuation of employment, nor shall it interfere with the rights of the Company to discharge any Employee or other person and to treat him without regard to the effect which such treatment might have upon him under the Plan.

      Unless the Company otherwise provides under rules uniformly applicable to all Employees similarly situated, the Administrative Committee shall deduct from the amount of any retirement allowance or vested benefit under the Plan, any amount paid or payable to or on account of any Member under the provisions of any present or future law, pension or benefit scheme of any sovereign government, or any political subdivision thereof or any fund or organization or government agency or department on account of which contributions have been made or premiums or taxes paid by the Company or Affiliate with respect to any service which is included in Years of Benefit Service for purposes of computation of benefits under the Plan; provided, however, that pensions payable for government service or benefits under Title II of the Social Security Act are not to be used to reduce the benefits otherwise provided under this Plan except as specifically provided herein.


              ARTICLE 9 - NONALIENATION OF BENEFITS

      (a) Subject to any applicable Federal and State law, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt so to do shall be void, except as specifically provided in the Plan, nor shall any such benefit be in any manner liable for or subject to garnishment, attachment, execution or levy or liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled to such benefit.

      (b) Subject to applicable Federal and State law, in the event that the Administrative Committee shall find that any Member or other person who is or may become entitled to benefits hereunder has become bankrupt or that any attempt has been made to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any of his benefits under the Plan, except as specifically provided in the Plan, or if any garnishment, attachment, execution, levy or court order for payment of money has been issued against any of his benefits under the Plan, then such benefit shall cease and terminate. In such event the Administrative Committee shall hold or apply the payments to or for the benefit of such Member or other person who is or may become entitled to benefits hereunder, his spouse, children, parents or other blood relatives, or any of them.

      (c)   Notwithstanding the foregoing provisions of this
            Article 9, payment shall be made in accordance with the provisions of any judgment, decree, or order which:

            (i) creates for, or assigns to, a spouse, former spouse, child or other dependent of a Member the right to receive all or a portion of the Member's benefits under the Plan for the purpose of providing child support, alimony payments of marital property rights to that spouse, child or dependent,

            (ii) is made pursuant to the domestic relations law of any State (as such term is defined in Section 3(10) of the Employee Retirement Income Security Act of 1974, (ERISA)),

            (iii) does not require the Plan to provide any type of benefit, or any option, not otherwise provided under the Plan, and

            (iv)   otherwise meets the requirements of Section
                   206(d) of ERISA, as amended.

      (d) The Administrative Committee shall resolve any questions arising under this Article 9 on a basis uniformly applicable to all Employees similarly situated.


                     ARTICLE 10 - AMENDMENTS

10.01 Company's Right to Amend Plan

      The Company reserves the right at any time and from time to time and retroactively if deemed necessary or appropriate to conform with governmental regulations or other policies, to modify or amend in whole or in part any or all of the provisions of the Plan or any Former Pension Plan or Prior Plan; provided that no such modification or amendment shall make it possible for any part of the funds of the Plan to be used for, or diverted to, purposes other than for the exclusive benefit of Members, spouses, or contingent annuitants or other persons who are or may become entitled to benefits hereunder prior to the satisfaction of all liabilities with respect to them; and that no modification or amendment shall be made which has the effect of decreasing the accrued benefit of any Member or of reducing the nonforfeitable percentage of the accrued benefit of a Member attributable to Company contributions below that nonforfeitable percentage thereof computed under the Plan as in effect on the later of the date on which the amendment is adopted or becomes effective.

10.02 Amendments to Vesting Schedule

      If an amendment changes the vesting schedule provided in
      Section 4.03, each Member with three or more Years of Vesting Service may elect, during the period beginning when the amendment is adopted and ending no earlier than the latest of: (a) 60 days after the amendment's adoption; (b) 60 days after the amendment's effective date; or (c) 60 days after the Member is issued a written notice of the amendment, to have his nonforfeitable rights computed without regard to the amendment.

      IN WITNESS WHEREOF, the Company has caused this Plan to be executed as of the ____ day of December, 1994.


                                THE SCOTTS COMPANY



                                By:     /s/ Robert A. Stern
                                   Robert A. Stern, Vice President
                                   - Human Resources


<EX->


                          Exhibit 10(c)

            Second Restatement of The Scotts Company
                 Profit Sharing and Savings Plan

                      SECOND RESTATEMENT OF

                       THE SCOTTS COMPANY

                 PROFIT SHARING AND SAVINGS PLAN

                       TABLE OF CONTENTS


Description                                              Page No.


SECTION 1.    DEFINITIONS                                     1


SECTION 2.    PARTICIPATION                                  10

  2.1.        Eligibility                                    10
  2.2.        Breaks in Service                              10
  2.3.        Change in Status                               10
  2.4.        Erroneous Omission or Inclusion of Employee    11
  2.5.        Waiver of Participation                        11


SECTION 3.    CONTRIBUTIONS                                  11

  3.1.        Profit Sharing Contributions                   11
  3.2.        Savings Contributions                          12
  3.3.        Limits on Elective Profit Sharing and
              Savings Contributions                          13
  3.4.        Timing of Contributions                        14
  3.5.        Rollover Contributions                         14
  3.6.        Exclusive Benefit; Refund of Contributions     15
  3.7.        Annual Additions and Limitations               16
  3.8.        Fail-Safe Allocations of Profit Sharing
              Contributions                                  17


SECTION 4.    INVESTMENT                                     18

  4.1.        Investment Direction                           18
  4.2.        Investment Funds                               19
  4.3.        Investment in Employment Securities            19
  4.4.        Voting Employer Securities                     19
  4.5.        Tender Offers                                  19
  4.6.        Investment Managers                            20
  4.7.        Section 16 Persons                             20


SECTION 5.    VALUATIONS AND CREDITING                       20

  5.1.        Valuations                                     20
  5.2.        Credits to and Charges Against Accounts        20
  5.3.        Expenses                                       21

SECTION 6.   BENEFITS                                       21

  6.1.        Forms of Benefit Payments                      21
  6.2.        Retirement Benefit                             22
  6.3.        Death Benefit                                  23
  6.4.        In-Service Distributions                       24
  6.5.        Advance Distribution for Hardship              24
  6.6.        Loans to Participants                          25
  6.7.        Latest Commencement of Benefits                26
  6.8.        Post-Distribution Credits                      26
  6.9.        Prevention of Escheat                          27


SECTION 7.    TOP-HEAVY PLAN PROVISIONS                      27

  7.1.        Minimum Benefits                               27
  7.2.        Adjustment in Benefit Limitations              27


SECTION 8.    CLAIMS PROCEDURES                              28

  8.1.        Application for Benefits                       28
  8.2.        Appeal of Denial of Claim for Benefits         28
  8.3.        Effect of Administrator Decision               29


SECTION 9.    ALLOCATION OF AUTHORITY AND RESPONSIBILITY     29

  9.1.        Authority and Responsibilities of the
              Administrator                                  29
  9.2.        Authority and Responsibilities of the
              Advisory Committee                             29
  9.3.        Authority and Responsibilities of the
              Investment Committee                           30
  9.4.        Appointment and Tenure                         30
  9.5.        Meetings; Majority Rule                        30
  9.6.        Compensation                                   30
  9.7.        Indemnification                                30
  9.8.        Authority and Responsibilities of the Company  31
  9.9.        Obligations of Named Fiduciaries               31


SECTION 10.   AMENDMENT, TERMINATION, MERGERS AND
              CONSOLIDATIONS OF THE PLAN                     32

  10.1.       Amendment                                      32
  10.2.       Plan Termination                               32
  10.3.       Permanent Discontinuance of Profit
              Sharing Contributions                          33
  10.4.       Suspension of Profit Sharing Contributions     33
  10.5.       Mergers and Consolidations of Plans            33
  10.6.       Transfers of Assets to or from this Plan       33
  10.7.       Effect of Amendment and Restatement            34

SECTION 11.PARTICIPATING EMPLOYERS34

  11.1.       Adoption by Affiliates                         34
  11.2.       Employee Transfers                             34
  11.3.       Discontinuance of Participation                34


SECTION 12.   MISCELLANEOUS PROVISIONS                       35

  12.1.       Nonalienation of Benefits                      35
  12.2.       No Contract of Employment                      36
  12.3.       Title to Assets                                36
  12.4.       Effect of Admission                            36
  12.5.       Payments to Minors, Etc.                       36
  12.6.       Approval of Restatement by Internal
              Revenue Service                                36
  12.7.       Other Miscellaneous                            37


SIGNATURES                                                   37

                     FIRST RESTATEMENT OF
                       THE SCOTTS COMPANY
                 PROFIT SHARING AND SAVINGS PLAN


          WHEREAS, The O.M. Scott & Sons Company established and maintained The O.M. Scott & Sons Company Profit Sharing and Savings Plan (the "Plan") in recognition of the contribution made to its successful operation by its employees and for the exclusive benefit of its eligible employees and their beneficiaries; and

          WHEREAS, The O.M. Scott & Sons Company has been merged into The Scotts Company, an Ohio corporation (the "Company"), which assumes sponsorship of the Plan; and

          WHEREAS, the Plan was previously amended and restated effective January 1, 1987 and effective April 1, 1992; and

          WHEREAS, under the terms of the Plan, the Company has the power to amend the Plan, provided the Trustee consents to such amendment if the provisions of the Plan affecting the Trustee are amended; and

          WHEREAS, the Company wishes to amend, restate and rename the Plan to reflect the change in sponsorship and comply with changes in the law;

          NOW, THEREFORE, the Company hereby amends, restates and renames the Plan as of the Effective Amendment Date to provide as follows:


                            SECTION 1
                           DEFINITIONS

          "Account" means the account maintained for a Participant, which shall be the entire interest of the Participant in the Trust Fund. Unless otherwise specified, the value of an Account shall be determined as of the Valuation Date coincident with or next following the occurrence of the event to which reference is made.
A Participant's Account shall consist of the Participant's Non-Elective Profit Sharing Account, Elective Profit Sharing Account, Savings Account and Rollover Account. A Participant shall always be fully vested in his or her Account.

          "Administrator" means the Company which is the administrator of the Plan within the meaning of Section 3(16) of ERISA. The Company may appoint Employees to perform ministerial acts with respect to the administration of the Plan in their capacity as Employees of the Company.

          "Advisory Committee" means the person or committee appointed as such by the Board of Directors under the provisions of the Plan or, in the absence of such appointment, the Company.

          "Affiliate" means any entity which, with the Employer, constitutes either (a) a controlled group of corporations (within the meaning of Section 414(b) of the Code), (b) a group of trades or businesses under common control (within the meaning of Section 414(c) of the Code), (c) an affiliated service group (within the meaning of Section 414(m) of the Code), or (d) a group of entities required to be aggregated pursuant to Section 414(o) of the Code and the regulations thereunder.

          "Aggregation Group" means (a) the Plan, (b) any plan of the Employer or any Affiliate in which a Key Employee or any of a Key Employee's beneficiaries is a participant, (c) any plan which enables any plan described in (a) or (b) to meet the requirements of Sections 401(a)(4) or 410 of the Code, (d) any plan maintained by the Employer or an Affiliate within the last five years ending on the last day of the immediately preceding Plan Year and would, but for the fact it was terminated, be part of the Aggregation Group, and (e) any plan of the Employer or any Affiliate designated by the Employer, the inclusion of which in the Aggregation Group would not cause the Aggregation Group to fail to meet the requirements of Sections 401(a)(4) and 410 of the Code.

          "Beneficiary" means the beneficiary under the Plan of a deceased Participant.

          "Board of Directors" means the board of directors of the Company.

          "Break in Service" means failure by an Employee to complete more than 500 Hours of Service during any Plan Year. Any Break in Service shall be deemed to have commenced on the first day of the Plan Year in which it occurs. In the case of an absence from work which begins in any Plan Year beginning after December 31, 1984, if an Employee is absent from work for any period by reason of pregnancy, the birth or placement for adoption of a child, or for caring for a child for a period immediately following the birth or placement, then for purposes of determining whether a Break in Service has occurred (and not for purposes of determining Years of Eligibility Service) such Employee shall be credited with the Hours of Service which otherwise normally would have been credited to such Employee, or, if the Administrator is unable to determine the number of such Hours of Service, eight Hours of Service for each day of absence, in any case not to exceed 501 Hours of Service. The Hours of Service credited to an Employee under this definition shall be treated as Hours of Service in the Plan Year in which the absence from work begins, if the Employee would be prevented from incurring a Break in Service in such year solely because of such Hours of Service or, in any other case, in the immediately following year. The Administrator may require that the Employee certify and/or supply documentation that his or her absence is for one of the permitted reasons and the number of days for which there was such an absence.

          "Code" means the Internal Revenue Code of 1986, as now or hereafter amended, construed, interpreted and applied by regulations, rulings or cases.

          "Company" means The O.M. Scott & Sons Company, a Delaware corporation, until the merger of The O.M. Scott & Sons Company into The Scotts Company, an Ohio corporation, and The Scotts Company thereafter, and any successor thereto.

          "Company Stock Fund" means the Investment Fund consisting of Employer Securities and cash or cash equivalents needed to meet the obligations of such fund or for the purchase of Employer
Securities.

          "Compensation" means an Employee's wages, salaries, fees for professional service and other amounts received for personal services actually rendered in the course of employment with the Employer (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses), but shall not include distributions from a plan of deferred compensation (other than an unfunded non-qualified plan), amounts realized from the exercise of a non-qualified stock option or from the sale, exchange or other disposition of stock acquired under a qualified stock option plan, and other amounts which receive special tax benefits. For purposes of identifying Highly Compensated Employees and computing the Compensation Deferral Limit only, a Participant's Compensation includes amounts which would have been includable in the Participant's income but for the Participant's election to make Savings Contributions, Elective Profit Sharing Contributions, and contributions to a cafeteria plan maintained by the Employer, determined in accordance with Section 414(s) of the Code. Notwithstanding the foregoing, (i) effective for Plan Years beginning after December 31, 1988, Compensation paid by the Employer during any Plan Year in excess of $200,000 as adjusted at the same time and in the same manner as under Section 415(d) of the Code shall be excluded; and (ii) effective for Plan Years beginning after December 31, 1993, Compensation paid by the Employer during any Plan Year in excess of $150,000, adjusted under Section 401(a)(17) of the Code shall be excluded. In determining the Compensation of a Participant for purposes of the $200,000 or $150,000 limit, the family aggregation rules of Section 414(q)(6) of the Code shall apply, except in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the year. If, as a result of the application of such rules, Compensation would exceed the adjusted $200,000 or $150,000 limitation, then the limitation shall be prorated among the affected persons in proportion to each such person's Compensation as determined under this paragraph prior to the application of this limitation.

          "Compensation Deferral Limit" means the greater of (a) the average actual contribution deferral percentage of Non-Highly Compensated Employees multiplied by 1.25, or (b) the lesser of (i) the average actual contribution deferral percentage of Non-Highly Compensated Employees multiplied by two, or (ii) the average actual contribution deferral percentage of Non-Highly Compensated Employees plus 2%, as determined under Section 401(k)(3) of the Code and the regulations thereunder. A Participant's actual contribution deferral percentage is the Savings Contributions and Elective Profit Sharing Contributions made for the Participant which may be taken into account for the Plan Year for purposes of
Section 401(k)(3) of the Code, divided by the Participant's Compensation while a Participant during the Plan Year. All or any portion of the Non-Elective Profit Sharing Contributions for the Plan Year may be included in the calculation of the Compensation Deferral Limit for the Plan Year at the option of the Employer.

          "Effective Amendment Date" means: (a) in the case of any change in the Plan required by a change in the Code or ERISA, the date on which such change in the Plan is required to be effective;
(b) in the case of any change in the Plan for which an effective date is specifically stated elsewhere in the Plan, such date; and
(c) in the case of any other change in the Plan, April 1, 1992.

          "Elective Profit Sharing Account" means the portion of the Account of a Participant consisting of Elective Profit Sharing Contributions, as adjusted under the Plan.

          "Elective Profit Sharing Contribution" means the portion of the Profit Sharing Pool which is allocated to the Participant and which is contributed to the Plan under Section 3.1 on behalf of the Participant, as a result of an absence of an election by the Participant to receive such amount in cash.

          "Eligible Compensation" means, for the period during a Plan Year that an Employee is a Participant, amounts paid by the Employer plus amounts which would have been includable in a Participant's income but for a Participant's election to make Savings Contributions and contributions to a cafeteria plan maintained by the Employer, which are or would have been (a) wages,
(b) salaries and executive, management and sales incentives, not in excess of the maximum of an Employee's salary band, (c) overtime, and (d) commissions. Notwithstanding the foregoing, a Participant's Eligible Compensation shall not include amounts paid in lieu of Elective Profit Sharing Contributions and shall not exceed the lesser of (i) the maximum of Zone 2 in Band F as defined in The Scotts Company Salaried, Exempt and Office Technical Salaried Non-Exempt Compensation Policy and The Scotts Company Job Evaluation Plan, or (ii) effective for Plan Years starting before January 1, 1994 $200,000 as adjusted at the same time and in the same manner as under Section 415(d) of the Code and effective for Plan Years starting on or after January 1, 1994, $150,000 as adjusted under Section 401(a)(17) of the Code. In determining the Eligible Compensation of a Participant for purposes of this limitation, the family aggregation rules of Section 414(q)(6) of the Code shall apply, except in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the year. If, as a result of the application of such rules, Compensation would exceed the adjusted $200,000 or $150,000 limitation, then the limitation shall be prorated among the affected persons in proportion to each such person's Eligible Compensation as determined under this paragraph prior to the application of this limitation.

          "Eligibility Computation Period" means (a) the initial Eligibility Computation Period of 12 consecutive months commencing on an Employee's most recent date of employment commencement, and
(b) each and every full Plan Year, commencing with the Plan Year in which falls the last day of an Employee's initial Eligibility Computation Period, during which the Employee is in the service of the Employer.

          "Eligible Rollover Distribution" means any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: (a) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; (b) any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and (c) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

          "Employee" means any person employed by the Employer or an Affiliate working with the Scotts product line or with corporate management and administration, other than persons (a) whose terms and conditions of employment are determined by collective bargaining with a third party, with respect to whom inclusion in this Plan has not been provided for in the collective bargaining agreement setting forth those terms and conditions of employment,
(b) who are nonresident aliens described in Section 410(b)(3)(C) of the Code, and (c) who are Leased Employees.

          "Employer" means the Company and any Affiliate which, with the consent of the Board of Directors, adopts this Plan and joins in the corresponding Trust Agreement.

          "Employer Securities" means stock or other securities of the Employer or an Affiliate permitted to be held by the Plan under ERISA and the Code.

          "Employer Securities Contribution Fund" means a fund consisting of Employer Securities contributed by the Employer and held by the Trustee in accordance with the Plan.

          "Enrollment Date" means the date on which an Employee first becomes a Participant and the first day of each quarter of the Plan Year and any additional dates designated by the Administrator as dates on which Participants may enter into or modify elections to make Savings Contributions and/or change their investment directions.

          "ERISA" means the Employee Retirement Income Security
Act of 1974 (P.L. No. 93-406), as now existing or hereafter amended, and as now or hereafter construed, interpreted and applied by regulations, rulings or cases.

          "Highly Compensated Employee" means any Employee who performs service for the Employer during the Plan Year of determination and who, during the prior Plan Year (a) received Compensation in excess of $75,000 (as adjusted pursuant to Section 415(d) of the Code), (b) received Compensation in excess of $50,000 (as adjusted pursuant to Section 415(d) of the Code) and was a member of the top-paid group of the Employer and its Affiliates for such year, or (c) was an officer of the Employer and received Compensation during such year that is greater than 50 percent of the dollar limitation in effect under Section 415(b)(1)(A) of the Code (not to exceed 50 officers). The term Highly Compensated Employee also includes (i) an Employee who would have been a Highly Compensated Employee under the preceding sentence if the determination was made based on the current Plan Year and if he or she is one of the 100 people who received the most Compensation from the Employer and its Affiliates during the current Plan Year, and (ii) an Employee who is a 5% owner at any time during the current Plan Year or the prior Plan Year. The number and identities of Employees in the top-paid group will be determined without regard to minimum service requirements. If an Employee is, during the current Plan Year or prior Plan Year, a family member of either a 5% owner or a Highly Compensated Employee who is one of the 10 most Highly Compensated Employees ranked on the basis of Compensation paid by the Employer and its Affiliates during such year, then the family member and the 5% owner or top-ten Highly Compensated Employee shall be aggregated. In such case, the family member and 5% owner or top-ten Highly Compensated Employee shall be treated as a single Employee receiving Compensation and Plan contributions equal to the sum of such Compensation and contributions of the family member and 5% owner or top-ten Highly Compensated Employee. For purposes of this definition, family member includes the spouse, lineal ascendants and descendants of the Employee and the spouses of such lineal ascendants and descendants. The determination of who is a Highly Compensated Employee shall be made in accordance with Section 414(q) of the Code and the regulations thereunder.

          "Hour of Service" means (a) each hour for which an Employee is paid or entitled to payment for the performance of duties for the Employer or an Affiliate during the applicable computation period, (b) each hour for which an Employee is paid or entitled to payment by the Employer or an Affiliate on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury or military duty, or leave of absence, and (c) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer or an Affiliate. In computing Hours of Service on a weekly or monthly basis when a record of hours of employment is not available, the Employee shall be assumed to have worked 40 hours for each full week of employment and eight hours for each day in less than a full week of employment, regardless of whether the Employee has actually worked fewer hours. Notwithstanding the foregoing, (i) not more than 501 Hours of Service shall be credited to an Employee on account of any single continuous period during which the Employee performs no duties, (ii) no credit shall be granted for any period with respect to which an Employee receives payment or is entitled to payment under a plan maintained solely for the purpose of complying with applicable workers' compensation or disability insurance laws, and
(iii) no credit shall be granted for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee. In the case of a person who was a Leased Employee and who subsequently becomes an Employee, hours of service as a Leased Employee shall count as Hours of Service as an Employee. Determination and crediting of Hours of Service shall be made under Department of Labor Regulations Sections 2530.200b-2 and 3.

          "Investment Committee" means the person or committee appointed as such by the Board of Directors under the provisions of the Plan or, in the absence of such appointment, the Company.

          "Investment Funds" means the funds described in Section
4.2.

          "Key Employee" has the meaning set forth in
Section 416(i) of the Code and the regulations thereunder.

          "Leased Employee" means any person (other than an Employee) who pursuant to an agreement between the Employer and any other person ("leasing organization") has performed services for the Employer (or for the Employer and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full time basis for a period of at least one year, and such services are of a type historically performed by Employees in the business field of the Employer. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the Employer shall be treated as provided by the Employer. A person who would otherwise be considered a Leased Employee shall not be considered a Leased Employee if (a) such person is covered by a money purchase pension plan providing (i) a nonintegrated employer contribution rate of at least 10% of compensation, as defined in Section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the person's gross income under Section 125, Section 402(a)(8), Section 402(h) or
Section 403(b) of the Code, (ii) immediate participation, and (iii) full and immediate vesting; and (b) Leased Employees do not constitute more than 20 percent of the Employer's Non-Highly Compensated Employees.

          "Non-Elective Profit Sharing Account" means the portion of the Account of a Participant consisting of Non-Elective Profit Sharing Contributions plus the amount in the Account of the Participant prior to January 1, 1987 (excluding any portion as to which the Participant had a distribution election in effect on January 1, 1987), as adjusted under the Plan.

          "Non-Elective Profit Sharing Contribution" means the portion of the Profit Sharing Pool which the Participant does not have the opportunity to elect to receive in cash and which is automatically contributed to the Plan on behalf of the Participant.

          "Non-Highly Compensated Employee" means any Employee other than a Highly Compensated Employee.

          "Non-Key Employee" means any Employee other than a Key
Employee.

          "Participant" means any person who has been admitted to participation in the Plan and has not ceased participation in the Plan.

          "Plan" means the Second Restatement of The Scotts Company Profit Sharing and Savings Plan as set forth herein and as from time to time amended. The Plan is a profit sharing and stock bonus plan.

          "Plan Year" means the calendar year.

          "Profit Sharing Contribution" means a Non-Elective Profit Sharing Contribution or an Elective Profit Sharing Contribution.

          "Profit Sharing Pool" means for a Plan Year the dollar amount which the Company determines is available for Non-Elective Profit Sharing Contributions and, at the option of Participants, Elective Profit Sharing Contributions or cash compensation.

          "Rollover Account" means the portion of the Account of a Participant consisting of Rollover Contributions, as adjusted under the Plan.

          "Rollover Contribution" means the amount contributed by an Employee as a rollover contribution in accordance with Section
402 of the Code.

          "Savings Contribution" means an Employer contribution to the Plan in an amount equal to the reduction in the Participant's
Compensation pursuant to the Participant's election under the Plan.

          "Savings Account" means the portion of the Account of a Participant consisting of Savings Contributions, as adjusted under the Plan.

          "Section 16 Person" means (a) any member of the board of directors of The Scotts Company, (b) The Scotts Company's president, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), any vice-president in charge of a principal business unit, division or function, or any other officer or other person who performs a significant policy making function, or (c) any person who is the beneficial owner of more than 10% of the outstanding common stock of The Scotts Company. The principal financial officer of The Scotts Company shall designate those persons who are Section 16 Persons and deliver a list of the
Section 16 Persons eligible to participate in the Plan to the Administrator from time to time or at the request of the Administrator. Such list of Section 16 Persons will be conclusive on the Administrator and the sole source for determining who is a
Section 16 Person, and the Administrator shall not be required to further investigate whether a person is a Section 16 Person.

          "Termination Date" means the date on which an Employee quits, is discharged, retires, dies or otherwise terminates employment. For purposes of this Plan, a Participant who has ceased to perform services for the Employer shall be deemed to incur a Termination Date on the date he or she is found by the Company to be permanently and totally disabled under The Scotts Company Long Term Disability Plan.

          "Top-Heavy Plan" has the meaning set forth in Section
416 of the Code and the regulations thereunder. For purposes of determining whether the Plan is a Top-Heavy Plan, the determination date is, for the first Plan Year, the last day of the Plan Year and for each succeeding Plan Year, the last day of the preceding Plan Year.

          "Trust" means the trust created by the Trust Agreement.

          "Trust Agreement" means The O.M. Scott & Sons Company
Profit Sharing Plan Trust Agreement as the same presently exists and as it may from time to time hereafter be amended.

          "Trust Fund" means all of the assets of the Plan held by the Trustee under the Trust Agreement.

          "Trustee" means the party or parties acting as such under the Trust Agreement.

          "Valuation Date" means the last day of each quarter of the Plan Year and each interim date as of which the Administrator directs the allocation of distributions, contributions and earnings of the Trust Fund.

          "Year of Eligibility Service" means an Eligibility
Computation Period in which a person has 1,000 or more Hours of Service.


                            SECTION 2
                          PARTICIPATION

          2.1. Eligibility. An Employee shall become a Participant on the first day of the month coincident with or next following the date on which the Employee completes one Year of Eligibility Service; provided, that no person shall become a Participant if such person is no longer an Employee on the date as of which such person's admission to participation would otherwise have become effective. Each Employee who becomes eligible for admission to participation in this Plan shall complete such forms and provide such data as are reasonably required by the Administrator. Participation shall cease on a Participant's Termination Date.

          2.2. Breaks in Service. If an Employee had no Account attributable to Profit Sharing Contributions before any period of consecutive Breaks in Service, and if the number of consecutive Breaks in Service within such period equals or exceeds five, the Employee shall upon reemployment be required to satisfy the requirements for participation in the Plan as though such Employee had not previously been an Employee. If any Years of Eligibility Service are not required to be taken into account because of a period of Breaks in Service to which this Section applies, such Years of Eligibility Service shall not be taken into account in applying this Section to any subsequent Breaks in Service.

          2.3. Change in Status. If a person who has been in the employ of the Employer or an Affiliate in a category of employment not eligible for participation in this Plan subsequently becomes an Employee by reason of a change in status to a category of employment eligible for participation, such person shall become a Participant as of the date on which the change in status occurs, if, on such date, such person has otherwise satisfied the requirements for participation in the Plan.

          2.4. Erroneous Omission or Inclusion of Employee. If, in any Plan Year, any Employee who should have been included as a Participant in the Plan is erroneously omitted and discovery of such omission is not made until after a Profit Sharing Contribution for the Plan Year has been made and allocated, the Employer shall make a contribution with respect to the omitted Employee equal to the amount which the Employee would have received as an allocation had the Participant not been omitted. If, in any Plan Year, any person who should not have been included as a Participant in the Plan is erroneously included and discovery of such incorrect inclusion is not made until after a contribution for the Plan Year has been made and allocated, the Employer shall not be entitled to recover the contribution made with respect to the ineligible person, and any earnings thereon, unless no deduction is allowable with respect to such contribution. The amount contributed with respect to the ineligible person, together with any earnings thereon, shall be applied to reduce Profit Sharing Contributions for the Plan Year in which the discovery is made.

          2.5. Waiver of Participation. The Administrator shall have the right to permit an Employee to waive participation in the Plan on a year-to-year, nondiscriminatory basis.


                            SECTION 3
                          CONTRIBUTIONS

          3.1.  Profit Sharing Contributions.

               3.1.1. The Employer intends to create a Profit Sharing Pool for each Plan Year during which the Plan is in effect in such amount as the Employer in its absolute discretion shall timely determine. This provision shall not be construed as requiring the Employer to create a Profit Sharing Pool for any specific Plan Year. The Profit Sharing Pool shall be allocated as of the last day of the Plan Year among all Participants who are Employees on the last day of the Plan Year, in proportion to the Eligible Compensation of each such Participant to the Eligible Compensation of all such Participants for the Plan Year. In the Plan Year of his or her Termination Date, a Participant who retires under The Scotts Company Employees' Pension Plan, dies or incurs a permanent and total disability under The Scotts Long Term Disability Plan shall share in the Profit Sharing Pool as if he or she were an Employee on the last day of the Plan Year.

               3.1.2. One-half of the amount of the Profit Sharing Pool allocated to a Participant shall be contributed by the Employer to the Plan as a Non-Elective Profit Sharing Contribution and allocated to the Participant's Non-Elective Profit Sharing Account. The remainder of the Profit Sharing Pool allocated to the Participant shall be paid to the Participant as a bonus or contributed by the Employer to the Plan as an Elective Profit Sharing contribution and allocated to the Participant's Elective Profit Sharing Account, in accordance with the Participant's profit sharing election.

               3.1.3. Each Participant shall have the opportunity to make a profit sharing election to have one-half of his or her share in the Profit Sharing Pool, if any, (a) if the Participant so elects, paid to the Participant as a bonus, or (b) if the Participant so elects or fails to make an election, contributed to the Plan and allocated to the Participant's Elective Profit Sharing Account. A Participant may enter into or modify his or her profit sharing election effective as to the current Plan Year by submitting a new profit sharing election to the Administrator at least 30 days prior to the last day of the Plan Year (or such other date as the Administrator may establish for purposes of administrative convenience). A profit sharing election for a prior Plan Year may not be modified and a profit sharing election for the current Plan Year shall not be effective for future Plan Years.
The Administrator may limit the Elective Profit Sharing Contributions of some or all Highly Compensated Employees, in such manner as the Administrator determines, so as to comply with a projected Compensation Deferral Limit as provided in Section 401(k) of the Code and the regulations thereunder.

          3.2. Savings Contributions. Each Participant shall be entitled to make a Savings Contribution enrollment election, which shall be in the form prescribed by the Administrator. The enrollment election shall provide for a reduction of the Participant's Compensation, in whole percentage points up to 15% of Compensation, and a corresponding contribution to the Participant's Savings Account as a Savings Contribution. A Participant may enter into or modify his or her enrollment election as of any Enrollment Date by submitting a new enrollment election to the Administrator at least 30 days prior to the Enrollment Date (or such greater or lesser period prior to the Enrollment Date as the Administrator may establish for purposes of administrative convenience). A Participant may terminate his or her enrollment election at any time upon 30 days prior written notice (or such greater or lesser period as the Administrator may establish for purposes of administrative convenience).

         3.3.  Limits on Elective Profit Sharing and Savings
Contributions.

               3.3.1. A Participant's Savings Contributions for a calendar year, plus the Elective Profit Sharing Contributions actually made for the Participant during the calendar year, shall not exceed the limit in Section 402(g) of the Code. Any Savings Contribution which, when combined with the Participant's Elective Profit Sharing Contribution and deferrals under any other plans sponsored by an Affiliate, exceeds the limit in Section 402(g) of the Code shall be returned together with earnings for the Plan Year to the Participant not later than the April 15 following the close of the calendar year for which the contribution was made. If a Participant's Savings Contribution, Elective Profit Sharing Contribution and deferrals under plans not sponsored by Affiliates exceed the limit in Section 402(g) of the Code, the Participant may assign to the Plan any portion of the excess by notifying the Administrator in writing of such excess by March 31 of the following year. Any excess and income allocatable to such excess for the Plan Year shall be distributed to the Participant no later than the April 15 of the following year.

               3.3.2.  In the case of a Highly Compensated
Employee, the Savings Contributions, Elective Profit Sharing Contributions and, to the extent they are taken into account in calculating the Compensation Deferral Limit, Non-Elective Profit Sharing Contributions made for the Participant which may be taken into account for the Plan Year for purposes of Section 401(k)(3) of the Code, shall not exceed the Compensation Deferral Limit.
The Administrator may limit the Savings Contributions of some or all Highly Compensated Employees, in such manner as the Administrator determines, so as to comply with a projected Compensation Deferral Limit as provided in Section 401(k) of the Code and the regulations thereunder. Any Savings Contribution and/or Elective Profit Sharing Contribution which exceeds the Compensation Deferral Limit shall be returned together with earnings for the Plan Year to the Participant within two and one-half (2-1/2) months after the close of the Plan Year for which the contribution was made.

               3.3.3. The amount of excess contributions for a Highly Compensated Employee shall be determined in the following manner: first, the actual deferral ratio of the Highly Compensated Employee(s) with the highest actual deferral ratio is reduced to the extent necessary to meet the Compensation Deferral Limit or cause such ratio to be equal to the actual deferral ratio of the Highly Compensated Employee with the next highest ratio. Second, the process is repeated until the Compensation Deferral Limit is met. The amount of excess contributions for a Highly Compensated Employee is then equal to the total of elective and other contributions taken into account in computing the Compensation Deferral Limit, minus the product of the Highly Compensated Employee's contribution ratio as determined above and the Highly Compensated Employee's Compensation.

               3.3.4. If the Highly Compensated Employee's actual deferral ratio is determined by combining the contributions and compensation of all family members, then the actual deferral ratio is reduced in accordance with the "leveling" method described in
Section 1.401(k)-1(f)(2) of the regulations under the Code and the excess contributions for the family unit are allocated among the family members in proportion to the contributions of each family member that have been combined. If the Highly Compensated Employee's actual deferral ratio is determined by combining the contributions and compensation of only those family members who are Highly Compensated Employees without regard to family aggregation, then the actual deferral ratio is reduced in accordance with the leveling method but not below the actual deferral ratio of eligible family members who are Non-Highly Compensated Employees. Excess contributions are determined by taking into account the contributions of the eligible family members who are Highly Compensated Employees without regard to family aggregation and are allocated among such family members in proportion to their contributions. If further reduction of the actual deferral ratio is required, excess contributions resulting from this reduction are determined by taking into account the contributions of all eligible family members and are allocated among such family members in proportion to their contributions.

               3.3.5. The amount of excess contributions to be distributed shall be reduced by excess deferrals previously distributed for the taxable year ending in the same Plan Year and excess deferrals to be distributed for a taxable year will be reduced by excess contributions previously distributed for the Plan Year beginning in such taxable year.

          3.4. Timing of Contributions. All Savings Contributions shall be made no later than the earlier of (a) the earliest date after the reduction of Participants' Compensation on which the Savings Contributions can reasonably be segregated from the Employer's general assets, or (b) 90 days after the reduction of Participants' Compensation. Non-Elective Profit Sharing Contributions and Elective Profit Sharing Contributions shall be made no later than the due date (including extensions) of the income tax return of the Company for the fiscal year of the Company including the last day of the Plan Year for which such contribution is made. All contributions shall be paid over to the Trustee and shall be invested by the Trustee in accordance with the Plan and the Trust Agreement.

          3.5.  Rollover Contributions.

               3.5.1.  An Employee may roll over a cash
distribution from a qualified plan or conduit individual retirement account to this Plan, provided that (a) the distribution is (i) received from a qualified plan as an Eligible Rollover Distribution, and (ii) rolled over directly from the qualified plan or within the 60 days following the date the Employee received the distribution, or (b) the distribution is (i) received from a conduit individual retirement account which has no assets other than assets attributable to an Eligible Rollover Distribution or a "qualified total distribution" within the meaning of Section 402 of the Code as in effect prior to January 1, 1993, which was deposited in the conduit individual retirement account within 60 days of the date the Employee received the distribution, plus earnings, (ii) eligible for tax free rollover to a qualified plan, and (iii) rolled over within the 60 days following the date the Employee received the distribution. The Employee shall present a written certification to the foregoing requirements to the Administrative Committee. The Administrative Committee may also require the Employee to provide an opinion of counsel that the amount rolled over meets the requirements of this Section.

         3.5.2. The foregoing contributions, which shall be Rollover Contributions, shall be accounted for separately and shall be credited to an Employee's Rollover Account. An Employee shall not be permitted to withdraw any portion of his or her Rollover Account until the earlier of the date the Employee attains age 59-1/2 or such time as the Employee is otherwise eligible to make a withdrawal from or receive a distribution of his or her Account. An Employee who has made a Rollover Contribution shall be deemed to be a Participant with respect to his or her Rollover Account even if he or she is not otherwise a Participant.

     3.6.  Exclusive Benefit; Refund of Contributions.

         3.6.1. All contributions made by the Employer are made for the exclusive benefit of the Participants and their Beneficiaries, and such contributions shall not be used for or diverted to purposes other than for the exclusive benefit of the Participants and their Beneficiaries, including the costs of maintaining and administering the Plan and Trust.

         3.6.2. Notwithstanding any other provision of this Section, amounts contributed to the Trust by the Employer may be refunded to the Employer, to the extent that such refunds do not, in themselves, deprive the Plan of its qualified status, under the following circumstances and subject to the following limitations:
(a) to the extent that a federal income tax deduction is disallowed for any contribution made by the Employer, the Trustee shall refund to the Employer the amount so disallowed within one year of the date of such disallowance; (b) if a contribution is made, in whole or in part, by reason of a mistake of fact, there shall be returned to the Employer so much of such contribution as is attributable to the mistake of fact within one year after the payment of the contribution to which the mistake applies; and (c) except as provided in the event of an erroneous allocation to an ineligible person, if the Plan initially or as a result of an amendment fails to satisfy the qualification requirements of Section 401(a) of the Code, and if the Employer declines to amend the Plan to satisfy such qualification requirements, contributions made prior to the determination that the Plan has failed to qualify shall be returned to the Employer within one year of denial of qualification.

         3.6.3. Notwithstanding any other provision of this Section, no refund shall be made to the Employer which is specifically chargeable to the Account of any Participant in excess of 100% of the amount in such Account nor shall a refund be made by the Trustee of any funds, otherwise subject to refund hereunder, which have been distributed to any Participant or Beneficiary. If any such distributions become refundable, the Employer shall have a claim directly against the distributees to the extent of the refund to which it is entitled.

         3.6.4. All refunds under this Section shall be limited in amount, circumstance and timing by the provisions of Section 403 of ERISA, and no such refund shall be made if, solely because of such refund, the Plan would cease to be a qualified plan under
Section 401(a) of the Code.

     3.7.  Annual Additions and Limitations.

         3.7.1. Notwithstanding any other provisions of this Plan, in no event shall the annual addition to a Participant's Account for any Plan Year exceed the lesser of $30,000 (or such other limit as may be the maximum permitted under Section 415 of the Code and regulations issued thereunder) or 25% of such Participant's Compensation. All amounts contributed to any defined contribution plan maintained by the Employer or any Affiliate shall be aggregated with contributions under this Plan in computing any Employee's annual additions limitation. In no event shall the amount allocated to the Account of any Participant be greater than the maximum amount allowed under Section 415 of the Code with respect to any combination of plans without disqualification of any such plan. Any adjustment to the dollar limitation set forth in this Section shall be effective only for the Plan Years ending on or after January 1 of the year for which the adjustment is made. For purposes of this Section, the term "annual addition" shall mean the sum of Non-Elective Profit Sharing Contributions, Elective Profit Sharing Contributions and Savings Contributions allocable to the Participant's Account for the Plan Year.

         3.7.2. In the event a Participant is a participant in any other defined contribution plan and/or defined benefit plan sponsored by the Employer or any Affiliate, and the sum of the "defined benefit plan fraction" and the "defined contribution plan fraction" would exceed 1.0 but for the operation of this Section, the "defined contribution fraction" shall be reduced so that the sum of the fractions shall not exceed 1.0. For purposes of this subsection, the "defined benefit plan fraction" is the ratio that
(a) the Participant's projected annual retirement benefit as of the end of the Plan Year under the defined benefit plans bears to (b) the lesser of (i) the product of 1.25 multiplied by the dollar limitation in effect under Section 415(b)(1)(A) of the Code for such Plan Year, or (ii) the product of 1.4 multiplied by the maximum amount permitted under Section 415(b)(1)(B) of the Code for such Plan Year. The "defined contribution plan fraction" is the ratio of (a) the Participant's annual additions for the Plan Year to the defined contribution plans bears to (b) the lesser of the following amounts determined for such Plan Year and for each prior Year of Service with the Employer: (i) the product of 1.25 multiplied by the dollar limitation in effect under Section 415(c)(1)(A) of the Code for such year, or (ii) the product of 1.4 multiplied by the maximum amount permitted under Section 415(c)(1)(B) of the Code for such year.

         3.7.3. If the annual addition to a Participant's Account exceeds the amount permitted under this Section due to a reasonable error in estimating a Participant's Compensation or in determining the amount of Savings Contributions and Elective Profit Sharing Contributions which may be made under the limits of Section 415 of the Code, such excess shall be disposed of as follows:

             (a)  At the discretion of the Administrator, Savings
Contributions and Elective Profit Sharing Contributions will be returned to the Participant;

             (b) If the Participant is a Participant on the last day of the Plan Year, such excess shall be applied to reduce Non-Elective Profit Sharing Contributions for such Participant in subsequent Plan Years, and no Profit Sharing Contribution shall be made to such Participant's Account until such excess annual addition is eliminated;

             (c) If at any time while an excess annual addition is being applied or would be applied to reduce future Non-Elective Profit Sharing Contributions for a Participant, such Participant ceases to be a Participant, then such excess annual addition shall be held unallocated in a suspense account for the Plan Year and shall be allocated in the next Plan Year as an Employer contribution, and no contribution which would constitute an annual addition shall be made until any such suspense account is completely allocated; and

             (d) No suspense account maintained under this Section shall participate in allocations of gains and losses of the Investment Funds unless otherwise directed by the Administrator.

     3.8. Fail-Safe Allocations of Profit Sharing Contributions. Notwithstanding anything in the Plan to the contrary, for Plan Years beginning after December 31, 1989, if the Plan would otherwise fail to meet the requirements of Section 401(a)(4) or
Section 410(b) of the Code and the regulations thereunder because Non-Elective Profit Sharing Contributions have not been allocated to a sufficient number or percentage of Participants for a Plan Year, then the group of Participants eligible to share in the Non-Elective Profit Sharing Contribution for the Plan Year shall be expanded to include the minimum number of former Participants (who are not employed on the last day of the Plan Year and so would not otherwise be eligible to share in the Non-Elective Profit Sharing Contribution) as are necessary to satisfy the applicable test. The specific former Participants who shall become eligible under the terms of this paragraph shall be those former Participants who are Non-Highly Compensated Employees who, when compared to similarly situated former Participants, have completed the greatest number of Hours of Service in the Plan Year before terminating employment. Nothing in this Section shall permit the reduction of a Participant's benefit. Therefore any amounts that have previously been allocated to Participants may not be reallocated to satisfy these requirements. In the event additional allocations are required, the Employer shall make an additional contribution equal to the additional allocations, even if it exceeds the amount which would be deductible under Section 404 of the Code. Any adjustment to the allocations pursuant to this Section shall be made by the October 15 after the Plan Year and shall be considered to be made as of the last day of the Plan Year.


                            SECTION 4
                           INVESTMENT

     4.1.  Investment Direction.

         4.1.1. Each Participant shall have the right to direct, in multiples of five percentage points, that (a) future contributions to and the existing balance in the Participant's Non-Elective and Elective Profit Sharing Accounts be invested in one or more of the Investment Funds, (b) future contributions to and the existing balance in the Participant's Savings Account be invested in one or more Investment Funds, and (c) future contributions to and the existing balance in the Participant's Rollover Account be invested in one or more Investment Funds.

         4.1.2. A Participant may change his or her investment direction as of any Enrollment Date by submitting a form prescribed by the Administrator to the Administrator at least 30 days prior to the Enrollment Date (or such greater or lesser period prior to the Enrollment Date as the Administrator may establish for purposes of administrative convenience) along with payment of a reasonable charge established by the Administrator to defray the administrative expense of processing the investment direction.

     4.2. Investment Funds. One of the Investment Funds shall be the Company Stock Fund, consisting of Employer Securities and cash or cash equivalents needed to meet obligations of such fund or for the purchase of Employer Securities. The Investment Committee shall direct the Trustee to create and maintain three or more additional Investment Funds according to investment criteria established by the Investment Committee. The Investment Committee shall have the right to direct the Trustee to merge or modify any existing Investment Funds, other than the Company Stock Fund.

     4.3. Investment in Employer Securities. One of the purposes of the Plan is to provide Participants with ownership interests in the Employer, and to the extent practicable, all available assets of the Company Stock Fund shall be used to purchase Employer Securities, which shall be held by the Trustee until distribution or sale for distribution of cash to Participants or Beneficiaries or until disposition is required to implement changes in investment designations. In addition, all or any portion of any other Investment Fund may consist of Employer Securities. Such percentage of the Trust Fund, up to 100%, shall be invested in Employer Securities as results from the operation of this Section.

     4.4. Voting Employer Securities. The Investment Committee shall have the power to direct the Trustee in the voting of all Employer Securities held by the Trustee. All voting of Employer Securities shall be in compliance with all applicable rules and regulations of the Securities and Exchange Commission and all applicable rules of or any agreement with any stock exchange on which the Employer Securities being voted are traded. The Trustee shall vote all Employer Securities as directed by the Investment Committee and in the absence of such directions shall vote or not vote Employer Securities in such manner as the Trustee shall, in its sole discretion, determine. Notwithstanding the foregoing, the Investment Committee may, in its sole discretion and at any time or from time to time, permit Participants and Beneficiaries to direct the manner in which any Employer Securities allocated to their Accounts shall be voted on such matter as the Investment Committee permits.

     4.5. Tender Offers. Each Participant and Beneficiary shall have the sole right to direct the Trustee as to the manner in which to respond to a tender or exchange offer for Employer Securities allocated to such person's Account. The Investment Committee shall use its best efforts to notify or cause to be notified each Participant and Beneficiary of any tender or exchange offer and to distribute or cause to be distributed to each Participant and Beneficiary such information as is distributed in connection with any tender or exchange offer to holders generally of Employer Securities, together with the appropriate forms for directing the Trustee as to the manner in which to respond to such tender or exchange offer. Upon timely receipt of directions under this Section from the Participant or Beneficiary, the Trustee shall respond to the tender or exchange offer in accordance with, and only in accordance with, such directions. If the Trustee does not receive timely directions from a Participant or Beneficiary under this Section, the Trustee shall not tender, sell, convey or transfer any Employer Securities allocated to such person's Account in response to any tender or exchange offer.

     4.6. Investment Managers. The Investment Committee may appoint one or more investment managers to manage all or any portion of all or any of the Investment Funds, and one or more custodians for all or any portion of any Investment Fund. The Investment Committee may also establish investment guidelines for the Trustee or any one or more investment managers and may direct that all or any portion of the assets in an Investment Fund be invested in one or more guaranteed investment contracts having such terms and conditions as the Investment Committee deems appropriate. The Investment Committee or the Trustee, at the direction of the Investment Committee, may enter into such agreements as the Investment Committee deems advisable to carry out the purposes of this Section.

     4.7.  Section 16 Persons.  Notwithstanding anything in the
Plan to the contrary, Section 16 Persons may not direct the investment of their Accounts into the Company Stock Fund unless the Investment Committee determines otherwise.


                            SECTION 5
                    VALUATIONS AND CREDITING

     5.1. Valuations. The Trust Fund shall be valued by the Trustee at fair market value as of the close of business on each Valuation Date. In determining the fair market value of assets other than securities for which trading or bid prices can be obtained, the Trustee shall rely on valuations provided by the Investment Committee, which may appraise such assets itself or employ one or more appraisers, including the Trustee or an affiliate of the Trustee, for that purpose. The portions of all Accounts held in the Company Stock Fund shall be maintained on a share basis.

     5.2. Credits to and Charges Against Accounts. All crediting to and charging against Accounts shall be made as follows:

         5.2.1. First, there shall be determined the net adjusted Account by (a) charging all distributions and withdrawals made during the period from the prior Valuation Date to the current
Valuation Date, and (b) crediting Savings Contributions and
Rollover Contributions on such time weighted basis as the Administrator determines.

         5.2.2. Second, all earnings of the Trust Fund shall then be allocated to and among the Participants' Accounts according to their net adjusted Accounts and the relative investment results of the Investment Funds in which their Accounts were invested.

         5.2.3. Third, at the option of the Administrator, all administrative expenses relating to the maintenance of Accounts of former Participants shall be charged against such Accounts.

         5.2.4.  Last, there shall be credited to each
Participant's Account, (a) Non-Elective Profit Sharing
Contributions and Elective Profit Sharing Contributions allocated to such Account, and (b) Savings Contributions and Rollover
Contributions to such Account not previously credited under this Section.

     5.3. Expenses. All brokerage fees, transfer taxes, and other expenses incurred in connection with the investment of the Trust Fund shall be added to the cost of such investments or deducted from the proceeds thereof, as the case may be. All other costs and expenses of administering the Plan shall be paid from the Trust Fund unless the Employer elects to pay such costs and expenses.


                            SECTION 6
                            BENEFITS

     6.1. Forms of Benefit Payments. A Participant or Beneficiary shall receive any benefit to which he or she is entitled in the form of:

         6.1.1. A lump sum distribution to the Participant or Beneficiary consisting of cash for amounts not invested in the Company Stock Fund and, for amounts invested in the Company Stock Fund, (i) the greatest number of whole shares of Employer Securities which can be distributed on the basis of the portion of his or her Account balance invested in the Company Stock Fund plus cash for any fractional share, if the number of whole shares is 20 or more and the Participant or Beneficiary elects to receive shares, or (ii) cash if the number of whole shares is less than 20 or if the Participant or Beneficiary elects to receive cash; or

         6.1.2. Effective for distributions made after December 31, 1993, at the election of the Participant or Beneficiary who is the Participant's surviving or former spouse, if the benefit is an Eligible Rollover Distribution, a lump sum payment of the benefit directly to an Eligible Retirement Plan specified by the Participant or Beneficiary in the form of cash for amounts not invested in the Company Stock Fund and, for amounts invested in the Company Stock Fund, (i) the greatest number of whole shares of Employer Securities which can be distributed on the basis of the portion of his or her Account balance invested in the Company Stock Fund plus cash for any fractional share, if the number of whole shares is 20 or more and the Participant or Beneficiary elects to receive shares, or (ii) cash if the number of whole shares is less than 20 or if the Participant or Beneficiary elects to receive cash; or

         6.1.3. Effective for distributions made after December 31, 1993, at the election of the Participant or Beneficiary who is the Participant's surviving or former spouse, if the benefit is an Eligible Rollover Distribution, distribution to both the Participant or Beneficiary and an Eligible Retirement Plan as follows:

         (a) for amounts not invested in the Company Stock Fund, a lump sum cash payment to:

                 (i)  the Participant or Beneficiary; or

                 (ii) an Eligible Retirement Plan specified by the Participant or Beneficiary; or

                 (iii) the Participant or Beneficiary of a portion of the benefit specified by the Participant or Beneficiary, with the remainder paid to an Eligible
         Retirement Plan, and

         (b)  for amounts invested in the Company Stock Fund:

                 (i) a lump sum cash payment to the Participant or Beneficiary; or

                 (ii)  a distribution to the Participant or
         Beneficiary of the greatest number of whole shares of Employer Securities which can be distributed on the basis of the portion of his or her Account balance invested in the Company Stock Fund plus cash for any fractional share, if the number of whole shares is 20 or more: or

                 (iii)  a lump sum cash payment to an Eligible
         Retirement Plan specified by the Participant or Beneficiary; or

                 (iv) a distribution to an Eligible Retirement Plan of the greatest number of whole shares of Employer Securities which can be distributed on the basis of the portion of the Participant's Account balance invested in the Company Stock Fund plus cash for any fractional share, if the number of whole shares is 20 or more.

     6.2.  Retirement Benefit.  Effective January 1, 1993, any
Participant who has incurred a Termination Date shall receive his or her retirement benefit as soon as administratively practicable after:

         (a) if the Participant's benefit is $3,500 or less, the Valuation Date coincident with or following the Participant's
Termination Date; or

         (b)  if the Participant's benefit is more than $3,500:

                 (i)  the Valuation Date coincident with or
         following the later of the Participant's Termination Date and the date the Participant attains age 62, or

                 (ii) at the election of the Participant (made during the time period, before and after the applicable Valuation Date, that the Administrative Committee establishes for purposes of administrative convenience), the Valuation Date following the Participant's Separation Date; or

                 (iii) at the election of the Participant (made in the time period, before the applicable Valuation Date, that the Administrative Committee establishes for the purposes of administrative convenience), any Valuation Date, starting with the third Valuation Date after the Participant's Separation Date and ending with the Valuation Date in (i).

The amount of the retirement benefit shall be equal to the undistributed balance in the Participant's Account determined as of the applicable Valuation Date. Such distribution shall be made as soon as practicable after the applicable Valuation Date.

     6.3.  Death Benefit.

         6.3.1. If a Participant dies before receiving a distribution of his or her retirement benefit, the Participant's Beneficiary shall receive a death benefit, in lieu of the retirement benefit, as soon as administratively practicable after the Valuation Date coincident with or next following the Participant's death. The amount of the death benefit shall be equal to the undistributed balance in the Participant's Account determined as of the applicable Valuation Date.

         6.3.2. A married Participant may, with the consent of his or her spouse, designate and from time to time change the designation of one or more Beneficiaries or contingent Beneficiaries to receive any death benefit. The designation and consent shall be on a form supplied by the Administrator, which form shall describe the effect of the designation on the Participant's spouse, and shall be signed by the Participant and the Participant's spouse. The spouse's signature shall be witnessed by a Plan representative or a notary public. Notwithstanding the foregoing, a Beneficiary designation made by a married Participant who has no Hours of Service and no paid leave of absence on or after August 23, 1984, shall be effective without the consent of such Participant's spouse. An unmarried Participant or a married Participant whose spouse has abandoned him or her or cannot be located may designate a Beneficiary or Beneficiaries without the consent of any other person, after having first established to the satisfaction of the Administrator either that he or she has no spouse or that his or her spouse cannot be located. All records of Beneficiary designations shall be maintained by the Administrator.

         6.3.3. In the event that the Participant fails to designate a Beneficiary to receive a benefit that becomes payable under the provisions of this Section, or in the event that the Participant is predeceased by all designated primary and contingent Beneficiaries, (a) if the Participant is survived by a spouse, the death benefit shall be payable to the Participant's surviving spouse who shall be deemed to be the Participant's designated Beneficiary for all purposes under this Plan, or (b) if the Participant is not survived by a spouse, the death benefit shall be payable to the Participant's estate.

     6.4. In-Service Distributions. Any Participant who has completed more than five years of participation in the Plan and who has attained age 59-1/2 may withdraw from the Trust as of any Valuation Date all of his or her Savings Account, or any portion of his or her Savings Account which would not reduce the amount in his or her Savings Account to less than $500. Upon receipt of a request for withdrawal of a portion of a Participant's Savings Account which would reduce it to less than $500, the Trustee shall distribute the entire amount of the Participant's Savings Account.

     6.5.  Advance Distribution for Hardship.

         6.5.1. If a Participant has an immediate and heavy financial need and has obtained all distributions, other than hardship distributions, currently available under the Plan and any other plans maintained by the Employer or an Affiliate, he or she may obtain a hardship distribution of his or her Savings Contributions. The amount of the hardship distribution shall be the lesser of the Participant's Savings Contributions or the amount necessary to satisfy the immediate and heavy financial need (including amounts necessary to pay reasonably anticipated taxes and penalties on the hardship distribution). Hardship distributions of other amounts shall not be allowed.

         6.5.2. An amount shall not be treated as necessary to satisfy the immediate and heavy financial need if the need can be reasonably relieved by (a) reimbursement or compensation from insurance or otherwise, (b) reasonable liquidation of the Participant's assets, to the extent such liquidation would not itself cause an immediate and heavy financial need, (c) cessation of Savings Contributions and Elective Profit Sharing Contributions,
(d) other distributions from the Plan or any other plan, (e) loans from the Plan or any other plans, or (f) loans from commercial sources on reasonable terms. A need cannot reasonably be relieved by one of the listed actions if the effect would be to increase the amount of the need. The Administrator shall be entitled to rely on the Participant's certification of the foregoing except that the Administrator may require further documentation as to the amount necessary to satisfy the immediate and heavy financial need, or deny the hardship distribution, if under the circumstances the Administrator's reliance on the certification is not reasonable.

         6.5.3. For purposes of this Plan, an immediate and heavy financial need is the need for money for:

             (a) expenses for or necessary to obtain medical care described in Section 213(d) of the Code for the Participant or the Participant's spouse or dependents;

             (b) costs directly related to the purchase (excluding mortgage payments) of a principal residence of the Participant;

             (c) the payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant or the Participant's spouse, children or dependents;

             (d) the prevention of the eviction of the Participant from his or her principal residence or the foreclosure on the mortgage of the Participant's principal residence; or

             (e) any other reason added to the list of deemed immediate and heavy financial needs by the Commissioner of the Internal Revenue Service.

         6.5.4. A Participant who has obtained a hardship distribution shall not be eligible to make any Savings
Contributions or Elective Profit Sharing Contributions for the 12 months after the hardship distribution.

     6.6.  Loans to Participants.

         6.6.1. Loans to a Participant from his or her Savings Account and, effective July 1, 1994, from his or her Rollover Account shall be allowed, subject to such uniform and nondiscriminatory rules as may from time to time be adopted by the Administrator. Loans from other Accounts shall not be allowed. The Trustee may make a loan to a Participant who has applied for a loan, in accordance with rules adopted by the Administrator, on forms provided by the Administrator.

         6.6.2. A Participant shall be permitted to borrow no more than the lesser of (a) $50,000 reduced by the excess (if any) of (i) the highest outstanding balance of Plan loans during the previous 12 months over (ii) the current outstanding balance of Plan loans, or (b) 50% of the value of the Participant's Account as of the Valuation Date coincident with or next preceding the date on which the loan is made.

         6.6.3. Loans shall be available to all Participants on a reasonably equivalent basis; provided, however, that the Trustee may make reasonable distinctions among prospective borrowers on the basis of creditworthiness and available security. Any amount withdrawn by or payable to a Participant from his or her Account while a loan is outstanding shall be immediately applied to reduce such loan.

         6.6.4. (a) All loans to Participants made by the Trustee shall be secured by the pledge of the Participant's Account.

             (b) Interest shall be charged at an interest rate which the Administrator finds to be reasonable on the date of the loan.

             (c) Loans shall be for a term of five years or for such lesser term as the Administrator and the Trustee agree is appropriate, with substantially level amortization over the term of the loan.

             (d) If not paid as and when due, any such outstanding loan or loans may be deducted from any benefit which is or becomes payable to such Participant or the Participant's Beneficiary. The Participant shall remain liable for any deficiency, and any surplus remaining shall be paid to the Participant.

             (e) Any loan made to a Participant shall be (i) treated as an investment of the Participant's Account with interest payments credited and expenses deducted from the Participant's Account, and (ii) excluded from the Participant's Account for purposes of implementing the Participant's investment directions and allocation of the investment results of the Investment Funds.

     6.7. Latest Commencement of Benefits. Payment of benefits shall commence in accordance with this Section, provided, however, in no event shall payment of benefits commence later than the April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2.

     6.8. Post-Distribution Credits. If, after the distribution of retirement or death benefits under this Plan, there remain in a Participant's Account any funds, or any funds shall be subsequently credited thereto, such funds shall be distributed to the Participant or his or her Beneficiary as promptly as practicable.

     6.9. Prevention of Escheat. If the Administrator cannot ascertain the whereabouts of any person to whom a payment is due under the Plan, the Administrator may place the amount of the payment in a segregated account. If a segregated account is an interest bearing account, the interest, which may be net of expenses, shall be credited to the segregated account. If a segregated account holds Employer Securities, any dividends may be treated as earnings of the Trust Fund or of the segregated account, at the option of the Administrator. After two years from the date such payment is due, the Administrator may mail a notice of the payment to the last known address of such person as shown on the records of the Plan, the Employer and all Affiliates. If such person has not made claim for the payment within three months after the date of the mailing of the notice or if the notice is returned as undeliverable, then the payment and all remaining payments which would otherwise be due to such person shall be cancelled and the amount thereof shall be applied to reduce Profit Sharing Contributions. If any person subsequently has a claim allowed for such benefits, such person shall be treated as an omitted eligible Employee.


                            SECTION 7
                    TOP-HEAVY PLAN PROVISIONS

     7.1. Minimum Benefits. For any Plan Year that this Plan is a Top-Heavy Plan, the Employer shall contribute, for and on behalf of each Non-Key Employee who is a Participant on the last day of the Plan Year, an amount which is not less than the lesser of (a) 3% of such Participant's Compensation, or (b) such Participant's Compensation multiplied by a fraction, determined with respect to the Key Employee for whom the fraction is greatest, the numerator of which is the contributions allocated to such Key Employee's Account for the Plan Year and the denominator of which is the Key Employee's Compensation for the Plan Year. In determining the minimum benefit, all contributions, including Savings Contributions, for any Participant to any plan included in the Aggregation Group shall be taken into account. If a Participant participates in this Plan and a defined benefit plan in the Aggregation Group, the Participant shall receive minimum benefits under such defined benefit plan.

     7.2. Adjustment in Benefit Limitations. In applying the limits of Section 415 of the Code where a Participant participates in both one or more defined benefit plans and one or more defined contribution plans of the Employer, paragraphs (2)(B) and (3)(B) of Section 415(e) of the Code shall be applied by substituting "1.0" for "1.25", unless (a) the sum of the account balances and the present value of the accrued benefits of Key Employees do not exceed 90% of the account balances and the present value of the accrued benefits of all participants and their beneficiaries, as determined under Section 416(h) of the Code, and (b) the Employer elects to have the minimum benefit under Section 416 of the Code applied by substituting "4%" for "3%" therein.


                            SECTION 8
                        CLAIMS PROCEDURES

     8.1. Application for Benefits. Each Participant or Beneficiary believing himself or herself eligible for benefits under this Plan may apply for such benefits by completing and filing with the Administrator an application for benefits on a form supplied by the Administrator. Before the date on which benefit payments commence, each such application must be supported by such information and data as the Administrator deems relevant and appropriate. Evidence of age, marital status (and, in the appropriate instances, death), and location of residence shall be required of all applicants for benefits.

     8.2. Appeal of Denial of Claim for Benefits. In the event that any claim for benefits is denied in whole or in part, the Participant or Beneficiary whose claim has been so denied shall be notified of such denial in writing by the Administrator within 90 days after the Administrator receives the claim. The notice advising of the denial shall specify the reasons for denial, make specific reference to pertinent Plan provisions, describe any additional material or information necessary for the claimant to perfect the claim (explaining why such material or information is needed), and shall advise the Participant or Beneficiary, as the case may be, of the procedure for the appeal of such denial. If a claimant wishes to appeal the denial of the claim, the claimant shall submit a written appeal to the Advisory Committee within 60 days after the Administrator notifies the claimant of the denial. The appeal shall set forth all of the facts upon which the appeal is based. Appeals which are not timely filed shall be barred.
The Advisory Committee shall consider the merits of the claimant's appeal, the merits of any facts or evidence in support of the denial of benefits, and such other facts and circumstances as the Advisory Committee deems relevant. The Advisory Committee shall give the Administrator a written statement as to its recommendation on the appeal within 30 days after the Advisory Committee receives the appeal, unless special circumstances or the need to hold a hearing require an extension of up to 30 additional days. The Administrator shall then consider the recommendation of the Advisory Committee and give the claimant a written statement as to the Administrator's determination on the appeal within 60 days after the Advisory Committee receives the appeal, unless special circumstances or the need to hold a hearing require an extension of up to 60 additional days.

     8.3. Effect of Administrator Decision. Any decision or action of the Administrator on appeal shall be final and binding on all persons absent fraud or arbitrary abuse of the wide discretion granted to the Administrator. No appeal or contest of any decision or action may be brought other than after following the procedures for claims and appeals as set forth herein by a legal proceeding in a court of competent jurisdiction brought within one year after such decision or action.


                            SECTION 9
           ALLOCATION OF AUTHORITY AND RESPONSIBILITY

     9.1.  Authority and Responsibilities of the Administrator.
The Administrator shall have the following duties and responsibilities: (a) to maintain and retain records relating to the Participants and Beneficiaries; (b) to prepare and furnish to Participants all information required under federal law or provisions of this Plan to be furnished to them; (c) to prepare and furnish to the Trustee sufficient Employee data and the amount of contributions received from all sources so that the Trustee may maintain separate Accounts for Participants and make required payments of benefits; (d) to provide directions to the Trustee with respect to payments of benefits and all other matters where called for in the Plan or requested by the Trustee; (e) to prepare and file or publish with the Secretary of Labor, the Secretary of the Treasury, their delegates and all other appropriate governmental officials, all reports and other information required under law to be so filed or published; (f) to arrange for bonding; (g) to consult with the Advisory Committee and the Investment Committee with respect to matters determined under Sections 9.2 and 9.3, respectively; (h) to recommend and facilitate approval of Plan changes; and (i) to coordinate implementation of changes to and administration of the Plan. The Administrator shall have the right to hire such professional assistants and consultants as it deems necessary or advisable, including, but not limited to: (i) accountants; (ii) actuaries; (iii) attorneys; (iv) consultants; and
(v) clerical and office personnel. The costs for such assistants and advisers shall be paid from the Trust Fund as an expense of the Trust Fund unless the Employer elects to pay such costs.

     9.2. Authority and Responsibilities of the Advisory Committee. The Advisory Committee shall have the following duties and responsibilities: (a) to provide assistance and consultation to the Administrator with respect to Plan changes and administrative procedures; (b) to develop recommendations for Plan changes, as deemed appropriate by the Advisory Committee; (c) to consult with the Administrator with respect to other matters at the discretion of the Administrator; and (d) to review appeals of denial of claims and make recommendations for action to the Administrator.

     9.3. Authority and Responsibilities of the Investment Committee. The Investment Committee shall have the following duties and responsibilities: (a) to appoint the Trustee, to monitor the performance of the Trustee, and to terminate such appointment; (b) to provide direction to the Trustee including direction of investment of all or part of the Trust Fund and the establishment of investment criteria and Investment Funds; and (c) to appoint investment advisors and investment managers, to monitor their performances, and to terminate such appointments.

     9.4. Appointment and Tenure. The Advisory Committee and the Investment Committee shall each consist of a committee of one or more members who shall serve at the pleasure of the Board of Directors. Any committee member may be dismissed at any time, with or without cause, upon notice from the Board of Directors. Any committee member may resign by delivering his or her written resignation to the Board of Directors. Vacancies arising by the death, resignation or removal of a committee member shall be filled by the Board of Directors. If the Board of Directors fails to act, and in any event, until the Board of Directors so acts, the remaining members of a committee may appoint an interim member to fill any vacancy occurring on the committee. If no person has been appointed to the Advisory Committee or the Investment Committee, or if no person remains on one of the committees, the Company shall be deemed to be such committee.

     9.5. Meetings; Majority Rule. Any and all acts of the Advisory Committee or the Investment Committee taken at a meeting shall be by a majority of all members of such committee. A committee may act by vote taken in a meeting (at which a majority of members shall constitute a quorum) if all members of the committee have received at least 10 days' written notice of such meeting or have waived notice. A committee may also act by majority consent in writing without the formality of convening a meeting. Each committee shall elect one of its members to serve as chairman. The chairman shall preside at all meetings of the committee or shall delegate such responsibility to another committee member.

     9.6.  Compensation.  The Advisory Committee, the Investment
Committee and the Administrator shall serve without compensation for services as such, but all expenses of such persons shall be paid or reimbursed by the Employer, and if not so paid or reimbursed, shall be paid from the Trust Fund.

     9.7. Indemnification. Each member of the Advisory Committee, each member of the Investment Committee, and Employees carrying out the duties of the Administrator shall be indemnified by the Employer against costs, expenses and liabilities (other than amounts paid in settlement to which the Employer does not consent) reasonably incurred by the person in connection with any action to which the person may be a party by reason of his or her service as a member of the committee or for the Administrator, except in relation to matters as to which he or she shall be adjudged in such action to be personally guilty of negligence or willful misconduct in the performance of his or her duties. The foregoing right to indemnification shall be in addition to such other rights as the person may enjoy as a matter of law or by reason of insurance coverage of any kind, but shall not extend to costs, expenses and/or liabilities otherwise covered by insurance or that would be so covered by any insurance then in force if such insurance contained a waiver of subrogation. Rights granted hereunder shall be in addition to and not in lieu of any rights to indemnification to which the person may be entitled under the bylaws of the Company. Service on the Advisory Committee or the Investment Committee or for the Administrator shall be deemed in partial fulfillment of the person's function as an Employee, officer and/or director of the Employer, if the person serves in such capacity as well.

     9.8. Authority and Responsibilities of the Company. The Company, as Plan sponsor, shall have the following (and only the following) authority and responsibilities: (a) to act as Administrator, (b) to appoint the Advisory Committee and the Investment Committee and to monitor each of their performances;
(c) to communicate such information to the Advisory Committee, the Investment Committee, and the Trustee as each needs for the proper performance of its duties; (d) to provide channels and mechanisms through which the Advisory Committee, the Investment Committee, the Administrator and/or the Trustee can communicate with Participants and Beneficiaries; and (e) to perform such duties as are imposed by law or by regulation and to serve as Advisory Committee or the Investment Committee in the absence of an appointed committee or person. Any action which may be taken and any decision which may be made by the Company under the Plan (including authorization of Plan amendments or termination) may be made by: (a) the Board of Directors; or (b) any committee to which the Board of Directors delegates discretionary authority with respect to the Plan.

     9.9. Obligations of Named Fiduciaries. The Investment Committee, the Administrator and the Trustee are named fiduciaries within the meaning of Section 402(a) of ERISA. A named fiduciary shall have only those particular powers, duties, responsibilities and obligations specifically given to it under this Plan or the Trust Agreement. No named fiduciary shall have authority or responsibility to deal with matters other than as delegated to it under this Plan, under the Trust Agreement or by operation of law. Notwithstanding the foregoing, named fiduciaries may perform in more than one fiduciary capacity if so appointed and may reallocate duties between themselves by mutual agreement. A named fiduciary shall not in any event be liable for breach of fiduciary responsibility or obligation by another fiduciary (including named fiduciaries) if the responsibility or authority of the act or omission deemed to be a breach was not within the scope of such named fiduciary's authority or responsibility.


                           SECTION 10
 AMENDMENT, TERMINATION, MERGERS AND CONSOLIDATIONS OF THE PLAN

     10.1. Amendment. The Company (by its Board of Directors, an executive committee of its Board of Directors or other committee to which the Board of Directors delegates discretionary authority with respect to the Plan) may amend the provisions of this Plan at any time and from time to time, after consultation with the Advisory Committee; provided, however, that:

         10.1.1. No amendment shall increase the duties or liabilities of the Trustee without the consent of such party.

         10.1.2. No amendment shall deprive any Participant or Beneficiary of a deceased Participant of any of the benefits to which such person is entitled under the Plan with respect to contributions previously made or decrease the balance in any Participant's Account, except as permitted by Section 412(c)(8) of the Code and Section 302(c)(8) of ERISA.

         10.1.3. No amendment changing the vesting schedule shall decrease the vested percentage of any Participant.

         10.1.4. No amendment shall eliminate an optional form of benefit in violation of Section 411(d)(6).

         10.1.5. No amendment shall provide for the use of funds or assets held to provide benefits under the Plan other than for the benefit of Employees and Beneficiaries, except as may be specifically authorized by statute or regulation.

         10.1.6.  Any amendment necessary to maintain the
qualification of the Plan under Section 401(a) of the Code may be made without the further approval of the Board of Directors or any committee if signed by an officer of the Company.

     10.2. Plan Termination. The Company reserves the right to terminate the Plan in whole or in part, after consultation with the Advisory Committee. Plan termination shall be effective as of the date specified by resolution of the Board of Directors. The Company shall instruct the Trustee to either (a) continue to manage and administer the assets of the Trust for the benefit of Participants and Beneficiaries under the terms and provisions of the Trust Agreement, or (b) pay over to each Participant the value of his or her interest, and thereupon dissolve the Trust.

    10.3. Permanent Discontinuance of Profit Sharing Contributions. While it is the Company's intention to make substantial and recurring contributions to the Trust Fund under the provisions of the Plan, the right is, nevertheless, reserved to permanently discontinue Profit Sharing Contributions at any time. Such permanent discontinuance shall have the effect of a termination of the Plan, except that the Trustee shall not have the authority to dissolve the Trust Fund except upon adoption of a further resolution by the Board of Directors to the effect that the Plan is terminated and upon receipt from the Company of instructions to dissolve the Trust Fund. Failure to make a contribution solely because of a lack of net income shall not be deemed to be a permanent discontinuance of Profit Sharing Contributions.

     10.4. Suspension of Profit Sharing Contributions. The Company shall have the right, at any time and from time to time, to suspend Profit Sharing Contributions to the Trust Fund under the Plan. Such suspension shall have no effect on the operation of the Plan except as set forth below:

         10.4.1.  If the Board of Directors determines by
resolution that such suspension shall be permanent, a permanent discontinuance of contributions shall be deemed to have occurred as of the date of such resolution or such earlier date as is therein specified.

         10.4.2. If a temporary suspension becomes a permanent discontinuance or a Plan termination, the discontinuance or termination shall be deemed to have occurred on the earlier of:
(a) the date specified by resolution of the Board of Directors, or
(b) the last day of the Plan Year next following the first Plan Year during the period of suspension in which there occurred a failure of the Employer to make contributions in a year in which there was net income out of which such contributions could have been made.

     10.5. Mergers and Consolidations of Plans. In the event of any merger or consolidation of the Plan with, or transfer of assets or liabilities to, any other plan, each Participant and Beneficiary shall have a benefit in the surviving or transferee plan (determined as if such plan were then terminated immediately after such merger, etc.) that is equal to or greater than the benefit he or she would have been entitled to receive immediately before such merger, etc., in this Plan (had this Plan been terminated at that time).

     10.6. Transfers of Assets to or from this Plan. A transfer of all or any portion of the assets or liabilities of the Plan to any other plan, or the transfer of all or any portion of the assets or liabilities of another plan to this Plan, shall be in accordance with directions of the Company. The Plan shall not accept a direct or indirect transfer of assets which would make the Plan subject to Sections 401(a)(11) and 417 of the Code with respect to any Participant.

     10.7. Effect of Amendment and Restatement. Notwithstanding anything herein to the contrary, the identities, Account balances, Hours of Service, and Years of Eligibility Service of Participants and Employees as of the Effective Amendment Date, and the rights of persons terminating their employment with the Employer and all Affiliates prior to the Effective Amendment Date, shall be determined under the Plan as in effect prior to the Effective Amendment Date.


                           SECTION 11
                     PARTICIPATING EMPLOYERS

     11.1. Adoption by Affiliates. With the consent of the Company, any Affiliate may adopt the Plan as a participating Employer. Each participating Employer shall be required to use the same Trustee and Trust Agreement as provided in this Plan, and the Trustee shall commingle, hold and invest as one Trust Fund all contributions made by participating Employers, as well as all increments thereof. With respect to all relations with the Trustee, the Advisory Committee, the Administrator and the Investment Committee, each participating Employer shall be deemed to have irrevocably designated the Company as its agent. The Company shall have authority to make any and all necessary rules or regulations, binding upon all participating Employers and all Participants, to effectuate the purposes of the Plan.

     11.2. Employee Transfers. If an Employee is transferred between Employers, the Employee involved shall carry with him or her the Employee's accumulated service and eligibility, no such transfer shall effect a termination of employment hereunder, and the participating Employer to which the Employee is transferred shall thereupon become obligated with respect to such Employee in the same manner as was the participating Employer from whom the Employee was transferred.

     11.3. Discontinuance of Participation. Any participating Employer may discontinue or revoke its participation in the Plan. At the time of any such discontinuance or revocation, satisfactory evidence thereof and of any applicable conditions imposed shall be delivered to the Trustee. The Trustee shall retain assets for the Employees of the participating Employer under the Plan.

                          SECTION 12
                    MISCELLANEOUS PROVISIONS

     12.1.  Nonalienation of Benefits.

         12.1.1. None of the payments, benefits or rights of any Participant or Beneficiary shall be subject to any claim of any creditor, and, in particular, to the fullest extent permitted by law, all such payments, benefits and rights shall be free from attachment, garnishment, trustee's process or any other legal or equitable process available to any creditor of such Participant or Beneficiary. No Participant or Beneficiary shall have the right to alienate, anticipate, commute, pledge, encumber, or assign any of the benefits or payments which he or she may expect to receive, contingently or otherwise, under this Plan, except the right to designate a Beneficiary or Beneficiaries as hereinbefore provided. Notwithstanding the foregoing, assignments permitted under the Code shall be permitted under the Plan, including (a) assignments pursuant to a qualified domestic relations order, and (b) any loans made by the Trustee to a Participant that are secured by a pledge of the borrower's Account, which shall give the Trustee a first lien on such interest to the extent of the entire outstanding amount of such loan, unpaid interest thereon, and all costs of collection.

         12.1.2. If a domestic relations order is received by the Administrator, the Administrator shall make a determination as to whether the domestic relations order is a qualified domestic relations order as defined in Section 414(p) of the Code, treating the domestic relations order as a claim for benefits under the Plan and all alternate payees and the Participant as claimants. Within 30 days after the Administrator's receipt of the domestic relations order and at least 30 days prior to its determination, the Administrator shall notify the Participant and any alternate payees other than the one who is the subject of the domestic relations order of the receipt of the domestic relations order and the procedures that the Administrator will follow in determining the qualified status of the domestic relations order. During any period in which the issue of whether the domestic relations order is a qualified domestic relations order is pending, the Administrator shall segregate in a separate account under the Plan the amounts which would have been payable to the alternate payee during such period if the domestic relations order had been determined to be a qualified domestic relations order. If, within 18 months, it is finally determined that the domestic relations order is a qualified domestic relations order, the Administrator shall direct the Trustee to pay the segregated amount to the person entitled thereto. If, within 18 months, it is finally determined that the domestic relations order is not a qualified domestic relations order, or the issue has not yet been resolved, the Administrator shall direct the Trustee to pay the segregated amount without regard to the terms of the domestic relations order. Any determination that a domestic relations order is a qualified domestic relations order which is made after the close of the 18 month period shall be applied prospectively only.

         12.1.3. The Trustee may make a lump sum distribution to an alternate payee pursuant to a qualified domestic relations order as soon as administratively practical after the Valuation Date following the earlier of the date a Participant attains age 50 or the date a Participant terminates employment. The Trustee may make a lump sum distribution pursuant to a qualified domestic relations order before such date provided no more than one distribution is made to each alternate payee.

     12.2. No Contract of Employment. Neither the establishment of the Plan, nor any modification thereof, nor the creation of any fund, trust or Account, nor the payment of any benefits, shall be construed as giving any Participant or Employee, or any person whomsoever, the right to be retained in the service of the Employer, and all Participants and other Employees shall remain subject to discharge to the same extent as if the Plan had never been adopted.

     12.3. Title to Assets. No Participant or Beneficiary shall have any right to, or interest in, any assets of the Trust Fund upon termination of his or her employment or otherwise, except to the extent of the benefits payable under the Plan to such Participant or Beneficiary out of the assets of the Trust Fund.
All payments of benefits as provided for in this Plan shall be made from the assets of the Trust Fund, and neither the Employer nor any other person shall be liable therefor in any manner.

     12.4.  Effect of Admission.  By becoming a Participant, each
Employee shall be conclusively deemed to have assented to the provisions of the Plan and the corresponding Trust Agreement and to all amendments to such instruments.

     12.5. Payments to Minors, Etc. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipting therefor shall be deemed paid when paid to such person's guardian or to the party providing, or reasonably appearing to provide, for the care of such person, and such payment shall fully discharge the Trustee, the Administrator, the Employer and all other parties with respect thereto.

     12.6. Approval of Restatement by Internal Revenue Service. Notwithstanding anything herein to the contrary, if the Commissioner of the Internal Revenue Service or his delegate should determine that the Plan, as amended and restated, does not qualify as a tax-exempt plan and trust under Sections 401 and 501 of the Code, and such determination is not contested, or if contested, is finally upheld, then the Plan shall operate as if it had not been amended and restated.

     12.7. Other Miscellaneous. If any provision of this Plan is held invalid or unenforceable, such holding will not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions were not been included. The Plan shall be binding upon the heirs, executors, administrators, personal representatives, successors, and assigns of the parties, including each Participant and Beneficiary, present and future.
The headings and captions herein are provided for convenience only, shall not be considered a part of the Plan, and shall not be employed in the construction of the Plan. Except where otherwise clearly indicated by context, the masculine and the neuter shall include the feminine and the neuter, the singular shall include the plural, and vice-versa. The Plan shall be construed and enforced according to the laws of the State of Ohio to the extent not preempted by federal law, which shall otherwise control.

     IN WITNESS WHEREOF, the Company has caused this Plan to be executed as of the _______ day of December, 1994.



                          THE SCOTTS COMPANY



                          By:       /s/ Robert A. Stern
                              Robert A. Stern, Vice President
                              - Human Resources




<EX->


                          Exhibit 10(i)

         O.M. Scott & Sons Company
         1994 Executive Annual Incentive Plan

                   O.M. SCOTT & SONS COMPANY

              1994 Executive Annual Incentive Plan


1.Objectives

  Provide strong financial incentive for achievement of business results.

  Contribute toward a competitively attractive compensation program for executives.

  Provide a mechanism to relate compensation to contribution and results.

  Encourage team effort toward achievement of corporate goals.

2.Participation

  Eligibility and level of participation is based on Executive
  Team membership.

  Participants must be actively employed in an eligible position for at least 13 consecutive weeks during the plan year. Participants must be employed on the last day of the fiscal year to be eligible for a payout. Participants who terminate their employment during the Plan Year, except in cases of retirement, will not be eligible for an incentive payment, prorated or otherwise.

  Participants in this Plan will also be considered for inclusion in the Executive Long Term Incentive Plan and The O.M. Scott & Sons Company Profit Sharing Plans. The Executives covered by the aforementioned Plan will not be eligible for any other cash incentive of the company.

  Participants shall not have any right with respect to any award until an award shall, in fact, be paid to them.

  The Plan confers no rights upon any associate to participate in the Plan or remain in the employ of the company. Neither the adoption of the Plan nor its operation shall in any way affect the right of the associate or the company to terminate the employment relationship at any time.

3.Payouts

  The Executive Annual (EAIP) Incentive Plan is designed to recognize and reward the achievement of both corporate goals, business group goals and individual participant objectives.

    If corporate performance is below 80% of budget, any bonus paid will be at the discretion of the Incentive Review
     Committee and Board of Directors.

    A target bonus percentage will be determined for each group of participants. Payouts will be based on the applicable percentage of each participant's year end salary. See Exhibit A for target bonus.

    Bonus at a corporate performance level between 80% of budget and target shall be calculated on a straight line basis. Similarly, bonus at a corporate performance between budget and 122.5% of budget will also be calculated on a straight line basis.

    Executive may elect to be paid in part or in whole in company stock at FMV on day bonuses are paid.

                EAIP Payout Distribution Formula

       Company Performance (75% - 100%)    Individual Performance (0-25%)

  Corporate Goal Performance

    Corporate goal performance will be measured by performance against goals for Earnings Before Interest, Taxes and Amortization (EBITA) at 60% and Average Working Capital plus
     Capital Expenditures (AWC + CE) at 40% as recorded in corporate financials.

  Individual Performance

    When established, each individual goal will be assigned a relative weighting (total weighting of all goals must be 100%). Full accomplishment of an individual goal will be recognized by 100% achievement multiplied by the goal weighting factor. Credit may be judgmentally provided for partial achievement of a goal.

    The goal achievement multiplied by the weighting factor will be additive for all goals resulting in a total achievement factor which will be utilized as the individual performance measure for bonus calculation.

    The weighting of individual goals may not exceed 25% of the total of Corporate, Division and Individual performance. Each year individual goals will be reviewed to determine their weighting to total. In the event that an individual's goals are weighted less than 25%, the weighting of corporate goals will be correspondingly raised.

  Special Pool

  A pool for special awards will be generated to provide recognition to managers whose individual performance was exceptional but did not qualify for a bonus under the EAIP or Management Team Incentive Plan. At budget, this pool would not exceed $50,000. Its size at any given EBITA and AWC + CE level will be determined by where EBITA and AWC + CE fall within the established EAIP or MIP bonus range, using the same approach as for calculating other bonuses. The number of participants will vary from year to year.

4.Administration

  The plan is to be administered by the Vice President, Human
  Resources, who will be responsible for:

        Recommending changes in the payout targets and ranges;

        Recommending additions or deletions to the lists of eligible associates;

        Providing a consistent format for measuring goal achievement;

        Recommending changes in the plan concept as appropriate.

     The Incentive Review Committee, comprised of the Chief
     Executive Officer, Chief Operating Officer, Vice President,
     Human Resources and Chief Financial Officer, is responsible for:

        Adjudicating changes and adjustments.

        Ensuring the sum of all individual quantifiable goals is equal to or greater than the corporate budget.

        Recommending plan payouts, including adjustments up to +/-
         10%.

     The Compensation Committee of the Board approves the administrative changes in the Plan, to include:

        Changes in the payout targets and ranges;

        Additions or deletions of eligible associates;

        Approval of plan payouts.

        Determination of the relevant earnings measure and the incentive Payout Range used to determine the Chairman's and President's bonuses.

        Evaluation of performance of the Chief Executive Officer and Chief Operating Officer.

  The Compensation Committee shall review the operation of the Plan and, if at any time the continuation of the Plan, or any of its provisions becomes inappropriate or inadvisable, the Compensation Committee shall revise or modify Plan provisions or recommended to the Board that the Plan be suspended or withdrawn. In addition, the Compensation Committee reserves the right to modify incentive formulas to reflect unusual circumstances.

  The Board of Directors reserves to itself the right to suspend the Plan, and to make substantial alterations in Plan concept.



<EX->


                          Exhibit 10(f)

         Stock Option Plan and Agreement, dated as of January
         9, 1992, between Scotts Delaware and Theodore J.
         Host
   STOCK OPTION PLAN AND AGREEMENT


     STOCK OPTION PLAN AND AGREEMENT, dated as of January 9, 1992, among The Scotts Company, a Delaware corporation (the "Company"), and Theodore J. Host (the "Grantee").


                      W I T N E S S E T H:

     WHEREAS, the Board of Directors of The O.M. Scott & Sons
Company, a wholly-owed subsidiary of the Company ("Scott"), has appointed the Grantee to be the President and Chief Operating
Officer of Scott;

     WHEREAS, Scott and the Grantee have entered into an Employment Agreement, dated as of October 21, 1991 (the "Employment Agreement"), governing the terms and conditions of the Grantee's employment with Scott;

     WHEREAS, the Employment Agreement provides that Grantee shall be granted an option to purchase 300,000 shares (the "Shares") of Class A Common Stock, par value $.01 per share (the "Common
Stock"), of the Company at an option price of $4.50 per Share;

     WHEREAS, the Board of Directors of the Company (the "Board") has approved the adoption of this Stock Option Plan granting of such stock option to the Grantee;

     NOW, THEREFORE, to evidence the adoption of such Plan and stock option so granted, and to set forth its terms and conditions, the Company and the Grantee hereby agree as follows:

     1. Confirmation of Grant; Option Price; Incentive Stock Option. The Company hereby evidences and confirms its grant to the Grantee, effective as of the date hereof, of an option (the "Option") to purchase 300,000 Shares at an option price of $4.50 per Share (the "Option Price"). The portion of such Option with respect to 66,666 Shares is intended to be an incentive stock option (the "Incentive Stock Option") under Section 422 of the Internal Revenue Code of 1986, as amended. The portion of such Option with respect to the remaining 233,334 Shares is not intended to be an Incentive Stock Option.

     2. Exercisability. Except as otherwise provided in this Agreement, the Option (including the Incentive Stock Option) shall become available for exercise, subject to the provisions hereof, in 33 1/3% installments, with the first installment becoming exercisable on the date of this Agreement and with an additional
33 1/3% becoming exercisable on each of October 21, 1992 and October 21, 1993; provided that 100% of the Option shall become available for exercise in the event (a) that there is a Change of Control (as defined in Section 4(d)) of the Company or (b) that the Grantee's employment with each of the Company and its direct and indirect subsidiaries that employ the Grantee terminates by reason of the Grantee's death, Permanent Disability (as defined in Section 4(d)) or Retirement at Normal Retirement Age (as defined in Section 4(d)), or (c) that Grantee's employment with Scott is terminated by Scott without "Cause" as defined in the Employment Agreement. Shares eligible for purchase may thereafter be purchased, subject to the provisions hereof, and pursuant to and subject to the provisions contained in the Management Stock Subscription Agreement (as defined in Section 5) related to such Shares, at any time and from time to time on or after such anniversary until the date one day prior to the date on which the Option terminates.

     3.  Termination of Option.

     (a) Normal Termination Date. Unless an earlier termination date is specified in Section 3(b), the Option shall terminate on the tenth anniversary of the date hereof (the "Normal Termination
Date").

     (b) Early Termination. If the Grantee's active employment with the Company and its direct and indirect subsidiaries that employ the Grantee is voluntarily or involuntarily terminated for any reason whatsoever prior to the Normal Termination Date, (i) any portion of the Option that has not become exercisable on or before the effective date of such termination of employment and is not accelerated pursuant to Section 2 shall terminate on such effective date and (ii) if the Grantee's active employment is terminated by the Company for Cause, the Option (including any portion of the Option that shall have become exercisable prior to such termination) shall no longer be exercisable on or after the effective date of such termination of employment. Nothing in this Agreement shall be deemed to confer on the Grantee any right to continue in the employ of the Company or any of its direct or indirect subsidiaries, or to interfere with or limit in any way the right of the Company or any of its direct or indirect subsidiaries to terminate such employment at any time.

     4.  Restrictions on Exercise; Non-Transferability of Option;
Repurchase of Option.

     (a) Restrictions on Exercise. The Option may be exercised only with respect to full shares of Common Stock. No fractional shares of Common Stock shall be issued. Notwithstanding any other provision of this Agreement, the Option may not be exercised in whole or in part, and no certificates representing Shares shall be delivered, (i) unless all requisite approvals and consents of any governmental authority of any kind having jurisdiction over the exercise of options shall have been secured, (ii) unless the purchase of the Shares upon the exercise of the Option shall be exempt from registration under applicable U.S. federal and state securities laws, and applicable non-U.S. securities laws, or the Shares shall have been registered under such laws, (iii) unless all applicable U.S. federal, state and local and non-U.S. tax withholding requirements shall have been satisfied and (iv) if such exercise would result in a material violation of the terms or provisions of or a default or an event of default under any of the Financing Agreements (as such term is defined in Section 8). The Company shall use commercially reasonable efforts to obtain the consents and approvals referred to in clause (i) of the preceding sentence, to satisfy the withholding requirements referred to in clause (iii) of the preceding sentence and to obtain any required consent of the parties to the Financing Agreements referred to in clause (iv) of the preceding sentence so as to permit the Option to be exercised.

     (b) Non-Transferability of Option. The Option may be exercised only by the Grantee or by his estate. The Option is not assignable or transferable, in whole or in part, and it may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including without limitation by gift, operation of law or otherwise) other than by will or by the laws of descent and distribution to the estate of the Grantee upon his death, provided that the deceased Grantee's beneficiary or the representative of his estate shall acknowledge and agree in writing, in a form reasonably acceptable to the Company, to be bound by the provisions of this Agreement as if such beneficiary or the estate were the Grantee.

     (c) Repurchase of Option on Termination of Employment. If the Grantee's active employment with the Company and any direct and indirect subsidiaries of the Company that employ the Grantee is terminated for any reason whatsoever, the Company shall have an option to purchase all (but not less than all) of the portion of the Option that is exercisable on the effective date of termination of employment (the "Covered Option"), and shall have 30 days from the date of the Grantee's termination (the "First Purchase Period") during which to give notice in writing to the Grantee (or if his employment was terminated by his death, his estate) of its election to exercise or not to exercise such right to purchase the Covered Option. If the Company does not give notice that it intends to exercise its right to purchase the Covered Option within the First Purchase Period, The Clayton & Dubilier Private Equity Fund II Limited Partnership ("Fund II") shall have the right to purchase the Covered Option and shall have 30 days following the end of the First Purchase Period, or 30 days from the date of receipt by Fund II of written notice that the Company does not intend to exercise such right, whichever is earlier (the "Second Purchase Period"), to give notice in writing to the Grantee (or his estate) of the Fund II's exercise of its right to purchase the Covered Option. If the rights to purchase the Covered Option of the Company and Fund II granted in this subsection are not exercised as provided herein, the Grantee (or his estate) shall be entitled to retain the Covered Option, subject to all of the provisions of this Agreement. If the Company and Fund II have failed to exercise their respective rights to purchase the Covered Option pursuant to this Section 4(c) within the time periods specified herein, and if the Grantee's active employment with each of the Company and any direct and indirect subsidiaries of the Company that employ the Grantee is terminated (A) by such employer or employers without Cause or (B) by the Grantee by Retirement at Normal Retirement Age or (C) by reason of Permanent Disability or death, on notice from the Grantee (or his estate) in writing and delivered to the Company within 30 days following the end of the Second Purchase Period, the Company shall purchase the Covered Option.

     All purchases pursuant to this Section 4(c) by the Company or Fund II shall be for a purchase price and in the manner prescribed by Sections 4(g), (h) and (i).

     (d) Certain Definitions. As used in this Agreement the following terms shall have the following meanings:

     (i) "Cause" shall mean (A) the willful failure by the Grantee to perform substantially his employment duties (other than any such failure due to physical or mental illness) and continuance of such failure for more than 20 days after written notice of such failure by the Company, (B) the engaging by the Grantee in serious misconduct that is injurious to the Company or any subsidiary of the Company,
  (C) the conviction of the Grantee of, or the entering by the Grantee of a plea of nolo contendere to, a crime that constitutes a felony or (D) the willful and material breach by the Grantee of any covenant not to disclose any information pertaining to the Company or any of its subsidiaries or not to compete or interfere with the Company or any of its subsidiaries.

     (ii) "Change of Control" shall mean any transaction the result of which is that (A) any person (including a "group" as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), other than Fund II and/or partners of Fund II as a group, shall, directly or indirectly, own or control 50% or more of the voting common equity of the Company or Scott or any successor thereto or (B) all or substantially all of the assets of the Company or Scott shall be transferred or leased to any person or group of persons.

     (iii) "Permanent Disability" shall mean a physical or mental disability or infirmity that prevents the performance of such Grantee's employment-related duties lasting (or likely to last, based on competent medical evidence presented to the Board) for a continuous period of six months or longer. The Board's reasoned and good faith judgment of Permanent Disability shall be final and shall be based on such competent medical evidence as shall be presented to it by the Grantee or by any physician or group of physicians or other competent medical expert employed by the Grantee or the Company to advise the Board.

     (iv) "Retirement at Normal Retirement Age" shall mean retirement at or after normal retirement age according to the Company's or its subsidiaries' normal company policies.

     (e) Notice of Termination. The Company shall give written notice of any termination of the Grantee's active employment with each of the Company and any direct or indirect subsidiaries of the Company that employ the Grantee to Fund II, except that if such termination (if other than as a result of death) is by the Grantee, the Grantee shall give written notice of such termination to the Company and the Company shall give written notice of such termination to Fund II.

     (f) Public Offering. In the event that an underwritten public offering in the United States of the Common Stock by an underwriter of nationally recognized standing (a "Public Offering") has been consummated, none of the Company, Fund II or the Grantee shall have any rights to purchase or sell the Covered Option, as the case may be, pursuant to this Section 4, and this Section 4 shall not apply to a sale as part of a Public Offering.

     (g) Purchase Price. Subject to Section 8(c), the purchase price to be paid to the Grantee (or his estate) for the Covered Option (the "Purchase Price") shall be equal to the difference between (A) the fair market value of the Shares which may be purchased upon exercise of the Covered Option (the "Fair Market Value") and (B) the aggregate exercise price of the Covered Option. Whenever a determination of Fair Market Value is required by this Agreement, such Fair Market Value shall be determined as of the effective date of the termination of employment that gives rise to the repurchase and shall be an amount determined in good faith by the Board. In making a determination of Fair Market Value, due consideration shall be given to such factors as the earnings and certain other financial and operating information of the Company in recent periods, the potential value of the Company as a whole, the future prospects of the Company and the industries in which it competes, the history and management of the Company, the general condition of the securities markets and the fair market value of securities of companies engaged in businesses similar to those of the Company. The Fair Market Value as determined in good faith by the Board shall, in the absence of fraud, be binding and conclusive upon all parties hereto. If the Company at any time subdivides (by any stock split, stock dividend or otherwise) the Common Stock into a greater number of shares, or combines (by reverse stock split or otherwise) the Common Stock into a smaller number of shares, the Purchase Price shall be appropriately adjusted to reflect such subdivision or combination.

     (h) Payment. Subject to Section 8, the completion of a purchase pursuant to this Section 4 shall take place at the principal office of the Company on the tenth business day following
(i) the receipt by the Grantee (or his estate) of Fund II's or the Company's notice of its exercise of the right to purchase the Covered Option pursuant to Section 4(c) or (ii) the Company's receipt of notice by the Grantee (or his estate) to sell the Covered Option pursuant to Section 4(c). The Purchase Price shall be paid by delivery to the Grantee (or his estate) of a certified or bank check for the Purchase Price payable to the order of the Grantee (or his estate), against delivery of such instruments as the Company may reasonably request signed by the Grantee (or his estate).

     (i) Application of the Purchase Price to Certain Loans. The Grantee agrees that the Company and Fund II shall be entitled to apply any amounts to be paid by the Company or Fund II, as the case may be, to repurchase the Covered Option pursuant to this Section 4 to discharge any indebtedness of the Grantee to the Company or any of its direct or indirect subsidiaries, or indebtedness that is guaranteed by the Company or any of its subsidiaries, including, but not limited to, any indebtedness of the Grantee incurred to purchase any shares of Common Stock.

     (j) Withholding. Whenever Shares are to be issued pursuant to the Option, the Company may require the recipient of the Shares to remit to the Company an amount sufficient to satisfy any applicable U.S. federal, state and local and non-U.S. tax withholding requirements. In the event any cash is paid to the Grantee or his estate or beneficiary pursuant to this Section 4, the Company shall have the right to withhold an amount from such payment sufficient to satisfy any applicable U.S. federal, state and local and non-U.S. tax withholding requirements. If shares of Common Stock are traded on a national securities exchange or bid and ask prices for shares of Common Stock are quoted on the "NASDAQ National Market System" operated by the National Association of Securities Dealers, Inc., the Company may, if requested by the Grantee, withhold shares to satisfy applicable withholding requirements, subject to any rules adopted by the Board regarding compliance with applicable law, including, but not limited to,
Section 16(b) of the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act").

     5. Manner of Exercise. To the extent that the Option shall have become and remains exercisable as provided in Section 2 and subject to such reasonable administrative regulations as the Board or the Committee may have adopted, the Option may be exercised, in whole or in part, by notice to the Secretary of the Company in writing given 15 business days prior to the date on which the Grantee will so exercise the Option (the "Exercise Date"), specifying the number of Shares with respect to which the Option is being exercised (the "Exercise Shares") and the Exercise Date, provided that if shares of Common Stock are traded on a U.S. national securities exchange or bid and ask prices for shares of Common Stock are quoted over the "NASDAQ National Market System" operated by the National Association of Securities Dealers, Inc., notice may be given five business days before the Exercise Date.
On or before the Exercise Date, the Company and the Grantee shall enter into a Management Stock Subscription Agreement (the "Management Stock Subscription Agreement") substantially in the form attached hereto as Exhibit A, or in such other form as may be agreed upon by the Company and the Grantee. In accordance with the Management Stock Subscription Agreement, (a) on or before the Exercise Date, the Grantee shall deliver to the Company full payment for the Exercise Shares in United States dollars in cash, or cash equivalent satisfactory to the Company, and in an amount equal to the aggregate purchase price for the Exercise Shares and
(b) on the Exercise Date, the Company shall deliver to the Grantee a certificate or certificates representing the Exercise Shares, registered in the name of the Grantee. If shares of Common Stock are listed for trading on a national securities exchange or bid and ask prices for shares of Common Stock are quoted over the "NASDAQ National Market System" operated by the National Association of Securities Dealers, Inc., the Grantee may, in lieu of cash, tender shares of Common Stock having a Fair Market Value on the Exercise Date equal to the purchase price of the Exercise Shares or may deliver a combination of cash and shares of Common Stock having a Fair Market Value equal to the difference between the exercise price and the amount of such cash as payment for the purchase price of the Exercise Shares, subject to such rules and regulations as may be adopted by the Board or the Committee to provide for the compliance of such payment procedure with applicable law, including Section 16(b) of the Exchange Act. The Company may require the Grantee to furnish or execute such other documents as the Company shall reasonably deem necessary (i) to evidence such exercise, (ii) to determine whether registration is then required under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and (iii) to comply with or satisfy the requirements of the Securities Act, applicable state or non-U.S. securities laws or any other law.

     6.  Grantee's Representations, Warranties and Covenants.

     (a) Investment Intention. The Grantee represents and warrants that the Option has been, and any Exercise Shares will be, acquired by him solely for his own account for investment and not with a view to or for sale in connection with any distribution thereof. The Grantee agrees that he will not, directly or indirectly, offer, transfer, sell, pledge, hypothecate or otherwise dispose of all or any portion of the Option or any of the Exercise Shares (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of all or any portion of the Option or any of the Exercise Shares), except in compliance with the Securities Act and the rules and regulations of the U.S. Securities and Exchange Commission (the "Commission") thereunder, and in compliance with applicable state securities or "blue sky" laws and any applicable non-U.S. securities laws. The Grantee further understands, acknowledges and agrees that none of the Shares may be transferred, sold, pledged, hypothecated or otherwise disposed of (i) unless the provisions of the related Management Stock Subscription Agreement shall have been complied with or have expired, (ii) unless (A) such disposition is pursuant to an effective registration statement under the Securities Act, (B) the Grantee shall have delivered to the Company an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company, to the effect that such disposition is exempt from the provisions of Section 5 of the Securities Act or (C) a no-action letter from the Commission, reasonably satisfactory to the Company, shall have been obtained with respect to such disposition and (iii) unless such disposition is pursuant to registration under any applicable state securities laws or an exemption therefrom. If the Grantee is a citizen or resident of any country other than the United States, or the Grantee desires to effect any transfer in any such country, in addition to the foregoing counsel for the Grantee (which counsel shall be reasonably satisfactory to the Company) shall have furnished the Company with an opinion or other advice reasonably satisfactory to the Company to the effect that such transfer will comply with the securities laws of such jurisdiction. Notwithstanding the foregoing, the Company acknowledges and agrees that no opinion of counsel shall be required in connection with a transfer to the Company or Fund II.

     (b) Legend. The Grantee acknowledges that any certificate representing the Exercise Shares shall bear the following legend:

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE TRANSFERRED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS (A) SUCH DISPOSITION IS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT, (B) THE HOLDER HEREOF SHALL HAVE DELIVERED TO AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS THE COMPANY AN OPINION OF COUNSEL, WHICH OPINION AND COUNSEL SHALL BE SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF SUCH ACT AND FROM ANY APPLICABLE STATE SECURITIES LAWS OR (C) A NO-ACTION LETTER FROM THE U.S. SECURITIES AND EXCHANGE COMMISSION, AND A SIMILAR LETTER OR OPINION FROM ANY APPLICABLE STATE SECURITIES AUTHORITIES CONCERNED, IN EACH CASE SATISFACTORY TO COUNSEL FOR THE COMPANY, SHALL HAVE BEEN OBTAINED WITH RESPECT TO SUCH DISPOSITION.

     THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF A MANAGEMENT STOCK SUBSCRIPTION AGREEMENT, DATED AS OF ___________, 199_, AND NEITHER THIS CERTIFICATE NOR THE SHARES REPRESENTED BY IT ARE ASSIGNABLE OR OTHERWISE TRANSFERABLE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH MANAGEMENT STOCK SUBSCRIPTION AGREEMENT, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY. THE SHARES REPRESENTED
     BY THIS CERTIFICATE ARE ENTITLED TO THE BENEFITS OF AND ARE BOUND BY THE OBLIGATIONS SET FORTH IN A REGISTRATION AND PARTICIPATION AGREEMENT, DATED AS OF DECEMBER 30, 1986, AMONG THE COMPANY AND CERTAIN STOCKHOLDERS OF THE COMPANY, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

     (c) Securities Law Matters. The Grantee acknowledges receipt of advice from the Company that the Option has not been registered under the Securities Act or qualified under any state or non-U.S. securities laws and, upon exercise of the Option, (i) the Exercise Shares will not be registered under the Securities Act or qualified under any state or non-U.S. securities laws, (ii) the Exercise Shares must be held indefinitely and the Grantee must continue to bear the economic risk of the investment in the Exercise Shares unless such Exercise Shares are subsequently registered under the Securities Act and any applicable state securities laws, or under any applicable non-U.S. securities laws, or an exemption from such registration is available, (iii) it is not anticipated there will be any public market for the Exercise Shares, (iv) when and if the Exercise Shares may be disposed of without registration in reliance upon Rule 144 promulgated under the Securities Act, such disposition can be made only in limited amounts in accordance with the terms and conditions of such Rule, (v) sales of the Exercise Shares may be difficult to effect because of the absence of public information concerning the Company, (vi) a restrictive legend in the form heretofore set forth shall be placed on the certificates representing the Exercise Shares and (vii) a notation shall be made in the appropriate records of the Company indicating that the Exercise Shares are subject to restrictions on transfer and, if the Company should in the future engage the services of a stock transfer agent, appropriate stop transfer restrictions will be issued to such transfer agent with respect to the Exercise Shares.

     (d) Compliance with Rule 144. If any of the Exercise Shares are to be disposed of in accordance with Rule 144 under the Securities Act, the Grantee shall transmit to the Company an executed copy of Form 144 (if required by Rule 144) no later than the time such form is required to be transmitted to the Commission for filing and such other documentation as the Company may reasonably require to assure compliance with Rule 144 in connection with such disposition.

     (e) Ability to Bear Risk. The Grantee covenants that he will not exercise all or any portion of the Option unless (i) the financial situation of the Grantee is such that he can afford to bear the economic risk of holding the Exercise Shares for an indefinite period and (ii) he can afford to suffer the complete loss of his investment in the Exercise Shares.

     (f) Access to Information. The Grantee represents and warrants that (i) he has been granted the opportunity to ask questions of, and receive answers from, representatives of the Company concerning the terms and conditions of the Options and the purchase of the Exercise Shares upon exercise of the Options, and to obtain any additional information that he deems necessary to verify the accuracy of the information contained in the Memorandum and such other material, (ii) his knowledge and experience in financial and business matters is such that he is capable of evaluating the risks of an investment in the Exercise Shares and
(iii) he is an officer or key employee of the Company or a direct or indirect subsidiary of the Company on the date hereof.

     (g) Registration; Restrictions on Sale upon Public Offering. In respect of any Shares purchased upon exercise of all or any portion of the Option, the Grantee shall be entitled to the rights and subject to the obligations created under the Registration and Participation Agreement, dated as of December 30, 1986 (the "Registration Agreement"), among the Company and certain stockholders of the Company, to the extent set forth therein. The Grantee agrees that, in the event that the Company files a registration statement under the Securities Act with respect to an underwritten public offering of any shares of its capital stock, the Grantee will not effect any public sale or distribution of any shares of the Common Stock (other than as part of such underwritten public offering) during the 20 days prior to and the 90 days (or such longer period of days as may be set forth in Section 3.4(e) of the Registration Agreement, as it may be amended from time to time) after the effective date of such registration statement.

     (h) Section 83(b) Election. The Grantee agrees that, within 20 days of any Exercise Date, he shall give notice to the Company as to whether or not he has made an election pursuant to Section 83(b) of the U.S. Internal Revenue Code of 1986, as amended, with respect to the Exercise Shares purchased on such date, and acknowledges that he will be solely responsible for any and all tax liabilities payable by him in connection with his receipt of the Exercise Shares or attributable to his making or failing to make such an election. The Grantee recognizes and agrees that he is solely responsible for all federal, state and local tax consequences associated with the granting and exercise of the Option including, without limitation, any failure or any part of the Option to qualify as an Incentive Stock Option.

     7. Representations, Warranties and Covenants of the Company. The Company represents and warrants to the Grantee that (a) the Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, (b) this Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, (c) all material regulatory consents, authorizations, approvals and filings required to be obtained or made by the Company under the federal laws of the United States, the General Corporation Law of the State of Delaware and the laws of any applicable foreign jurisdictions for the grant of the Option pursuant to the terms hereof have been obtained or made, (d) the execution, delivery and performance of this Agreement, the grant of the Option contemplated hereby, and the issuance and sale of the Shares upon exercise of the Option, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any such subsidiary is bound, other than any such breach, violation or default as would not cause the grant of the Option pursuant to the terms hereof to be void or voidable, (e) the Option, when granted in accordance with the terms hereof, will be duly and validly issued, and (f) the Shares, when issued, delivered and paid for, upon exercise of the Option in accordance with the terms hereof and the Management Stock Subscription Agreement, will be duly and validly issued, fully paid and nonassessable, and free and clear of any liens or encumbrances other than those created pursuant to this Agreement or otherwise in connection with the transactions contemplated hereby. The Company covenants that it will seek the approval of the stockholders of the Company of the grant of the Options in a timely manner, and in any event within six months of the date hereof.

     8.  Certain Restrictions on Repurchases.

     (a) Financing Agreements, etc. Notwithstanding any other provision of this Agreement, the Company shall not be obligated to repurchase all or any portion of the Option from the Grantee if (i) such purchase would result in a violation of the terms or provisions of, or result in a default or an event of default under,
(A) the Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of November 1, 1988, as may from time to time be amended, among Scott, the banks party thereto, and Manufacturers Hanover Trust Company as agent for such banks, (B) the Indenture, dated as of December 30, 1986, among Scott, the Company, as guarantor, and The Connecticut National Bank, as trustee, with respect to Scott's 13% Senior Subordinated Notes due December 15, 1996, (C) the Indenture, dated as of December 30, 1986, among Scott, the Company, as guarantor, and The Connecticut National Bank, as trustee, with respect to Scott's 13-1/2% Subordinated Debentures due December 15, 1998, or (D) any other financing or security agreement or document to be entered into at any time in connection with financing the continuing operations and expansion of the business of the Company after the date hereof (such agreements and documents, the "Financing Agreements"), (ii) such repurchase would violate any of the terms or provisions of the Certificate of Incorporation of the Company or (iii) the Company has no funds legally available therefor under the General Corporation Law of the State of Delaware.

     (b) Delay of Repurchase. In the event that a repurchase by the Company otherwise required under Section 4(c) is prevented solely by the terms of Section 8(a), then the Covered Option shall be repurchased by the Company without the application of further conditions or impediments (other than as set forth in Section 4 or in this Section 8) at the first opportunity thereafter when such repurchase will not result in any default, event of default or violation under any of the Financing Agreements or in a violation of any term or provision of the Certificate of Incorporation of the Company, as the case may be, and when the Company, as the case may be, has funds legally available therefor.

     (c) Purchase Price Adjustment. In the event that a repurchase of the Covered Option from the Grantee is delayed pursuant to this Section 8, the purchase price for such Option when the repurchase of such Option eventually takes place as contemplated by Section 8(b) shall be (i) the Purchase Price of such Covered Option determined in accordance with Section 4(g) at the time that the repurchase of such Option would have occurred but for the operation of this Section 8, plus (ii) an amount equal to interest on such Purchase Price at the rate publicly announced from time to time by Morgan Guaranty Trust Company of New York as its reference rate for the period from the date on which the completion of the repurchase would have taken place but for the operation of this Section 8 to the date on which such repurchase actually takes place.

     (d) Determination. Notwithstanding any other provision of this Section 8, the Company agrees that if any repurchase otherwise required by Section 4(c) is delayed and the provisions of Section 8(a) and 8(b) are invoked, the Company shall provide the Grantee with a copy of a resolution duly adopted by the Board or the Executive Committee of the Board, finding that, in the good faith opinion of the Board or such Committee, such delay is required by this Section 8, and specifying the particulars of the violation, default, event of default or other condition that requires such delay.

     9. No Rights as Stockholder. The Grantee shall have no voting or other rights as a stockholder of the Company with respect to any Shares covered by the Option until the exercise of the Option and the issuance of a certificate or certificates to him for such Shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates.

     10. Capital Adjustments. The number and price of the Shares covered by the Option shall be proportionately adjusted to reflect any stock dividend, stock split or share combination of the Common Stock or any recapitalization of the Company. Subject to any required action by the stockholders of the Company, in any merger, consolidation, reorganization, exchange of shares, liquidation or dissolution, the Option shall pertain to the securities and other property, if any, that a holder of the number of shares of Common Stock covered by the Option would have been entitled to receive in connection with such event.

     11. Miscellaneous.

     (a) Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, to the Company, Fund II or the Grantee, as the case may be, at the following addresses or to such other address as the Company, Fund II or the Grantee, as the case may be, shall specify by notice to the others:

     (i) if to the Company, to it at:

         The Scotts Company
         a/o The O.M. Scott & Sons Company
         14111 Scottslawn Road
         Marysville, OH  43041
         Attention:  General Counsel

      (ii) if to the Grantee, to the Grantee at the address set forth on the signature page hereof.

     (iii)   if to Fund II, to:

         The Clayton & Dubilier Private Equity
           Fund II Limited Partnership
         270 Greenwich Avenue
         Greenwich, Connecticut  06830
         Attention:  Clayton & Dubilier Associates
                      II Limited Partnership,
                      Joseph L. Rice, III

All such notices and communications shall be deemed to have been received on the date of delivery or on the third business day after the mailing thereof. Copies of any notice or other communication given under this Agreement shall also be given to:

         Clayton & Dubilier, Inc.
         126 East 56th Street
         New York, New York  10022
         Attention:  Joseph L. Rice, III

         and

         Debevoise & Plimpton
         875 Third Avenue
         New York, New York  10022
         Attention:  Franci J. Blassberg, Esq.

Fund II also shall be given a copy of any notice or other communication between the Grantee and the Company under this Agreement at its address as set forth above.

     (b) Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Except as provided in Section 4, nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

     (c) Waiver; Amendment.

     (i) Waiver. Any party hereto may by written notice to the other parties (A) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement, (B) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement and
  (C) waive or modify performance of any of the obligations of the other parties under this Agreement, provided that any waiver of the provisions of Section 4 must be consented to by Fund II. Expect as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights or privileges hereunder or shall be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder.

     (ii) Amendment. This Agreement may be amended, modified or supplemented only by a written instrument executed by the Grantee and the Company, provided that any amendment adversely affecting the rights of Fund II hereunder must be consented to by Fund II. The parties hereto acknowledge that the Company's consent to an amendment or modification of this Agreement is subject to the terms and provisions of the Financing Agreements.

     (d) Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Grantee without the prior written consent of the other parties. Fund II may assign from time to time all or any portion of its rights under Section
4 to one or more persons or other entities designated by it.

     (e) Applicable Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware, regardless of the law that might be applied under principles of conflict of laws.

     (f) Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     (g) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement as of the date first above written.


                      THE SCOTTS COMPANY


                      By: /s/ Tadd C. Seitz
                         Name: Tadd C. Seitz
                         Title: Chairman and Chief
                              Executive Officer


                      THE GRANTEE:


                       /s/ Theodore J. Host
                          Theodore J. Host

                      Address of the Grantee:

                      10019 Wellington Boulevard
                      Powell, Ohio  43065



<EX->


                                  EXHIBIT 23




               CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements of The Scotts Company on Form S-8 (File Nos. 33-47073 and 33-60056) and on Form S-3 (File No. 33-53941) of our report dated November 14, 1994 on our audits of the consolidated financial statements and our report dated November 14, 1994 on our audits of the financial statement schedules of The Scotts Company as of September 30, 1993 and 1994 and for the years ended September 30, 1992, 1993 and 1994, which reports are included in this Annual Report on Form 10-K.





Coopers & Lybrand L.L.P.
Columbus, Ohio
December 28, 1994



<EX->


                          Exhibit 3(b)
                    Regulations of Registrant
 REGULATIONS
                               OF
                       THE SCOTTS COMPANY
                              INDEX

Section  Caption                                   Page No.

         ARTICLE ONE
         MEETINGS OF SHAREHOLDERS
  1.01   Annual Meetings .   1
  1.02   Calling of Meetings .   1
  1.03   Place of Meetings . .   1
  1.04   Notice of Meetings. .   1
  1.05   Waiver of Notice.   2
  1.06   Quorum.     2
  1.07   Votes Required. .   2
  1.08   Order of Business . .   2
  1.09   Shareholders Entitled to Vote . .    3
  1.10   Proxies     3
  1.11   Inspectors of Election. .   3

         ARTICLE TWO
         DIRECTORS
  2.01   Authority and Qualifications.   3
  2.02   Number of Directors and Term of
     Office.    3
  2.03   Election. . .   4
  2.04   Removal     4
  2.05   Vacancies . .   4
  2.06   Meetings. . .   5
  2.07   Notice of Meetings. .   5
  2.08   Waiver of Notice.   5
  2.09   Quorum.     6
  2.10   Executive and Other Committees. .    6
  2.11   Compensation.   6
  2.12   By-Laws     7

         ARTICLE THREE
         OFFICERS
  3.01   Officers. . .   7
  3.02   Tenure of Office.   7
  3.03   Duties of the Chairman of the Board .    7
  3.04   Duties of the President .   8
  3.05   Duties of the Vice Presidents . .    8
  3.06   Duties of the Secretary .   8
  3.07   Duties of the Treasurer .   9
ARTICLE FOUR
         SHARES
  4.01   Certificates.  10
  4.02   Transfers . .  10
  4.03   Transfer Agents and Registrars. .   11
  4.04   Lost, Wrongfully Taken or Destroyed
     Certificates. . .  11


         ARTICLE FIVE
         INDEMNIFICATION AND INSURANCE
  5.01   Mandatory Indemnification . .  11
  5.02   Court-Approved Indemnification. .   12
  5.03   Indemnification for Expenses.  13
  5.04   Determination Required. .  13
  5.05   Advances for Expenses . .  14
  5.06   Article FIVE Not Exclusive. .  14
  5.07   Insurance . .  14
  5.08   Certain Definitions .  15
  5.09   Venue .    15

         ARTICLE SIX
         MISCELLANEOUS
  6.01   Amendments. .  16
  6.02   Action by Shareholders or Directors
         Without a Meeting . . . . . . . . . .   16

                      CODE OF REGULATIONS

                               OF

                       THE SCOTTS COMPANY

                           ARTICLE ONE

                    MEETINGS OF SHAREHOLDERS


          Section 1.01. Annual Meetings. The annual meeting of the shareholders for the election of directors, for the consideration of reports to be laid before such meeting and for the transaction of such other business as may properly come before such meeting, shall be held on the second Tuesday of March in each year or on such other date as may be fixed from time to time by the directors.

          Section 1.02. Calling of Meetings. Meetings of the shareholders may be called only by the chairman of the board, the president, or, in case of the president's absence, death, or disability, the vice president authorized to exercise the author-ity of the president; the secretary; the directors by action at a meeting, or a majority of the directors acting without a meeting; or the holders of at least a majority of all shares outstanding and entitled to vote thereat.

          Section 1.03. Place of Meetings. All meetings of share-holders shall be held at the principal office of the corporation, unless otherwise provided by action of the directors. Meetings of shareholders may be held at any place within or without the State of Ohio.

          Section 1.04. Notice of Meetings. (A) Written notice stating the time, place and purposes of a meeting of the share-holders shall be given either by personal delivery or by mail not less than seven nor more than sixty days before the date of the meeting, (1) to each shareholder of record entitled to notice of the meeting, (2) by or at the direction of the chairman of the board, the president or the secretary. If mailed, such notice shall be addressed to the shareholder at his address as it appears on the records of the corporation. Notice of adjournment of a meeting need not be given if the time and place to which it is adjourned are fixed and announced at such meeting. In the event of a transfer of shares after the record date for determining the shareholders who are entitled to receive notice of a meeting of shareholders, it shall not be necessary to give notice to the transferee. Nothing herein contained shall prevent the setting of a record date in the manner provided by law, the Articles or the Regulations for the determination of shareholders who are entitled to receive notice of or to vote at any meeting of shareholders or for any purpose required or permitted by law.

          (B) Following receipt by the president or the secretary of a request in writing, specifying the purpose or purposes for which the persons properly making such request have called a meeting of the shareholders, delivered either in person or by registered mail to such officer by any persons entitled to call a meeting of shareholders, such officer shall cause to be given to the shareholders entitled thereto notice of a meeting to be held on a date not less than seven nor more than sixty days after the receipt of such request, as such officer may fix. If such notice is not given within fifteen days after the receipt of such request by the president or the secretary, then, and only then, the persons properly calling the meeting may fix the time of meeting and give notice thereof in accordance with the provisions of the Regulations.

          Section 1.05. Waiver of Notice. Notice of the time, place and purpose or purposes of any meeting of shareholders may be waived in writing, either before or after the holding of such meeting, by any shareholder, which writing shall be filed with or entered upon the records of such meeting. The attendance of any shareholder, in person or by proxy, at any such meeting without protesting the lack of proper notice, prior to or at the commencement of the meeting, shall be deemed to be a waiver by such shareholder of notice of such meeting.

          Section 1.06. Quorum. At any meeting of shareholders, the holders of a majority of the voting shares of the corporation then outstanding and entitled to vote thereat, present in person or by proxy, shall constitute a quorum for such meeting. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, or the chairman of the board, the president, or the officer of the corporation acting as chairman of the meeting, may adjourn such meeting from time to time, and if a quorum is present at such adjourned meeting any business may be transacted as if the meeting had been held as originally called.

          Section 1.07. Votes Required. At all elections of directors, the candidates receiving the greatest number of votes shall be elected. Any other matter submitted to the shareholders for their vote shall be decided by the vote of such proportion of the shares, or of any class of shares, or of each class, as is required by law, the Articles or the Regulations.

          Section 1.08. Order of Business. The order of business at any meeting of shareholders shall be determined by the officer of the corporation acting as chairman of such meeting unless otherwise determined by a vote of the holders of a majority of the voting shares of the corporation then outstanding, present in person or by proxy, and entitled to vote at such meeting.

          Section 1.09. Shareholders Entitled to Vote. Each shareholder of record on the books of the corporation on the record date for determining the shareholders who are entitled to vote at a meeting of shareholders shall be entitled at such meeting to one vote for each share of the corporation standing in his name on the books of the corporation on such record date. The directors may fix a record date for the determination of the shareholders who are entitled to receive notice of and to vote at a meeting of shareholders, which record date shall not be a date earlier than the date on which the record date is fixed and which record date may be a maximum of sixty days preceding the date of the meeting of shareholders.

          Section 1.10. Proxies. At meetings of the share-holders, any shareholder of record entitled to vote thereat may be represented and may vote by a proxy or proxies appointed by an instrument in writing signed by such shareholder, but such instrument shall be filed with the secretary of the meeting before the person holding such proxy shall be allowed to vote thereunder. No proxy shall be valid after the expiration of eleven months after the date of its execution, unless the shareholder executing it shall have specified therein the length of time it is to continue in force.

          Section 1.11.  Inspectors of Election.  In advance of
any meeting of shareholders, the directors may appoint inspectors of election to act at such meeting or any adjournment thereof; if inspectors are not so appointed, the officer of the corporation acting as chairman of any such meeting may make such appointment. In case any person appointed as inspector fails to appear or act, the vacancy may be filled only by appointment made by the directors in advance of such meeting or, if not so filled, at the meeting by the officer of the corporation acting as chairman of such meeting. No other person or persons may appoint or require the appointment of inspectors of election.


                           ARTICLE TWO

                            DIRECTORS

          Section 2.01. Authority and Qualifications. Except where the law, the Articles or the Regulations otherwise provide, all authority of the corporation shall be vested in and exercised by its directors. Directors need not be shareholders of the corporation.

          Section 2.02.  Number of Directors and Term of Office.

          (A) Until changed in accordance with the provisions of the Regulations, the number of directors of the corporation shall be nine. Each director shall be elected to serve until the next annual meeting of shareholders and until his successor is duly elected and qualified or until his earlier resignation, removal from office or death.

          (B) The number of directors may be fixed or changed at a meeting of the shareholders called for the purpose of electing directors at which a quorum is present, only by the affirmative vote of the holders of not less than a majority of the voting shares which are represented at the meeting, in person or by proxy, and entitled to vote on such proposal.

          (C) The directors may fix or change the number of directors and may fill any director's office that is created by an increase in the number of directors; provided, however, that the directors may not reduce the number of directors to less than three.

          (D) No reduction in the number of directors shall of itself have the effect of shortening the term of any incumbent director.

          Section 2.03. Election. At each annual meeting of shareholders for the election of directors, the successors to the directors whose term shall expire in that year shall be elected, but if the annual meeting is not held or if one or more of such directors are not elected thereat, they may be elected at a special meeting called for that purpose. The election of directors shall be by ballot whenever requested by the presiding officer of the meeting or by the holders of a majority of the voting shares outstanding, entitled to vote at such meeting and present in person or by proxy, but unless such request is made, the election shall be viva voce.

          Section 2.04. Removal. A director or directors may be removed from office, with or without assigning any cause, only by the vote of the holders of shares entitling them to exercise not less than a majority of the voting power of the corporation to elect directors in place of those to be removed. In case of any such removal, a new director may be elected at the same meeting for the unexpired term of each director removed. Failure to elect a director to fill the unexpired term of any director removed shall be deemed to create a vacancy in the board.

          Section 2.05. Vacancies. The remaining directors, though less than a majority of the whole authorized number of directors, may, by the vote of a majority of their number, fill any vacancy in the board for the unexpired term. A vacancy in the board exists within the meaning of this Section 2.05 in case the shareholders increase the authorized number of directors but fail at the meeting at which such increase is authorized, or an adjournment thereof, to elect the additional directors provided for, or in case the shareholders fail at any time to elect the whole authorized number of directors.

          Section 2.06. Meetings. A meeting of the directors shall be held immediately following the adjournment of each annual meeting of shareholders at which directors are elected, and notice of such meeting need not be given. The directors shall hold such other meetings as may from time to time be called, and such other meetings of directors may be called only by the chairman of the board, the president, or any two directors. All meetings of directors shall be held at the principal office of the corporation in Marysville or at such other place within or without the State of Ohio, as the directors may from time to time determine by a resolution. Meetings of the directors may be held through any communications equipment if all persons participating can hear each other and participation in a meeting pursuant to this provision shall constitute presence at such meeting.

          Section 2.07. Notice of Meetings. Notice of the time and place of each meeting of directors for which such notice is required by law, the Articles, the Regulations or the By-Laws shall be given to each of the directors by at least one of the following methods:

          (A) In a writing mailed not less than three days before such meeting and addressed to the residence or usual place of business of a director, as such address appears on the records of the corporation; or

          (B) By telegraph, cable, radio, wireless, facsimile or a similar writing sent or delivered to the residence or usual place of business of a director as the same appears on the records of the corporation, not later than the day before the date on which such meeting is to be held; or

          (C) Personally or by telephone not later than the day before the date on which such meeting is to be held.

Notice given to a director by any one of the methods specified in the Regulations shall be sufficient, and the method of giving notice to all directors need not be uniform. Notice of any meeting of directors may be given only by the chairman of the board, the president or the secretary of the corporation. Any such notice need not specify the purpose or purposes of the meeting. Notice of adjournment of a meeting of directors need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.

          Section 2.08. Waiver of Notice. Notice of any meeting of directors may be waived in writing, either before or after the holding of such meeting, by any director, which writing shall be filed with or entered upon the records of the meeting. The attendance of any director at any meeting of directors without protesting, prior to or at the commencement of the meeting, the lack of proper notice, shall be deemed to be a waiver by him of notice of such meeting.

          Section 2.09. Quorum. A majority of the whole authorized number of directors shall be necessary to constitute a quorum for a meeting of directors, except that a majority of the directors in office shall constitute a quorum for filling a vacancy in the board. The act of a majority of the directors present at a meeting at which a quorum is present is the act of the board, except as otherwise provided by law, the Articles or the Regulations.

          Section 2.10. Executive and Other Committees. The directors may create an executive committee or any other committee of directors, to consist of not less than three directors, and may authorize the delegation to such executive committee or other committees of any of the authority of the directors, however conferred, other than that of filling vacancies among the directors or in the executive committee or in any other committee of the directors.

          Such executive committee or any other committee of directors shall serve at the pleasure of the directors, shall act only in the intervals between meetings of the directors, and shall be subject to the control and direction of the directors. Such executive committee or other committee of directors may act by a majority of its members at a meeting or by a writing or writings signed by all of its members.

          Any act or authorization of any act by the executive committee or any other committee within the authority delegated to it shall be as effective for all purposes as the act or authorization of the directors. No notice of a meeting of the executive committee or of any other committee of directors shall be required. A meeting of the executive committee or of any other committee of directors may be called only by the president or by a member of such executive or other committee of directors. Meetings of the executive committee or of any other committee of directors may be held through any communications equipment if all persons participating can hear each other and participation in such a meeting shall constitute presence thereat.

          Section 2.11. Compensation. Directors shall be entitled to receive as compensation for services rendered and expenses incurred as directors, such amounts as the directors may determine.

         Section 2.12.  By-Laws.  The directors may adopt, and
amend from time to time, By-Laws for their own government, which By-Laws shall not be inconsistent with the law, the Articles or the Regulations.


                          ARTICLE THREE

                            OFFICERS

          Section 3.01. Officers. The officers of the corporation to be elected by the directors shall be a chairman of the board, a president, a secretary, a treasurer, and, if desired, one or more vice presidents and such other officers and assistant officers as the directors may from time to time elect. The chairman of the board must be a director. Officers need not be shareholders of the corporation, and may be paid such compensation as the board of directors may determine. Any two or more offices may be held by the same person, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity if such instrument is required by law, the Articles, the Regulations or the By-Laws to be executed, acknowledged, or verified by two or more officers.

          Section 3.02. Tenure of Office. The officers of the corporation shall hold office at the pleasure of the directors. Any officer of the corporation may be removed, either with or without cause, at any time, by the affirmative vote of a majority of all the directors then in office; such removal, however, shall be without prejudice to the contract rights, if any, of the person so removed.

          Section 3.03. Duties of the Chairman of the Board. The chairman of the board shall preside at all meetings of the shareholders and directors at which he is present, shall be the chief executive officer of the corporation, and shall have general control and supervision of the policies and operations of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect. He shall manage and administer the corporation's business and affairs and shall also perform all duties and exercise all powers usually pertaining to the office of a chief executive officer of a corporation. He shall have the authority to sign, in the name and on behalf of the corporation, checks, orders, contracts, leases, notes, drafts and other documents and instruments in connection with the business of the corporation, and together with the secretary or an assistant secretary, conveyances of real estate and other documents and instruments. He shall have the authority to cause the employment or appointment of such employees and agents of the corporation as the conduct of the business of the corporation may require, and to fix their compensation; and to remove or suspend any employee or agent elected or appointed by the chairman of the board.

          Section 3.04. Duties of the President. The president shall be chief operating officer of the corporation, and, subject to the control of the chairman of the board, shall have general and active management of the ordinary business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect. In the absence of the chairman of the board, the president shall exercise all the powers of the chairman, including, without limitation, the authority to: (A) sign, in the name and on behalf of the corporation, checks, orders, contracts, leases, notes, drafts and other documents and instruments in connection with the business of the corporation, and, together with the secretary or an assistant secretary, conveyances of real estate and other documents and instruments; (B) cause the employment or appointment of such employees and agents of the corporation as the conduct of the business of the corporation may require and to fix their compensation; and (C) remove or suspend any employee or agent who shall not have been elected or appointed by the chairman of the board or the board of directors. The president shall perform such other duties and have such other powers as the board of directors or the chairman of the board may from time to time prescribe.

          Section 3.05. Duties of the Vice Presidents. Each vice president shall perform such duties and exercise such powers as may be assigned to him from time to time by the chairman of the board or the president. In the absence of the chairman of the board or the president, the duties of the chairman of the board or the president shall be performed and his powers may be exercised by such vice president as shall be designated by the chairman of the board or the president, or failing such designation, such duties shall be performed and such powers may be exercised by each vice president in the order of their earliest election to that office, subject in any case to review and superseding action by the chairman of the board or the president.

          Section 3.06.  Duties of the Secretary.  The secretary
shall have the following powers and duties:

          (A) He shall keep or cause to be kept a record of all the proceedings of the meetings of the shareholders and of the board of directors in books provided for that purpose.

          (B) He shall cause all notices to be duly given in accordance with the provisions of these Regulations and as required by law.

          (C) Whenever any committee shall be appointed pursuant to a resolution of the board of directors, he shall furnish a copy of such resolution to the members of such committee.

          (D) He shall be the custodian of the records of the corporation.

          (E) He shall properly maintain and file all books, reports, statements, certificates and all other documents and records required by law, the Articles or these Regulations.

          (F) He shall have charge of the stock books and ledgers of the corporation and shall cause the stock and transfer books to be kept in such manner as to show at any time the number of shares of the corporation of each class issued and outstanding, the names (alphabetically arranged) and the addresses of the holders of record of such shares, the number of shares held by each holder and the date as of which each became such holder of record.

          (G)  He shall sign (unless the treasurer, an
     assistant treasurer or assistant secretary shall have signed) certificates representing shares of the corporation the issuance of which shall have been authorized by the board of directors.

          (H) He shall perform, in general, all duties incident to the office of secretary and such other duties as may be specified in these Regulations or as may be assigned to him from time to time by the board of directors, the chairman of the board or the president.

          Section 3.07.  Duties of the Treasurer.  The treasurer
shall have the following powers and duties:

          (A) He shall have charge and supervision over and be responsible for the moneys, securities, receipts and disbursements of the corporation, and shall keep or cause to be kept full and accurate records of all receipts of the corporation.

          (B) He shall cause the moneys and other valuable effects of the corporation to be deposited in the name and to the credit of the corporation in such banks or trust companies or with such bankers or other depositaries as shall be selected by the board of directors, the chairman of the board or the president.

          (C) He shall cause the moneys of the corporation to be disbursed by checks or drafts upon the authorized depositaries of the corporation and cause to be taken and preserved proper vouchers for all moneys disbursed.

          (D) He shall render to the board of directors, the chairman of the board or the president, whenever requested, a statement of the financial condition of the corporation and of all his transactions as treasurer, and render a full financial report at the annual meeting of the shareholders, if called upon to do so.

          (E) He shall be empowered from time to time to require from all officers or agents of the corporation reports or statements giving such information as he may desire with respect to any and all financial transactions of the corporation.

          (F) He may sign (unless an assistant treasurer or the secretary or an assistant secretary shall have signed) certificates representing shares of the corporation the issuance of which shall have been authorized by the board of directors.

          (G) He shall perform, in general, all duties incident to the office of treasurer and such other duties as may be specified in these Regulations or as may be assigned to him from time to time by the board of directors, the chairman of the board or the president.


                          ARTICLE FOUR

                             SHARES

          Section 4.01. Certificates. Certificates evidencing ownership of shares of the corporation shall be issued to those entitled to them. Each certificate evidencing shares of the corporation shall bear a distinguishing number; the signatures of the chairman of the board, the president, or a vice president, and of the secretary, an assistant secretary, the treasurer or an assistant treasurer (except that when any such certificate is countersigned by an incorporated transfer agent or registrar, such signatures may be facsimile, engraved, stamped or printed); and such recitals as may be required by law. Certificates evidencing shares of the corporation shall be of such tenor and design as the directors may from time to time adopt and may bear such recitals as are permitted by law.

          Section 4.02. Transfers. Where a certificate evidencing a share or shares of the corporation is presented to the corporation or its proper agents with a request to register transfer, the transfer shall be registered as requested if:

          (1) An appropriate person signs on each certificate so presented or signs on a separate document an assignment or trans-fer of shares evidenced by each such certificate, or signs a power to assign or transfer such shares, or when the signature of an appropriate person is written without more on the back of each such certificate; and

          (2) Reasonable assurance is given that the indorsement of each appropriate person is genuine and effective; the corporation or its agents may refuse to register a transfer of shares unless the signature of each appropriate person is guaranteed by a commercial bank or trust company having an office or a correspondent in the City of New York or by a firm having membership in the New York Stock Exchange; and

          (3) All applicable laws relating to the collection of transfer or other taxes have been complied with; and

          (4) The corporation or its agents are not otherwise required or permitted to refuse to register such transfer.

          Section 4.03.  Transfer Agents and Registrars.  The
directors may appoint one or more agents to transfer or to register shares of the corporation, or both.

          Section 4.04. Lost, Wrongfully Taken or Destroyed Certificates. Except as otherwise provided by law, where the owner of a certificate evidencing shares of the corporation claims that such certificate has been lost, destroyed or wrongfully taken, the directors must cause the corporation to issue a new certificate in place of the original certificate if the owner:

          (1) So requests before the corporation has notice that such original certificate has been acquired by a bona fide purchaser; and

          (2) Files with the corporation, unless waived by the directors, an indemnity bond, with surety or sureties satisfactory to the corporation, in such sums as the directors may, in their discretion, deem reasonably sufficient as indemnity against any loss or liability that the corporation may incur by reason of the issuance of each such new certificate; and

          (3) Satisfies any other reasonable requirements which may be imposed by the directors, in their discretion.


                          ARTICLE FIVE

                  INDEMNIFICATION AND INSURANCE

          Section 5.01. Mandatory Indemnification. The corpor-ation shall indemnify any officer or director of the corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action threatened or instituted by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the cor-poration, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager or agent of another corporation (domestic or foreign, nonprofit or for profit), limited liability company, partnership, joint venture, trust or other enterprise, against expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. A person claiming indemnification under this
Section 5.01 shall be presumed, in respect of any act or omission giving rise to such claim for indemnification, to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal matter, to have had no reasonable cause to believe his conduct was unlawful, and the termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, rebut such presumption.

          Section 5.02. Court-Approved Indemnification. Anything contained in the Regulations or elsewhere to the contrary notwithstanding:

          (A) the corporation shall not indemnify any officer or director of the corporation who was a party to any completed action or suit instituted by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager or agent of another corporation (domestic or foreign, nonprofit or for profit), limited liability company, partnership, joint venture, trust or other enterprise, in respect of any claim, issue or matter asserted in such action or suit as to which he shall have been adjudged to be liable for acting with reckless disregard for the best interests of the corporation or misconduct (other than negligence) in the performance of his duty to the corporation unless and only to the extent that the Court of Common Pleas of Union County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances of the case, he is fairly and reasonably entitled to such indemnity as such Court of Common Pleas or such other court shall deem proper; and

          (B) the corporation shall promptly make any such unpaid indemnification as is determined by a court to be proper as contem-plated by this Section 5.02.

          Section 5.03. Indemnification for Expenses. Anything contained in the Regulations or elsewhere to the contrary notwith-standing, to the extent that an officer or director of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in
Section 5.01, or in defense of any claim, issue or matter therein, he shall be promptly indemnified by the corporation against ex-penses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs) actually and reasonably incurred by him in connection therewith.

          Section 5.04. Determination Required. Any indemni-fication required under Section 5.01 and not precluded under
Section 5.02 shall be made by the corporation only upon a determination that such indemnification of the officer or director is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 5.01. Such determination may be made only (A) by a majority vote of a quorum consisting of directors of the corporation who were not and are not parties to, or threatened with, any such action, suit or proceeding, or (B) if such a quorum is not obtainable or if a majority of a quorum of disinterested directors so directs, in a written opinion by in-dependent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation, or any person to be indemnified, within the past five years, or (C) by the share-holders, or (D) by the Court of Common Pleas of Union County, Ohio or (if the corporation is a party thereto) the court in which such action, suit or proceeding was brought, if any; any such determination may be made by a court under division (D) of this
Section 5.04 at any time [including, without limitation, any time before, during or after the time when any such determination may be requested of, be under consideration by or have been denied or disregarded by the disinterested directors under division (A) or by independent legal counsel under division (B) or by the shareholders under division (C) of this Section 5.04]; and no failure for any reason to make any such determination, and no decision for any reason to deny any such determination, by the disinterested directors under division (A) or by independent legal counsel under division (B) or by shareholders under division (C) of this Section 5.04 shall be evidence in rebuttal of the presumption recited in Section 5.01. Any determination made by the disinterested directors under division (A) or by independent legal counsel under division (B) of this Section 5.04 to make indemnification in respect of any claim, issue or matter asserted in an action or suit threatened or brought by or in the right of the corporation shall be promptly communicated to the person who threatened or brought such action or suit, and within ten days after receipt of such notification such person shall have the right to petition the Court of Common Pleas of Union County, Ohio or the court in which such action or suit was brought, if any, to review the reasonableness of such determination.

          Section 5.05. Advances for Expenses. Expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs) incurred in defending any action, suit or proceeding referred to in Section 5.01 shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding to or on behalf of the officer or director promptly as such expenses are incurred by him, but only if such officer or director shall first agree, in writing, to repay all amounts so paid in respect of any claim, issue or other matter asserted in such action, suit or proceeding in defense of which he shall not have been successful on the merits or otherwise:

          (A)  if it shall ultimately be determined as provided in
Section 5.04 that he is not entitled to be indemnified by the corporation as provided under Section 5.01; or

          (B) if, in respect of any claim, issue or other matter asserted by or in the right of the corporation in such action or suit, he shall have been adjudged to be liable for acting with reckless disregard for the best interests of the corporation or misconduct (other than negligence) in the performance of his duty to the corporation, unless and only to the extent that the Court of Common Pleas of Union County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances, he is fairly and reasonably entitled to all or part of such indemnification.

          Section 5.06. Article FIVE Not Exclusive. The indemnification provided by this Article FIVE shall not be exclusive of, and shall be in addition to, any other rights to which any person seeking indemnification may be entitled under the Articles or the Regulations or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an officer or director of the corporation and shall inure to the benefit of the heirs, executors, and administrators of such a person.

          Section 5.07. Insurance. The corporation may purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit, or self-insurance, on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager or agent of another corporation (domestic or foreign, nonprofit or for profit), limited liability company, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the obligation or the power to indemnify him against such liability under the provisions of this Article FIVE. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

          Section 5.08. Certain Definitions. For purposes of this Article FIVE, and as examples and not by way of limitation:

          (A) A person claiming indemnification under this Article FIVE shall be deemed to have been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.01, or in defense of any claim, issue or other matter therein, if such action, suit or proceeding shall be terminated as to such person, with or without prejudice, without the entry of a judgment or order against him, without a conviction of him, without the imposition of a fine upon him and without his payment or agreement to pay any amount in settlement thereof (whether or not any such termination is based upon a judicial or other determination of the lack of merit of the claims made against him or otherwise results in a vindication of him); and

          (B) References to an "other enterprise" shall include employee benefit plans; references to a "fine" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" within the meaning of that term as used in this Article FIVE.

          Section 5.09. Venue. Any action, suit or proceeding to determine a claim for indemnification under this Article FIVE may be maintained by the person claiming such indemnification, or by the corporation, in the Court of Common Pleas of Union County, Ohio. The corporation and (by claiming such indemnification) each such person consent to the exercise of jurisdiction over its or his person by the Court of Common Pleas of Union County, Ohio in any such action, suit or proceeding.

                          ARTICLE SIX

                          MISCELLANEOUS

          Section 6.01. Amendments. The Regulations may be amended, or new regulations may be adopted, at a meeting of shareholders held for such purpose, only by the affirmative vote of the holders of shares entitling them to exercise not less than a majority of the voting power of the corporation on such proposal, or without a meeting by the written consent of the holders of shares entitling them to exercise not less than all of the voting power of the corporation on such proposal.

          Section 6.02. Action by Shareholders or Directors Without a Meeting. Anything contained in the Regulations to the contrary notwithstanding, any action which may be authorized or taken at a meeting of the shareholders or of the directors or of a committee of the directors, as the case may be, may be author-ized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all the shareholders who would be entitled to notice of a meeting of the shareholders held for such purpose, or all the directors, or all the members of such committee of the directors, respectively, which writings shall be filed with or entered upon the records of the corporation.



<EX->


                           Exhibit 11

           Computation of Net Income Per Common Share



<EX->


                          Exhibit 4(j)

               Third Supplemental Indenture, dated as of September 30, 1994, among Registrant, OMS and Chemical Bank, as trustee

    THIRD SUPPLEMENTAL INDENTURE, dated as of September 30, 1994, among THE O.M. SCOTT & SONS COMPANY, a corporation duly organized and existing under the laws of the State of Delaware, having its principal office at 14111 Scottslawn Road, Marysville, Ohio 43043 ("O.M. Scott"), THE SCOTTS COMPANY, a corporation duly organized and existing under the laws of the State of Ohio, having its principal office at 14111 Scottslawn Road, Marysville, Ohio 43043 ("Scotts"), and CHEMICAL BANK, a banking corporation duly organized and existing under the laws of the State of New York, as Trustee (the "Trustee").

                         R E C I T A L S


     WHEREAS, O.M. Scott and The Scotts Company, a corporation formerly organized and existing under the laws of the State of Delaware ("Scotts-Delaware") have heretofore executed and delivered to the Trustee an Indenture, dated as of June 1, 1994 and a First Supplemental Indenture thereto dated June 12, 1994, and O.M. Scott, Scotts and Scotts-Delaware have heretofore executed a Second Supplemental Indenture thereto dated as of September 20, 1994 (pursuant to which Scotts assumed the due and punctual payment of the principal of and interest on all the Securities (as defined herein) and the performance of every covenant of the Indenture (as defined herein) on the part of Scotts-Delaware to be performed or observed) (as supplemented, the "Indenture"), providing for the issuance by Scotts of an unlimited amount of its unsecured debentures, notes or other evidences of indebtedness (the "Securities");

     WHEREAS, pursuant to an Agreement and Plan of Merger dated as of September 30, 1994 (the "Merger Agreement"), between O.M. Scott and Scotts, O.M. Scott is merging (the "Merger") with and into Scotts effective September 30, 1994 (the "Effective Date"), with Scotts being the survivor of the Merger;

     WHEREAS, Section 801 of the Indenture provides that, in the event O.M. Scott shall consolidate with or merge into any other corporation, the successor corporation shall expressly assume, by an indenture supplemental to the Indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and interest on all the Securities and the performance of every covenant of the Indenture on the part of O.M. Scott to be performed or observed;

     WHEREAS, Section 901(1) of the Indenture provides that each of Scotts and O.M. Scott, when authorized by a Board Resolution, and the Trustee may enter into a supplemental indenture without the consent of any Holders to evidence the succession of another corporation to O.M. Scott and the assumption by any such successor of the covenants of O.M. Scott in the Indenture and in the Securities;

    WHEREAS, each of Scotts and O.M. Scott has delivered to the Trustee (i) an Officers' Certificate and an Opinion of Counsel, each to the effect that the Merger and this Third Supplemental Indenture comply with Articles Eight and Nine of the Indenture and that all conditions precedent in the Indenture relating to the Merger and the execution and delivery of this Third Supplemental Indenture have been complied with and (ii) a copy of the Board Resolution authorizing the execution and delivery of this Third Supplemental Indenture;

     WHEREAS, immediately after giving effect to the Merger, no Event of Default with respect to any series of Securities issued pursuant to the Indenture, and no event which, after notice or lapse of time or both, would become an Event of Default, will have occurred and be continuing; and

     WHEREAS, all things necessary to authorize the assumption by Scotts of O.M. Scott's obligations under the Indenture and to make this Third Supplemental Indenture, when executed by the parties hereto, a valid and binding supplement to the Indenture have been done and performed.

     NOW, THEREFORE, for and in consideration of the premises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby mutually covenant and agree as follows:

     SECTION 1. Assumption of Obligations. Scotts hereby expressly assumes, from and after the Effective Date, the due and punctual payment of the principal of and interest on all the Securities and the performance of every covenant of the Indenture on the part of O.M. Scott to be performed and observed.

     SECTION 2. Succession and Substitution. Scotts, from and after the Effective Date, by virtue of the aforesaid assumption and the delivery of this Third Supplemental Indenture, shall succeed to and be substituted for and may exercise every right and power of O.M. Scott under the Indenture with the same effect as if Scotts had been named as O.M. Scott in the Indenture.

     SECTION 3. Representations and Warranties. Scotts, as of the date of execution of this Third Supplemental Indenture, represents and warrants that: (i) it is a corporation organized and existing under the laws of the State of Ohio; (ii) it has full corporate power and authority to execute and deliver this Third Supplemental Indenture and to perform its obligations under this Third Supplemental Indenture in accordance with its terms; and that (iii) the execution, delivery and performance of this Third Supplemental Indenture will not violate, conflict with or constitute a breach of, or a default under, its Articles of Incorporation or any other material agreement or instrument to which it is a party or which is binding on it or its assets, and will not result in the creation of any lien on, or security interest in, any of its assets.

     SECTION 4. Covenants. All covenants and agreements in this Third Supplemental Indenture by Scotts shall bind its respective successors and assigns, whether so expressed or not.

     SECTION 5. Requests and Notices. Pursuant to Section 105 of the Indenture, any request, demand, authorization, direction, notice, consent, waiver or act of Holders or other document provided or permitted by the Indenture to be made upon, given or furnished to, or filed with, O.M. Scott shall, from and after the Effective Date, instead be made upon, given or furnished to, or filed with, Scotts and shall be addressed to Scotts at 14111 Scottslawn Road, Marysville, Ohio 43043 or at any other address previously furnished in writing to the Trustee by Scotts.

     SECTION 6. Separability. In case any provision in this Third Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 7. No Third Party Benefits. Nothing in this Third Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors under the Indenture, and the Holders of the Securities, any benefit or any legal or equitable right, remedy or claim under the Indenture.

     SECTION 8. Continuance of Indenture. This Third Supplemental Indenture supplements the Indenture and shall be a part of and subject to all the terms thereof. The Indenture, as supplemented by this Third Supplemental Indenture, shall continue in full force and effect. This Third Supplemental Indenture shall become effective at the Effective Date.

     SECTION 9. The Trustee. The Trustee shall not be responsible in any manner for or in respect of the validity or sufficiency of this Third Supplemental Indenture, or for or in respect of the recitals contained herein, all of which recitals are made by O.M. Scott and Scotts solely.

     SECTION 10.  Governing Law.  This Third Supplemental
Indenture shall be governed by and construed in accordance with the laws of the State of New York.

     SECTION 11. Defined Terms. All capitalized terms used in this Third Supplemental Indenture which are defined in the Indenture but not otherwise defined herein shall have the same meanings assigned to them in the Indenture.

     SECTION 12. Counterparts. This Third Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the date and year first above written.

                                   THE O.M. SCOTT & SONS COMPANY,
                                     a Delaware corporation


                                   By:  /s/ P.D. Yeager
                                      Name:  Paul D. Yeager
                                      Title: Executive Vice
                                        President & CFO



Attest:

 /s/ Craig D. Walley


                                   THE SCOTTS COMPANY, an Ohio
                                     corporation


                                   By: /s/ P.D. Yeager
                                      Name:   Paul D. Yeager
                                      Title:  Executive Vice
                                        President & CFO


Attest:

 /s/ Craig D. Walley


                                   CHEMICAL BANK, as Trustee

                                   By: /s/ T. C. Knight
                                      Name:   T. C. Knight
                                      Title:  Asst. Vice
                              President

Attest:





<EX->


                          Exhibit 10(b)

            Second Restatement of The Scotts Company
                 Profit Sharing and Savings Plan

                      SECOND RESTATEMENT OF

                       THE SCOTTS COMPANY

                 PROFIT SHARING AND SAVINGS PLAN

                       TABLE OF CONTENTS


Description                                              Page No.


SECTION 1.    DEFINITIONS                                     1


SECTION 2.    PARTICIPATION                                  10

  2.1.        Eligibility                                    10
  2.2.        Breaks in Service                              10
  2.3.        Change in Status                               10
  2.4.        Erroneous Omission or Inclusion of Employee    11
  2.5.        Waiver of Participation                        11


SECTION 3.    CONTRIBUTIONS                                  11

  3.1.        Profit Sharing Contributions                   11
  3.2.        Savings Contributions                          12
  3.3.        Limits on Elective Profit Sharing and
              Savings Contributions                          13
  3.4.        Timing of Contributions                        14
  3.5.        Rollover Contributions                         14
  3.6.        Exclusive Benefit; Refund of Contributions     15
  3.7.        Annual Additions and Limitations               16
  3.8.        Fail-Safe Allocations of Profit Sharing
              Contributions                                  17


SECTION 4.    INVESTMENT                                     18

  4.1.        Investment Direction                           18
  4.2.        Investment Funds                               19
  4.3.        Investment in Employment Securities            19
  4.4.        Voting Employer Securities                     19
  4.5.        Tender Offers                                  19
  4.6.        Investment Managers                            20
  4.7.        Section 16 Persons                             20


SECTION 5.    VALUATIONS AND CREDITING                       20

  5.1.        Valuations                                     20
  5.2.        Credits to and Charges Against Accounts        20
  5.3.        Expenses                                       21

SECTION 6.   BENEFITS                                       21

  6.1.        Forms of Benefit Payments                      21
  6.2.        Retirement Benefit                             22
  6.3.        Death Benefit                                  23
  6.4.        In-Service Distributions                       24
  6.5.        Advance Distribution for Hardship              24
  6.6.        Loans to Participants                          25
  6.7.        Latest Commencement of Benefits                26
  6.8.        Post-Distribution Credits                      26
  6.9.        Prevention of Escheat                          27


SECTION 7.    TOP-HEAVY PLAN PROVISIONS                      27

  7.1.        Minimum Benefits                               27
  7.2.        Adjustment in Benefit Limitations              27


SECTION 8.    CLAIMS PROCEDURES                              28

  8.1.        Application for Benefits                       28
  8.2.        Appeal of Denial of Claim for Benefits         28
  8.3.        Effect of Administrator Decision               29


SECTION 9.    ALLOCATION OF AUTHORITY AND RESPONSIBILITY     29

  9.1.        Authority and Responsibilities of the
              Administrator                                  29
  9.2.        Authority and Responsibilities of the
              Advisory Committee                             29
  9.3.        Authority and Responsibilities of the
              Investment Committee                           30
  9.4.        Appointment and Tenure                         30
  9.5.        Meetings; Majority Rule                        30
  9.6.        Compensation                                   30
  9.7.        Indemnification                                30
  9.8.        Authority and Responsibilities of the Company  31
  9.9.        Obligations of Named Fiduciaries               31


SECTION 10.   AMENDMENT, TERMINATION, MERGERS AND
              CONSOLIDATIONS OF THE PLAN                     32

  10.1.       Amendment                                      32
  10.2.       Plan Termination                               32
  10.3.       Permanent Discontinuance of Profit
              Sharing Contributions                          33
  10.4.       Suspension of Profit Sharing Contributions     33
  10.5.       Mergers and Consolidations of Plans            33
  10.6.       Transfers of Assets to or from this Plan       33
  10.7.       Effect of Amendment and Restatement            34

SECTION 11.PARTICIPATING EMPLOYERS34

  11.1.       Adoption by Affiliates                         34
  11.2.       Employee Transfers                             34
  11.3.       Discontinuance of Participation                34


SECTION 12.   MISCELLANEOUS PROVISIONS                       35

  12.1.       Nonalienation of Benefits                      35
  12.2.       No Contract of Employment                      36
  12.3.       Title to Assets                                36
  12.4.       Effect of Admission                            36
  12.5.       Payments to Minors, Etc.                       36
  12.6.       Approval of Restatement by Internal
              Revenue Service                                36
  12.7.       Other Miscellaneous                            37


SIGNATURES                                                   37

                     FIRST RESTATEMENT OF
                       THE SCOTTS COMPANY
                 PROFIT SHARING AND SAVINGS PLAN


          WHEREAS, The O.M. Scott & Sons Company established and maintained The O.M. Scott & Sons Company Profit Sharing and Savings Plan (the "Plan") in recognition of the contribution made to its successful operation by its employees and for the exclusive benefit of its eligible employees and their beneficiaries; and

          WHEREAS, The O.M. Scott & Sons Company has been merged into The Scotts Company, an Ohio corporation (the "Company"), which assumes sponsorship of the Plan; and

          WHEREAS, the Plan was previously amended and restated effective January 1, 1987 and effective April 1, 1992; and

          WHEREAS, under the terms of the Plan, the Company has the power to amend the Plan, provided the Trustee consents to such amendment if the provisions of the Plan affecting the Trustee are amended; and

          WHEREAS, the Company wishes to amend, restate and rename the Plan to reflect the change in sponsorship and comply with changes in the law;

          NOW, THEREFORE, the Company hereby amends, restates and renames the Plan as of the Effective Amendment Date to provide as follows:


                            SECTION 1
                           DEFINITIONS

          "Account" means the account maintained for a Participant, which shall be the entire interest of the Participant in the Trust Fund. Unless otherwise specified, the value of an Account shall be determined as of the Valuation Date coincident with or next following the occurrence of the event to which reference is made. A Participant's Account shall consist of the Participant's Non-Elective Profit Sharing Account, Elective Profit Sharing Account, Savings Account and Rollover Account. A Participant shall always be fully vested in his or her Account.

          "Administrator" means the Company which is the administrator of the Plan within the meaning of Section 3(16) of ERISA. The Company may appoint Employees to perform ministerial acts with respect to the administration of the Plan in their capacity as Employees of the Company.

          "Advisory Committee" means the person or committee appointed as such by the Board of Directors under the provisions of the Plan or, in the absence of such appointment, the Company.

          "Affiliate" means any entity which, with the Employer, constitutes either (a) a controlled group of corporations (within the meaning of Section 414(b) of the Code), (b) a group of trades or businesses under common control (within the meaning of Section 414(c) of the Code), (c) an affiliated service group (within the meaning of Section 414(m) of the Code), or (d) a group of entities required to be aggregated pursuant to Section 414(o) of the Code and the regulations thereunder.

          "Aggregation Group" means (a) the Plan, (b) any plan of the Employer or any Affiliate in which a Key Employee or any of a Key Employee's beneficiaries is a participant, (c) any plan which enables any plan described in (a) or (b) to meet the requirements of Sections 401(a)(4) or 410 of the Code, (d) any plan maintained by the Employer or an Affiliate within the last five years ending on the last day of the immediately preceding Plan Year and would, but for the fact it was terminated, be part of the Aggregation Group, and (e) any plan of the Employer or any Affiliate designated by the Employer, the inclusion of which in the Aggregation Group would not cause the Aggregation Group to fail to meet the requirements of Sections 401(a)(4) and 410 of the Code.

          "Beneficiary" means the beneficiary under the Plan of a deceased Participant.

          "Board of Directors" means the board of directors of the Company.

          "Break in Service" means failure by an Employee to complete more than 500 Hours of Service during any Plan Year. Any Break in Service shall be deemed to have commenced on the first day of the Plan Year in which it occurs. In the case of an absence from work which begins in any Plan Year beginning after December 31, 1984, if an Employee is absent from work for any period by reason of pregnancy, the birth or placement for adoption of a child, or for caring for a child for a period immediately following the birth or placement, then for purposes of determining whether a Break in Service has occurred (and not for purposes of determining Years of Eligibility Service) such Employee shall be credited with the Hours of Service which otherwise normally would have been credited to such Employee, or, if the Administrator is unable to determine the number of such Hours of Service, eight Hours of Service for each day of absence, in any case not to exceed 501 Hours of Service. The Hours of Service credited to an Employee under this definition shall be treated as Hours of Service in the Plan Year in which the absence from work begins, if the Employee would be prevented from incurring a Break in Service in such year solely because of such Hours of Service or, in any other case, in the immediately following year. The Administrator may require that the Employee certify and/or supply documentation that his or her absence is for one of the permitted reasons and the number of days for which there was such an absence.

          "Code" means the Internal Revenue Code of 1986, as now or hereafter amended, construed, interpreted and applied by regulations, rulings or cases.

          "Company" means The O.M. Scott & Sons Company, a
Delaware corporation, until the merger of The O.M. Scott & Sons
Company into The Scotts Company, an Ohio corporation, and The
Scotts Company thereafter, and any successor thereto.

          "Company Stock Fund" means the Investment Fund consisting of Employer Securities and cash or cash equivalents needed to meet the obligations of such fund or for the purchase of Employer Securities.

          "Compensation" means an Employee's wages, salaries, fees for professional service and other amounts received for personal services actually rendered in the course of employment with the Employer (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses), but shall not include distributions from a plan of deferred compensation (other than an unfunded non-qualified plan), amounts realized from the exercise of a non-qualified stock option or from the sale, exchange or other disposition of stock acquired under a qualified stock option plan, and other amounts which receive special tax benefits. For purposes of identifying Highly Compensated Employees and computing the Compensation Deferral Limit only, a Participant's Compensation includes amounts which would have been includable in the Participant's income but for the Participant's election to make Savings Contributions, Elective Profit Sharing Contributions, and contributions to a cafeteria plan maintained by the Employer, determined in accordance with
Section 414(s) of the Code.  Notwithstanding the foregoing,
(i) effective for Plan Years beginning after December 31, 1988, Compensation paid by the Employer during any Plan Year in excess of $200,000 as adjusted at the same time and in the same manner as under Section 415(d) of the Code shall be excluded; and
(ii) effective for Plan Years beginning after December 31, 1993, Compensation paid by the Employer during any Plan Year in excess of $150,000, adjusted under Section 401(a)(17) of the Code shall be excluded. In determining the Compensation of a Participant for purposes of the $200,000 or $150,000 limit, the family aggregation rules of Section 414(q)(6) of the Code shall apply, except in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the year. If, as a result of the application of such rules, Compensation would exceed the adjusted $200,000 or $150,000 limitation, then the limitation shall be prorated among the affected persons in proportion to each such person's Compensation as determined under this paragraph prior to the application of this limitation.

          "Compensation Deferral Limit" means the greater of (a) the average actual contribution deferral percentage of Non-Highly Compensated Employees multiplied by 1.25, or (b) the lesser of (i) the average actual contribution deferral percentage of Non-Highly Compensated Employees multiplied by two, or (ii) the average actual contribution deferral percentage of Non-Highly Compensated Employees plus 2%, as determined under Section 401(k)(3) of the Code and the regulations thereunder. A Participant's actual contribution deferral percentage is the Savings Contributions and Elective Profit Sharing Contributions made for the Participant which may be taken into account for the Plan Year for purposes of
Section 401(k)(3) of the Code, divided by the Participant's Compensation while a Participant during the Plan Year. All or any portion of the Non-Elective Profit Sharing Contributions for the Plan Year may be included in the calculation of the Compensation Deferral Limit for the Plan Year at the option of the Employer.

          "Effective Amendment Date" means: (a) in the case of any change in the Plan required by a change in the Code or ERISA, the date on which such change in the Plan is required to be effective;
(b) in the case of any change in the Plan for which an effective date is specifically stated elsewhere in the Plan, such date; and
(c) in the case of any other change in the Plan, April 1, 1992.

          "Elective Profit Sharing Account" means the portion of the Account of a Participant consisting of Elective Profit Sharing Contributions, as adjusted under the Plan.

          "Elective Profit Sharing Contribution" means the portion of the Profit Sharing Pool which is allocated to the Participant and which is contributed to the Plan under Section 3.1 on behalf of the Participant, as a result of an absence of an election by the Participant to receive such amount in cash.

          "Eligible Compensation" means, for the period during a Plan Year that an Employee is a Participant, amounts paid by the Employer plus amounts which would have been includable in a Participant's income but for a Participant's election to make Savings Contributions and contributions to a cafeteria plan maintained by the Employer, which are or would have been (a) wages, (b) salaries and executive, management and sales incentives, not in excess of the maximum of an Employee's salary band, (c) overtime, and (d) commissions. Notwithstanding the foregoing, a Participant's Eligible Compensation shall not include amounts paid in lieu of Elective Profit Sharing Contributions and shall not exceed the lesser of (i) the maximum of Zone 2 in Band
F as defined in The Scotts Company Salaried, Exempt and Office Technical Salaried Non-Exempt Compensation Policy and The Scotts Company Job Evaluation Plan, or (ii) effective for Plan Years starting before January 1, 1994 $200,000 as adjusted at the same time and in the same manner as under Section 415(d) of the Code and effective for Plan Years starting on or after January 1, 1994, $150,000 as adjusted under Section 401(a)(17) of the Code. In determining the Eligible Compensation of a Participant for purposes of this limitation, the family aggregation rules of
Section 414(q)(6) of the Code shall apply, except in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the year. If, as a result of the application of such rules, Compensation would exceed the adjusted $200,000 or $150,000 limitation, then the limitation shall be prorated among the affected persons in proportion to each such person's Eligible Compensation as determined under this paragraph prior to the application of this limitation.

          "Eligibility Computation Period" means (a) the initial Eligibility Computation Period of 12 consecutive months commencing on an Employee's most recent date of employment commencement, and
(b) each and every full Plan Year, commencing with the Plan Year in which falls the last day of an Employee's initial Eligibility Computation Period, during which the Employee is in the service of the Employer.

          "Eligible Rollover Distribution" means any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: (a) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; (b) any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and (c) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

          "Employee" means any person employed by the Employer or an Affiliate working with the Scotts product line or with corporate management and administration, other than persons (a) whose terms and conditions of employment are determined by collective bargaining with a third party, with respect to whom inclusion in this Plan has not been provided for in the collective bargaining agreement setting forth those terms and conditions of employment, (b) who are nonresident aliens described in Section 410(b)(3)(C) of the Code, and (c) who are Leased Employees.

          "Employer" means the Company and any Affiliate which, with the consent of the Board of Directors, adopts this Plan and joins in the corresponding Trust Agreement.

          "Employer Securities" means stock or other securities of the Employer or an Affiliate permitted to be held by the Plan under ERISA and the Code.

          "Employer Securities Contribution Fund" means a fund consisting of Employer Securities contributed by the Employer and held by the Trustee in accordance with the Plan.

          "Enrollment Date" means the date on which an Employee first becomes a Participant and the first day of each quarter of the Plan Year and any additional dates designated by the Administrator as dates on which Participants may enter into or modify elections to make Savings Contributions and/or change their investment directions.

          "ERISA" means the Employee Retirement Income Security
Act of 1974 (P.L. No. 93-406), as now existing or hereafter amended, and as now or hereafter construed, interpreted and applied by regulations, rulings or cases.

          "Highly Compensated Employee" means any Employee who performs service for the Employer during the Plan Year of determination and who, during the prior Plan Year (a) received Compensation in excess of $75,000 (as adjusted pursuant to Section 415(d) of the Code), (b) received Compensation in excess of $50,000 (as adjusted pursuant to Section 415(d) of the Code) and was a member of the top-paid group of the Employer and its Affiliates for such year, or (c) was an officer of the Employer and received Compensation during such year that is greater than 50 percent of the dollar limitation in effect under Section 415(b)(1)(A) of the Code (not to exceed 50 officers). The term Highly Compensated Employee also includes (i) an Employee who would have been a Highly Compensated Employee under the preceding sentence if the determination was made based on the current Plan Year and if he or she is one of the 100 people who received the most Compensation from the Employer and its Affiliates during the current Plan Year, and (ii) an Employee who is a 5% owner at any time during the current Plan Year or the prior Plan Year. The number and identities of Employees in the top-paid group will be determined without regard to minimum service requirements. If an Employee is, during the current Plan Year or prior Plan Year, a family member of either a 5% owner or a Highly Compensated Employee who is one of the 10 most Highly Compensated Employees ranked on the basis of Compensation paid by the Employer and its Affiliates during such year, then the family member and the 5% owner or top-ten Highly Compensated Employee shall be aggregated. In such case, the family member and 5% owner or top-ten Highly Compensated Employee shall be treated as a single Employee receiving Compensation and Plan contributions equal to the sum of such Compensation and contributions of the family member and 5% owner or top-ten Highly Compensated Employee. For purposes of this definition, family member includes the spouse, lineal ascendants and descendants of the Employee and the spouses of such lineal ascendants and descendants. The determination of who is a Highly Compensated Employee shall be made in accordance with
Section 414(q) of the Code and the regulations thereunder.

          "Hour of Service" means (a) each hour for which an Employee is paid or entitled to payment for the performance of duties for the Employer or an Affiliate during the applicable computation period, (b) each hour for which an Employee is paid or entitled to payment by the Employer or an Affiliate on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury or military duty, or leave of absence, and (c) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer or an Affiliate. In computing Hours of Service on a weekly or monthly basis when a record of hours of employment is not available, the Employee shall be assumed to have worked 40 hours for each full week of employment and eight hours for each day in less than a full week of employment, regardless of whether the Employee has actually worked fewer hours. Notwithstanding the foregoing, (i) not more than 501 Hours of Service shall be credited to an Employee on account of any single continuous period during which the Employee performs no duties, (ii) no credit shall be granted for any period with respect to which an Employee receives payment or is entitled to payment under a plan maintained solely for the purpose of complying with applicable workers' compensation or disability insurance laws, and (iii) no credit shall be granted for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee. In the case of a person who was a Leased Employee and who subsequently becomes an Employee, hours of service as a Leased Employee shall count as Hours of Service as an Employee. Determination and crediting of Hours of Service shall be made under Department of Labor Regulations Sections 2530.200b-2 and 3.

          "Investment Committee" means the person or committee appointed as such by the Board of Directors under the provisions of the Plan or, in the absence of such appointment, the Company.

          "Investment Funds" means the funds described in Section
4.2.

          "Key Employee" has the meaning set forth in
Section 416(i) of the Code and the regulations thereunder.

          "Leased Employee" means any person (other than an Employee) who pursuant to an agreement between the Employer and any other person ("leasing organization") has performed services for the Employer (or for the Employer and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full time basis for a period of at least one year, and such services are of a type historically performed by Employees in the business field of the Employer. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the Employer shall be treated as provided by the Employer. A person who would otherwise be considered a Leased Employee shall not be considered a Leased Employee if (a) such person is covered by a money purchase pension plan providing (i) a nonintegrated employer contribution rate of at least 10% of compensation, as defined in
Section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the person's gross income under Section 125, Section 402(a)(8),
Section 402(h) or Section 403(b) of the Code, (ii) immediate participation, and (iii) full and immediate vesting; and (b) Leased Employees do not constitute more than 20 percent of the Employer's Non-Highly Compensated Employees.

          "Non-Elective Profit Sharing Account" means the portion of the Account of a Participant consisting of Non-Elective Profit Sharing Contributions plus the amount in the Account of the Participant prior to January 1, 1987 (excluding any portion as to which the Participant had a distribution election in effect on January 1, 1987), as adjusted under the Plan.

          "Non-Elective Profit Sharing Contribution" means the portion of the Profit Sharing Pool which the Participant does not have the opportunity to elect to receive in cash and which is automatically contributed to the Plan on behalf of the Participant.

          "Non-Highly Compensated Employee" means any Employee other than a Highly Compensated Employee.

          "Non-Key Employee" means any Employee other than a Key
Employee.

          "Participant" means any person who has been admitted to participation in the Plan and has not ceased participation in the Plan.

          "Plan" means the Second Restatement of The Scotts
Company Profit Sharing and Savings Plan as set forth herein and as from time to time amended. The Plan is a profit sharing and stock bonus plan.

          "Plan Year" means the calendar year.

          "Profit Sharing Contribution" means a Non-Elective
Profit Sharing Contribution or an Elective Profit Sharing
Contribution.

          "Profit Sharing Pool" means for a Plan Year the dollar amount which the Company determines is available for Non-Elective Profit Sharing Contributions and, at the option of Participants, Elective Profit Sharing Contributions or cash compensation.

          "Rollover Account" means the portion of the Account of a Participant consisting of Rollover Contributions, as adjusted under the Plan.

          "Rollover Contribution" means the amount contributed by an Employee as a rollover contribution in accordance with Section
402 of the Code.

          "Savings Contribution" means an Employer contribution to the Plan in an amount equal to the reduction in the Participant's
Compensation pursuant to the Participant's election under the Plan.

          "Savings Account" means the portion of the Account of a Participant consisting of Savings Contributions, as adjusted under the Plan.

          "Section 16 Person" means (a) any member of the board of directors of The Scotts Company, (b) The Scotts Company's president, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), any vice-president in charge of a principal business unit, division or function, or any other officer or other person who performs a significant policy making function, or (c) any person who is the beneficial owner of more than 10% of the outstanding common stock of The Scotts Company. The principal financial officer of The Scotts Company shall designate those persons who are Section 16 Persons and deliver a list of the
Section 16 Persons eligible to participate in the Plan to the Administrator from time to time or at the request of the Administrator. Such list of Section 16 Persons will be conclusive on the Administrator and the sole source for determining who is a
Section 16 Person, and the Administrator shall not be required to further investigate whether a person is a Section 16 Person.

          "Termination Date" means the date on which an Employee quits, is discharged, retires, dies or otherwise terminates employment. For purposes of this Plan, a Participant who has ceased to perform services for the Employer shall be deemed to incur a Termination Date on the date he or she is found by the Company to be permanently and totally disabled under The Scotts Company Long Term Disability Plan.

          "Top-Heavy Plan" has the meaning set forth in Section 416 of the Code and the regulations thereunder. For purposes of determining whether the Plan is a Top-Heavy Plan, the determination date is, for the first Plan Year, the last day of the Plan Year and for each succeeding Plan Year, the last day of the preceding Plan Year.

          "Trust" means the trust created by the Trust Agreement.

          "Trust Agreement" means The O.M. Scott & Sons Company
Profit Sharing Plan Trust Agreement as the same presently exists and as it may from time to time hereafter be amended.

          "Trust Fund" means all of the assets of the Plan held by the Trustee under the Trust Agreement.

          "Trustee" means the party or parties acting as such under the Trust Agreement.

          "Valuation Date" means the last day of each quarter of the Plan Year and each interim date as of which the Administrator directs the allocation of distributions, contributions and earnings of the Trust Fund.

          "Year of Eligibility Service" means an Eligibility
Computation Period in which a person has 1,000 or more Hours of Service.


                            SECTION 2
                          PARTICIPATION

          2.1. Eligibility. An Employee shall become a Participant on the first day of the month coincident with or next following the date on which the Employee completes one Year of Eligibility Service; provided, that no person shall become a Participant if such person is no longer an Employee on the date as of which such person's admission to participation would otherwise have become effective. Each Employee who becomes eligible for admission to participation in this Plan shall complete such forms and provide such data as are reasonably required by the Administrator. Participation shall cease on a Participant's Termination Date.

          2.2. Breaks in Service. If an Employee had no Account attributable to Profit Sharing Contributions before any period of consecutive Breaks in Service, and if the number of consecutive Breaks in Service within such period equals or exceeds five, the Employee shall upon reemployment be required to satisfy the requirements for participation in the Plan as though such Employee had not previously been an Employee. If any Years of Eligibility Service are not required to be taken into account because of a period of Breaks in Service to which this Section applies, such Years of Eligibility Service shall not be taken into account in applying this Section to any subsequent Breaks in Service.

          2.3. Change in Status. If a person who has been in the employ of the Employer or an Affiliate in a category of employment not eligible for participation in this Plan subsequently becomes an Employee by reason of a change in status to a category of employment eligible for participation, such person shall become a Participant as of the date on which the change in status occurs, if, on such date, such person has otherwise satisfied the requirements for participation in the Plan.

          2.4. Erroneous Omission or Inclusion of Employee. If, in any Plan Year, any Employee who should have been included as a Participant in the Plan is erroneously omitted and discovery of such omission is not made until after a Profit Sharing Contribution for the Plan Year has been made and allocated, the Employer shall make a contribution with respect to the omitted Employee equal to the amount which the Employee would have received as an allocation had the Participant not been omitted. If, in any Plan Year, any person who should not have been included as a Participant in the Plan is erroneously included and discovery of such incorrect inclusion is not made until after a contribution for the Plan Year has been made and allocated, the Employer shall not be entitled to recover the contribution made with respect to the ineligible person, and any earnings thereon, unless no deduction is allowable with respect to such contribution. The amount contributed with respect to the ineligible person, together with any earnings thereon, shall be applied to reduce Profit Sharing Contributions for the Plan Year in which the discovery is made.

          2.5. Waiver of Participation. The Administrator shall have the right to permit an Employee to waive participation in the Plan on a year-to-year, nondiscriminatory basis.


                            SECTION 3
                          CONTRIBUTIONS

          3.1.  Profit Sharing Contributions.

               3.1.1. The Employer intends to create a Profit Sharing Pool for each Plan Year during which the Plan is in effect in such amount as the Employer in its absolute discretion shall timely determine. This provision shall not be construed as requiring the Employer to create a Profit Sharing Pool for any specific Plan Year. The Profit Sharing Pool shall be allocated as of the last day of the Plan Year among all Participants who are Employees on the last day of the Plan Year, in proportion to the Eligible Compensation of each such Participant to the Eligible Compensation of all such Participants for the Plan Year. In the Plan Year of his or her Termination Date, a Participant who retires under The Scotts Company Employees' Pension Plan, dies or incurs a permanent and total disability under The Scotts Long Term Disability Plan shall share in the Profit Sharing Pool as if he or she were an Employee on the last day of the Plan Year.

               3.1.2.  One-half of the amount of the Profit
Sharing Pool allocated to a Participant shall be contributed by the Employer to the Plan as a Non-Elective Profit Sharing Contribution and allocated to the Participant's Non-Elective Profit Sharing Account. The remainder of the Profit Sharing Pool allocated to the Participant shall be paid to the Participant as a bonus or contributed by the Employer to the Plan as an Elective Profit Sharing contribution and allocated to the Participant's Elective Profit Sharing Account, in accordance with the Participant's profit sharing election.

               3.1.3. Each Participant shall have the opportunity to make a profit sharing election to have one-half of his or her share in the Profit Sharing Pool, if any, (a) if the Participant so elects, paid to the Participant as a bonus, or (b) if the Participant so elects or fails to make an election, contributed to the Plan and allocated to the Participant's Elective Profit Sharing Account. A Participant may enter into or modify his or her profit sharing election effective as to the current Plan Year by submitting a new profit sharing election to the Administrator at least 30 days prior to the last day of the Plan Year (or such other date as the Administrator may establish for purposes of administrative convenience). A profit sharing election for a prior Plan Year may not be modified and a profit sharing election for the current Plan Year shall not be effective for future Plan Years. The Administrator may limit the Elective Profit Sharing Contributions of some or all Highly Compensated Employees, in such manner as the Administrator determines, so as to comply with a projected Compensation Deferral Limit as provided in Section 401(k) of the Code and the regulations thereunder.

          3.2. Savings Contributions. Each Participant shall be entitled to make a Savings Contribution enrollment election, which shall be in the form prescribed by the Administrator. The enrollment election shall provide for a reduction of the Participant's Compensation, in whole percentage points up to 15% of Compensation, and a corresponding contribution to the Participant's Savings Account as a Savings Contribution. A Participant may enter into or modify his or her enrollment election as of any Enrollment Date by submitting a new enrollment election to the Administrator at least 30 days prior to the Enrollment Date (or such greater or lesser period prior to the Enrollment Date as the Administrator may establish for purposes of administrative convenience). A Participant may terminate his or her enrollment election at any time upon 30 days prior written notice (or such greater or lesser period as the Administrator may establish for purposes of administrative convenience).

         3.3.  Limits on Elective Profit Sharing and Savings
Contributions.

               3.3.1. A Participant's Savings Contributions for a calendar year, plus the Elective Profit Sharing Contributions actually made for the Participant during the calendar year, shall not exceed the limit in Section 402(g) of the Code. Any Savings Contribution which, when combined with the Participant's Elective Profit Sharing Contribution and deferrals under any other plans sponsored by an Affiliate, exceeds the limit in Section 402(g) of the Code shall be returned together with earnings for the Plan Year to the Participant not later than the April 15 following the close of the calendar year for which the contribution was made.
If a Participant's Savings Contribution, Elective Profit Sharing Contribution and deferrals under plans not sponsored by Affiliates exceed the limit in Section 402(g) of the Code, the Participant may assign to the Plan any portion of the excess by notifying the Administrator in writing of such excess by March 31 of the following year. Any excess and income allocatable to such excess for the Plan Year shall be distributed to the Participant no later than the April 15 of the following year.

               3.3.2.  In the case of a Highly Compensated
Employee, the Savings Contributions, Elective Profit Sharing Contributions and, to the extent they are taken into account in calculating the Compensation Deferral Limit, Non-Elective Profit Sharing Contributions made for the Participant which may be taken into account for the Plan Year for purposes of Section 401(k)(3) of the Code, shall not exceed the Compensation Deferral Limit.
The Administrator may limit the Savings Contributions of some or all Highly Compensated Employees, in such manner as the Administrator determines, so as to comply with a projected Compensation Deferral Limit as provided in Section 401(k) of the Code and the regulations thereunder. Any Savings Contribution and/or Elective Profit Sharing Contribution which exceeds the Compensation Deferral Limit shall be returned together with earnings for the Plan Year to the Participant within two and one-half (2-1/2) months after the close of the Plan Year for which the contribution was made.

               3.3.3. The amount of excess contributions for a Highly Compensated Employee shall be determined in the following manner: first, the actual deferral ratio of the Highly Compensated Employee(s) with the highest actual deferral ratio is reduced to the extent necessary to meet the Compensation Deferral Limit or cause such ratio to be equal to the actual deferral ratio of the Highly Compensated Employee with the next highest ratio. Second, the process is repeated until the Compensation Deferral Limit is met. The amount of excess contributions for a Highly Compensated Employee is then equal to the total of elective and other contributions taken into account in computing the Compensation Deferral Limit, minus the product of the Highly Compensated Employee's contribution ratio as determined above and the Highly Compensated Employee's Compensation.

               3.3.4. If the Highly Compensated Employee's actual deferral ratio is determined by combining the contributions and compensation of all family members, then the actual deferral ratio is reduced in accordance with the "leveling" method described in
Section 1.401(k)-1(f)(2) of the regulations under the Code and the excess contributions for the family unit are allocated among the family members in proportion to the contributions of each family member that have been combined. If the Highly Compensated Employee's actual deferral ratio is determined by combining the contributions and compensation of only those family members who are Highly Compensated Employees without regard to family aggregation, then the actual deferral ratio is reduced in accordance with the leveling method but not below the actual deferral ratio of eligible family members who are Non-Highly Compensated Employees. Excess contributions are determined by taking into account the contributions of the eligible family members who are Highly Compensated Employees without regard to family aggregation and are allocated among such family members in proportion to their contributions. If further reduction of the actual deferral ratio is required, excess contributions resulting from this reduction are determined by taking into account the contributions of all eligible family members and are allocated among such family members in proportion to their contributions.

               3.3.5. The amount of excess contributions to be distributed shall be reduced by excess deferrals previously distributed for the taxable year ending in the same Plan Year and excess deferrals to be distributed for a taxable year will be reduced by excess contributions previously distributed for the Plan Year beginning in such taxable year.

          3.4.  Timing of Contributions.  All Savings
Contributions shall be made no later than the earlier of (a) the earliest date after the reduction of Participants' Compensation on which the Savings Contributions can reasonably be segregated from the Employer's general assets, or (b) 90 days after the reduction of Participants' Compensation. Non-Elective Profit Sharing Contributions and Elective Profit Sharing Contributions shall be made no later than the due date (including extensions) of the income tax return of the Company for the fiscal year of the Company including the last day of the Plan Year for which such contribution is made. All contributions shall be paid over to the Trustee and shall be invested by the Trustee in accordance with the Plan and the Trust Agreement.

          3.5.  Rollover Contributions.

               3.5.1.  An Employee may roll over a cash
distribution from a qualified plan or conduit individual retirement account to this Plan, provided that (a) the distribution is (i) received from a qualified plan as an Eligible Rollover Distribution, and (ii) rolled over directly from the qualified plan or within the 60 days following the date the Employee received the distribution, or (b) the distribution is (i) received from a conduit individual retirement account which has no assets other than assets attributable to an Eligible Rollover Distribution or a "qualified total distribution" within the meaning of Section 402 of the Code as in effect prior to January 1, 1993, which was deposited in the conduit individual retirement account within 60 days of the date the Employee received the distribution, plus earnings, (ii) eligible for tax free rollover to a qualified plan, and (iii) rolled over within the 60 days following the date the Employee received the distribution. The Employee shall present a written certification to the foregoing requirements to the Administrative Committee. The Administrative Committee may also require the Employee to provide an opinion of counsel that the amount rolled over meets the requirements of this Section.

         3.5.2. The foregoing contributions, which shall be Rollover Contributions, shall be accounted for separately and shall be credited to an Employee's Rollover Account. An Employee shall not be permitted to withdraw any portion of his or her Rollover Account until the earlier of the date the Employee attains age 59-1/2 or such time as the Employee is otherwise eligible to make a withdrawal from or receive a distribution of his or her Account. An Employee who has made a Rollover Contribution shall be deemed to be a Participant with respect to his or her Rollover Account even if he or she is not otherwise a Participant.

     3.6.  Exclusive Benefit; Refund of Contributions.

         3.6.1. All contributions made by the Employer are made for the exclusive benefit of the Participants and their Beneficiaries, and such contributions shall not be used for or diverted to purposes other than for the exclusive benefit of the Participants and their Beneficiaries, including the costs of maintaining and administering the Plan and Trust.

         3.6.2. Notwithstanding any other provision of this Section, amounts contributed to the Trust by the Employer may be refunded to the Employer, to the extent that such refunds do not, in themselves, deprive the Plan of its qualified status, under the following circumstances and subject to the following limitations:
(a) to the extent that a federal income tax deduction is disallowed for any contribution made by the Employer, the Trustee shall refund to the Employer the amount so disallowed within one year of the date of such disallowance; (b) if a contribution is made, in whole or in part, by reason of a mistake of fact, there shall be returned to the Employer so much of such contribution as is attributable to the mistake of fact within one year after the payment of the contribution to which the mistake applies; and (c) except as provided in the event of an erroneous allocation to an ineligible person, if the Plan initially or as a result of an amendment fails to satisfy the qualification requirements of
Section 401(a) of the Code, and if the Employer declines to amend the Plan to satisfy such qualification requirements, contributions made prior to the determination that the Plan has failed to qualify shall be returned to the Employer within one year of denial of qualification.

         3.6.3. Notwithstanding any other provision of this Section, no refund shall be made to the Employer which is specifically chargeable to the Account of any Participant in excess of 100% of the amount in such Account nor shall a refund be made by the Trustee of any funds, otherwise subject to refund hereunder, which have been distributed to any Participant or Beneficiary. If any such distributions become refundable, the Employer shall have a claim directly against the distributees to the extent of the refund to which it is entitled.

         3.6.4. All refunds under this Section shall be limited in amount, circumstance and timing by the provisions of Section 403 of ERISA, and no such refund shall be made if, solely because of such refund, the Plan would cease to be a qualified plan under
Section 401(a) of the Code.

     3.7.  Annual Additions and Limitations.

         3.7.1. Notwithstanding any other provisions of this Plan, in no event shall the annual addition to a Participant's Account for any Plan Year exceed the lesser of $30,000 (or such other limit as may be the maximum permitted under Section 415 of the Code and regulations issued thereunder) or 25% of such Participant's Compensation. All amounts contributed to any defined contribution plan maintained by the Employer or any Affiliate shall be aggregated with contributions under this Plan in computing any Employee's annual additions limitation. In no event shall the amount allocated to the Account of any Participant be greater than the maximum amount allowed under Section 415 of the Code with respect to any combination of plans without disqualification of any such plan. Any adjustment to the dollar limitation set forth in this Section shall be effective only for the Plan Years ending on or after January 1 of the year for which the adjustment is made. For purposes of this Section, the term "annual addition" shall mean the sum of Non-Elective Profit Sharing Contributions, Elective Profit Sharing Contributions and Savings Contributions allocable to the Participant's Account for the Plan Year.

         3.7.2. In the event a Participant is a participant in any other defined contribution plan and/or defined benefit plan sponsored by the Employer or any Affiliate, and the sum of the "defined benefit plan fraction" and the "defined contribution plan fraction" would exceed 1.0 but for the operation of this Section, the "defined contribution fraction" shall be reduced so that the sum of the fractions shall not exceed 1.0. For purposes of this subsection, the "defined benefit plan fraction" is the ratio that
(a) the Participant's projected annual retirement benefit as of the end of the Plan Year under the defined benefit plans bears to
(b) the lesser of (i) the product of 1.25 multiplied by the dollar limitation in effect under Section 415(b)(1)(A) of the Code for such Plan Year, or (ii) the product of 1.4 multiplied by the maximum amount permitted under Section 415(b)(1)(B) of the Code for such Plan Year. The "defined contribution plan fraction" is the ratio of (a) the Participant's annual additions for the Plan Year to the defined contribution plans bears to (b) the lesser of the following amounts determined for such Plan Year and for each prior Year of Service with the Employer: (i) the product of 1.25 multiplied by the dollar limitation in effect under Section 415(c)(1)(A) of the Code for such year, or (ii) the product of 1.4 multiplied by the maximum amount permitted under Section 415(c)(1)(B) of the Code for such year.

         3.7.3. If the annual addition to a Participant's Account exceeds the amount permitted under this Section due to a reasonable error in estimating a Participant's Compensation or in determining the amount of Savings Contributions and Elective Profit Sharing Contributions which may be made under the limits of
Section 415 of the Code, such excess shall be disposed of as follows:

             (a)  At the discretion of the Administrator, Savings
Contributions and Elective Profit Sharing Contributions will be returned to the Participant;

             (b) If the Participant is a Participant on the last day of the Plan Year, such excess shall be applied to reduce Non-Elective Profit Sharing Contributions for such Participant in subsequent Plan Years, and no Profit Sharing Contribution shall be made to such Participant's Account until such excess annual addition is eliminated;

             (c) If at any time while an excess annual addition is being applied or would be applied to reduce future Non-Elective Profit Sharing Contributions for a Participant, such Participant ceases to be a Participant, then such excess annual addition shall be held unallocated in a suspense account for the Plan Year and shall be allocated in the next Plan Year as an Employer contribution, and no contribution which would constitute an annual addition shall be made until any such suspense account is completely allocated; and

             (d) No suspense account maintained under this Section shall participate in allocations of gains and losses of the Investment Funds unless otherwise directed by the Administrator.

     3.8. Fail-Safe Allocations of Profit Sharing Contributions. Notwithstanding anything in the Plan to the contrary, for Plan Years beginning after December 31, 1989, if the Plan would otherwise fail to meet the requirements of Section 401(a)(4) or
Section 410(b) of the Code and the regulations thereunder because Non-Elective Profit Sharing Contributions have not been allocated to a sufficient number or percentage of Participants for a Plan Year, then the group of Participants eligible to share in the Non-Elective Profit Sharing Contribution for the Plan Year shall be expanded to include the minimum number of former Participants (who are not employed on the last day of the Plan Year and so would not otherwise be eligible to share in the Non-Elective Profit Sharing Contribution) as are necessary to satisfy the applicable test. The specific former Participants who shall become eligible under the terms of this paragraph shall be those former Participants who are Non-Highly Compensated Employees who, when compared to similarly situated former Participants, have completed the greatest number of Hours of Service in the Plan Year before terminating employment. Nothing in this Section shall permit the reduction of a Participant's benefit. Therefore any amounts that have previously been allocated to Participants may not be reallocated to satisfy these requirements. In the event additional allocations are required, the Employer shall make an additional contribution equal to the additional allocations, even if it exceeds the amount which would be deductible under Section 404 of the Code. Any adjustment to the allocations pursuant to this Section shall be made by the October 15 after the Plan Year and shall be considered to be made as of the last day of the Plan Year.


                            SECTION 4
                           INVESTMENT

     4.1.  Investment Direction.

         4.1.1. Each Participant shall have the right to direct, in multiples of five percentage points, that (a) future contributions to and the existing balance in the Participant's Non-Elective and Elective Profit Sharing Accounts be invested in one or more of the Investment Funds, (b) future contributions to and the existing balance in the Participant's Savings Account be invested in one or more Investment Funds, and (c) future contributions to and the existing balance in the Participant's Rollover Account be invested in one or more Investment Funds.

         4.1.2. A Participant may change his or her investment direction as of any Enrollment Date by submitting a form prescribed by the Administrator to the Administrator at least 30 days prior to the Enrollment Date (or such greater or lesser period prior to the Enrollment Date as the Administrator may establish for purposes of administrative convenience) along with payment of a reasonable charge established by the Administrator to defray the administrative expense of processing the investment direction.

     4.2. Investment Funds. One of the Investment Funds shall be the Company Stock Fund, consisting of Employer Securities and cash or cash equivalents needed to meet obligations of such fund or for the purchase of Employer Securities. The Investment Committee shall direct the Trustee to create and maintain three or more additional Investment Funds according to investment criteria established by the Investment Committee. The Investment Committee shall have the right to direct the Trustee to merge or modify any existing Investment Funds, other than the Company Stock Fund.

     4.3. Investment in Employer Securities. One of the purposes of the Plan is to provide Participants with ownership interests in the Employer, and to the extent practicable, all available assets of the Company Stock Fund shall be used to purchase Employer Securities, which shall be held by the Trustee until distribution or sale for distribution of cash to Participants or Beneficiaries or until disposition is required to implement changes in investment designations. In addition, all or any portion of any other Investment Fund may consist of Employer Securities. Such percentage of the Trust Fund, up to 100%, shall be invested in Employer Securities as results from the operation of this Section.

     4.4. Voting Employer Securities. The Investment Committee shall have the power to direct the Trustee in the voting of all Employer Securities held by the Trustee. All voting of Employer Securities shall be in compliance with all applicable rules and regulations of the Securities and Exchange Commission and all applicable rules of or any agreement with any stock exchange on which the Employer Securities being voted are traded. The Trustee shall vote all Employer Securities as directed by the Investment Committee and in the absence of such directions shall vote or not vote Employer Securities in such manner as the Trustee shall, in its sole discretion, determine. Notwithstanding the foregoing, the Investment Committee may, in its sole discretion and at any time or from time to time, permit Participants and Beneficiaries to direct the manner in which any Employer Securities allocated to their Accounts shall be voted on such matter as the Investment Committee permits.

     4.5. Tender Offers. Each Participant and Beneficiary shall have the sole right to direct the Trustee as to the manner in which to respond to a tender or exchange offer for Employer Securities allocated to such person's Account. The Investment Committee shall use its best efforts to notify or cause to be notified each Participant and Beneficiary of any tender or exchange offer and to distribute or cause to be distributed to each Participant and Beneficiary such information as is distributed in connection with any tender or exchange offer to holders generally of Employer Securities, together with the appropriate forms for directing the Trustee as to the manner in which to respond to such tender or exchange offer. Upon timely receipt of directions under this Section from the Participant or Beneficiary, the Trustee shall respond to the tender or exchange offer in accordance with, and only in accordance with, such directions. If the Trustee does not receive timely directions from a Participant or Beneficiary under this Section, the Trustee shall not tender, sell, convey or transfer any Employer Securities allocated to such person's Account in response to any tender or exchange offer.

     4.6. Investment Managers. The Investment Committee may appoint one or more investment managers to manage all or any portion of all or any of the Investment Funds, and one or more custodians for all or any portion of any Investment Fund. The Investment Committee may also establish investment guidelines for the Trustee or any one or more investment managers and may direct that all or any portion of the assets in an Investment Fund be invested in one or more guaranteed investment contracts having such terms and conditions as the Investment Committee deems appropriate. The Investment Committee or the Trustee, at the direction of the Investment Committee, may enter into such agreements as the Investment Committee deems advisable to carry out the purposes of this Section.

     4.7.  Section 16 Persons.  Notwithstanding anything in the
Plan to the contrary, Section 16 Persons may not direct the investment of their Accounts into the Company Stock Fund unless the Investment Committee determines otherwise.


                            SECTION 5
                    VALUATIONS AND CREDITING

     5.1. Valuations. The Trust Fund shall be valued by the Trustee at fair market value as of the close of business on each Valuation Date. In determining the fair market value of assets other than securities for which trading or bid prices can be obtained, the Trustee shall rely on valuations provided by the Investment Committee, which may appraise such assets itself or employ one or more appraisers, including the Trustee or an affiliate of the Trustee, for that purpose. The portions of all Accounts held in the Company Stock Fund shall be maintained on a share basis.

     5.2. Credits to and Charges Against Accounts. All crediting to and charging against Accounts shall be made as follows:

         5.2.1. First, there shall be determined the net adjusted Account by (a) charging all distributions and withdrawals made during the period from the prior Valuation Date to the current
Valuation Date, and (b) crediting Savings Contributions and
Rollover Contributions on such time weighted basis as the Administrator determines.

         5.2.2. Second, all earnings of the Trust Fund shall then be allocated to and among the Participants' Accounts according to their net adjusted Accounts and the relative investment results of the Investment Funds in which their Accounts were invested.

         5.2.3. Third, at the option of the Administrator, all administrative expenses relating to the maintenance of Accounts of former Participants shall be charged against such Accounts.

         5.2.4.  Last, there shall be credited to each
Participant's Account, (a) Non-Elective Profit Sharing
Contributions and Elective Profit Sharing Contributions allocated to such Account, and (b) Savings Contributions and Rollover
Contributions to such Account not previously credited under this Section.

     5.3. Expenses. All brokerage fees, transfer taxes, and other expenses incurred in connection with the investment of the Trust Fund shall be added to the cost of such investments or deducted from the proceeds thereof, as the case may be. All other costs and expenses of administering the Plan shall be paid from the Trust Fund unless the Employer elects to pay such costs and expenses.


                            SECTION 6
                            BENEFITS

     6.1.  Forms of Benefit Payments.  A Participant or
Beneficiary shall receive any benefit to which he or she is entitled in the form of:

         6.1.1. A lump sum distribution to the Participant or Beneficiary consisting of cash for amounts not invested in the Company Stock Fund and, for amounts invested in the Company Stock Fund, (i) the greatest number of whole shares of Employer Securities which can be distributed on the basis of the portion of his or her Account balance invested in the Company Stock Fund plus cash for any fractional share, if the number of whole shares is 20 or more and the Participant or Beneficiary elects to receive shares, or (ii) cash if the number of whole shares is less than 20 or if the Participant or Beneficiary elects to receive cash; or

         6.1.2. Effective for distributions made after December 31, 1993, at the election of the Participant or Beneficiary who is the Participant's surviving or former spouse, if the benefit is an Eligible Rollover Distribution, a lump sum payment of the benefit directly to an Eligible Retirement Plan specified by the Participant or Beneficiary in the form of cash for amounts not invested in the Company Stock Fund and, for amounts invested in the Company Stock Fund, (i) the greatest number of whole shares of Employer Securities which can be distributed on the basis of the portion of his or her Account balance invested in the Company Stock Fund plus cash for any fractional share, if the number of whole shares is 20 or more and the Participant or Beneficiary elects to receive shares, or (ii) cash if the number of whole shares is less than 20 or if the Participant or Beneficiary elects to receive cash; or

         6.1.3. Effective for distributions made after December 31, 1993, at the election of the Participant or Beneficiary who is the Participant's surviving or former spouse, if the benefit is an Eligible Rollover Distribution, distribution to both the Participant or Beneficiary and an Eligible Retirement Plan as follows:

         (a) for amounts not invested in the Company Stock Fund, a lump sum cash payment to:

                 (i)  the Participant or Beneficiary; or

                 (ii) an Eligible Retirement Plan specified by the Participant or Beneficiary; or

                 (iii)  the Participant or Beneficiary of a
         portion of the benefit specified by the Participant or Beneficiary, with the remainder paid to an Eligible
         Retirement Plan, and

         (b)  for amounts invested in the Company Stock Fund:

                 (i) a lump sum cash payment to the Participant or Beneficiary; or

                 (ii)  a distribution to the Participant or
         Beneficiary of the greatest number of whole shares of Employer Securities which can be distributed on the basis of the portion of his or her Account balance invested in the Company Stock Fund plus cash for any fractional share, if the number of whole shares is 20 or more: or

                 (iii)  a lump sum cash payment to an Eligible
         Retirement Plan specified by the Participant or Beneficiary; or

                 (iv) a distribution to an Eligible Retirement Plan of the greatest number of whole shares of Employer Securities which can be distributed on the basis of the portion of the Participant's Account balance invested in the Company Stock Fund plus cash for any fractional share, if the number of whole shares is 20 or more.

     6.2.  Retirement Benefit.  Effective January 1, 1993, any
Participant who has incurred a Termination Date shall receive his or her retirement benefit as soon as administratively practicable after:

         (a) if the Participant's benefit is $3,500 or less, the Valuation Date coincident with or following the Participant's
Termination Date; or

         (b)  if the Participant's benefit is more than $3,500:

                 (i)  the Valuation Date coincident with or
         following the later of the Participant's Termination Date and the date the Participant attains age 62, or

                 (ii) at the election of the Participant (made during the time period, before and after the applicable Valuation Date, that the Administrative Committee establishes for purposes of administrative convenience), the Valuation Date following the Participant's Separation Date; or

                 (iii) at the election of the Participant (made in the time period, before the applicable Valuation Date, that the Administrative Committee establishes for the purposes of administrative convenience), any Valuation Date, starting with the third Valuation Date after the Participant's Separation Date and ending with the Valuation Date in (i).

The amount of the retirement benefit shall be equal to the undistributed balance in the Participant's Account determined as of the applicable Valuation Date. Such distribution shall be made as soon as practicable after the applicable Valuation Date.

     6.3.  Death Benefit.

         6.3.1. If a Participant dies before receiving a distribution of his or her retirement benefit, the Participant's Beneficiary shall receive a death benefit, in lieu of the retirement benefit, as soon as administratively practicable after the Valuation Date coincident with or next following the Participant's death. The amount of the death benefit shall be equal to the undistributed balance in the Participant's Account determined as of the applicable Valuation Date.

         6.3.2. A married Participant may, with the consent of his or her spouse, designate and from time to time change the designation of one or more Beneficiaries or contingent Beneficiaries to receive any death benefit. The designation and consent shall be on a form supplied by the Administrator, which form shall describe the effect of the designation on the Participant's spouse, and shall be signed by the Participant and the Participant's spouse. The spouse's signature shall be witnessed by a Plan representative or a notary public. Notwithstanding the foregoing, a Beneficiary designation made by a married Participant who has no Hours of Service and no paid leave of absence on or after August 23, 1984, shall be effective without the consent of such Participant's spouse. An unmarried Participant or a married Participant whose spouse has abandoned him or her or cannot be located may designate a Beneficiary or Beneficiaries without the consent of any other person, after having first established to the satisfaction of the Administrator either that he or she has no spouse or that his or her spouse cannot be located. All records of Beneficiary designations shall be maintained by the Administrator.

         6.3.3. In the event that the Participant fails to designate a Beneficiary to receive a benefit that becomes payable under the provisions of this Section, or in the event that the Participant is predeceased by all designated primary and contingent Beneficiaries, (a) if the Participant is survived by a spouse, the death benefit shall be payable to the Participant's surviving spouse who shall be deemed to be the Participant's designated Beneficiary for all purposes under this Plan, or (b) if the Participant is not survived by a spouse, the death benefit shall be payable to the Participant's estate.

     6.4. In-Service Distributions. Any Participant who has completed more than five years of participation in the Plan and who has attained age 59-1/2 may withdraw from the Trust as of any Valuation Date all of his or her Savings Account, or any portion of his or her Savings Account which would not reduce the amount in his or her Savings Account to less than $500. Upon receipt of a request for withdrawal of a portion of a Participant's Savings Account which would reduce it to less than $500, the Trustee shall distribute the entire amount of the Participant's Savings Account.

     6.5.  Advance Distribution for Hardship.

         6.5.1. If a Participant has an immediate and heavy financial need and has obtained all distributions, other than hardship distributions, currently available under the Plan and any other plans maintained by the Employer or an Affiliate, he or she may obtain a hardship distribution of his or her Savings Contributions. The amount of the hardship distribution shall be the lesser of the Participant's Savings Contributions or the amount necessary to satisfy the immediate and heavy financial need (including amounts necessary to pay reasonably anticipated taxes and penalties on the hardship distribution). Hardship distributions of other amounts shall not be allowed.

         6.5.2. An amount shall not be treated as necessary to satisfy the immediate and heavy financial need if the need can be reasonably relieved by (a) reimbursement or compensation from insurance or otherwise, (b) reasonable liquidation of the Participant's assets, to the extent such liquidation would not itself cause an immediate and heavy financial need, (c) cessation of Savings Contributions and Elective Profit Sharing Contributions, (d) other distributions from the Plan or any other plan, (e) loans from the Plan or any other plans, or (f) loans from commercial sources on reasonable terms. A need cannot reasonably be relieved by one of the listed actions if the effect would be to increase the amount of the need. The Administrator shall be entitled to rely on the Participant's certification of the foregoing except that the Administrator may require further documentation as to the amount necessary to satisfy the immediate and heavy financial need, or deny the hardship distribution, if under the circumstances the Administrator's reliance on the certification is not reasonable.

         6.5.3. For purposes of this Plan, an immediate and heavy financial need is the need for money for:

             (a) expenses for or necessary to obtain medical care described in Section 213(d) of the Code for the Participant or the Participant's spouse or dependents;

             (b) costs directly related to the purchase (excluding mortgage payments) of a principal residence of the Participant;

             (c) the payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant or the Participant's spouse, children or dependents;

             (d) the prevention of the eviction of the Participant from his or her principal residence or the foreclosure on the mortgage of the Participant's principal residence; or

             (e) any other reason added to the list of deemed immediate and heavy financial needs by the Commissioner of the Internal Revenue Service.

         6.5.4. A Participant who has obtained a hardship distribution shall not be eligible to make any Savings
Contributions or Elective Profit Sharing Contributions for the 12 months after the hardship distribution.

     6.6.  Loans to Participants.

         6.6.1. Loans to a Participant from his or her Savings Account and, effective July 1, 1994, from his or her Rollover Account shall be allowed, subject to such uniform and nondiscriminatory rules as may from time to time be adopted by the Administrator. Loans from other Accounts shall not be allowed. The Trustee may make a loan to a Participant who has applied for a loan, in accordance with rules adopted by the Administrator, on forms provided by the Administrator.

         6.6.2. A Participant shall be permitted to borrow no more than the lesser of (a) $50,000 reduced by the excess (if any) of (i) the highest outstanding balance of Plan loans during the previous 12 months over (ii) the current outstanding balance of Plan loans, or (b) 50% of the value of the Participant's Account as of the Valuation Date coincident with or next preceding the date on which the loan is made.

         6.6.3. Loans shall be available to all Participants on a reasonably equivalent basis; provided, however, that the Trustee may make reasonable distinctions among prospective borrowers on the basis of creditworthiness and available security. Any amount withdrawn by or payable to a Participant from his or her Account while a loan is outstanding shall be immediately applied to reduce such loan.

         6.6.4. (a) All loans to Participants made by the Trustee shall be secured by the pledge of the Participant's
Account.

             (b) Interest shall be charged at an interest rate which the Administrator finds to be reasonable on the date of the loan.

             (c) Loans shall be for a term of five years or for such lesser term as the Administrator and the Trustee agree is appropriate, with substantially level amortization over the term of the loan.

             (d)  If not paid as and when due, any such
outstanding loan or loans may be deducted from any benefit which is or becomes payable to such Participant or the Participant's
Beneficiary. The Participant shall remain liable for any deficiency, and any surplus remaining shall be paid to the Participant.

             (e) Any loan made to a Participant shall be (i) treated as an investment of the Participant's Account with interest payments credited and expenses deducted from the Participant's Account, and (ii) excluded from the Participant's
Account for purposes of implementing the Participant's investment directions and allocation of the investment results of the Investment Funds.

     6.7. Latest Commencement of Benefits. Payment of benefits shall commence in accordance with this Section, provided, however, in no event shall payment of benefits commence later than the April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2.

     6.8. Post-Distribution Credits. If, after the distribution of retirement or death benefits under this Plan, there remain in a Participant's Account any funds, or any funds shall be subsequently credited thereto, such funds shall be distributed to the Participant or his or her Beneficiary as promptly as practicable.

     6.9. Prevention of Escheat. If the Administrator cannot ascertain the whereabouts of any person to whom a payment is due under the Plan, the Administrator may place the amount of the payment in a segregated account. If a segregated account is an interest bearing account, the interest, which may be net of expenses, shall be credited to the segregated account. If a segregated account holds Employer Securities, any dividends may be treated as earnings of the Trust Fund or of the segregated account, at the option of the Administrator. After two years from the date such payment is due, the Administrator may mail a notice of the payment to the last known address of such person as shown on the records of the Plan, the Employer and all Affiliates. If such person has not made claim for the payment within three months after the date of the mailing of the notice or if the notice is returned as undeliverable, then the payment and all remaining payments which would otherwise be due to such person shall be cancelled and the amount thereof shall be applied to reduce Profit Sharing Contributions. If any person subsequently has a claim allowed for such benefits, such person shall be treated as an omitted eligible Employee.


                            SECTION 7
                    TOP-HEAVY PLAN PROVISIONS

     7.1. Minimum Benefits. For any Plan Year that this Plan is a Top-Heavy Plan, the Employer shall contribute, for and on behalf of each Non-Key Employee who is a Participant on the last day of the Plan Year, an amount which is not less than the lesser of (a) 3% of such Participant's Compensation, or (b) such Participant's Compensation multiplied by a fraction, determined with respect to the Key Employee for whom the fraction is greatest, the numerator of which is the contributions allocated to such Key Employee's Account for the Plan Year and the denominator of which is the Key Employee's Compensation for the Plan Year. In determining the minimum benefit, all contributions, including Savings Contributions, for any Participant to any plan included in the Aggregation Group shall be taken into account. If a Participant participates in this Plan and a defined benefit plan in the Aggregation Group, the Participant shall receive minimum benefits under such defined benefit plan.

     7.2. Adjustment in Benefit Limitations. In applying the limits of Section 415 of the Code where a Participant participates in both one or more defined benefit plans and one or more defined contribution plans of the Employer, paragraphs (2)(B) and (3)(B) of Section 415(e) of the Code shall be applied by substituting "1.0" for "1.25", unless (a) the sum of the account balances and the present value of the accrued benefits of Key Employees do not exceed 90% of the account balances and the present value of the accrued benefits of all participants and their beneficiaries, as determined under Section 416(h) of the Code, and (b) the Employer elects to have the minimum benefit under Section 416 of the Code applied by substituting "4%" for "3%" therein.


                            SECTION 8
                        CLAIMS PROCEDURES

     8.1. Application for Benefits. Each Participant or Beneficiary believing himself or herself eligible for benefits under this Plan may apply for such benefits by completing and filing with the Administrator an application for benefits on a form supplied by the Administrator. Before the date on which benefit payments commence, each such application must be supported by such information and data as the Administrator deems relevant and appropriate. Evidence of age, marital status (and, in the appropriate instances, death), and location of residence shall be required of all applicants for benefits.

     8.2. Appeal of Denial of Claim for Benefits. In the event that any claim for benefits is denied in whole or in part, the Participant or Beneficiary whose claim has been so denied shall be notified of such denial in writing by the Administrator within 90 days after the Administrator receives the claim. The notice advising of the denial shall specify the reasons for denial, make specific reference to pertinent Plan provisions, describe any additional material or information necessary for the claimant to perfect the claim (explaining why such material or information is needed), and shall advise the Participant or Beneficiary, as the case may be, of the procedure for the appeal of such denial. If a claimant wishes to appeal the denial of the claim, the claimant shall submit a written appeal to the Advisory Committee within 60 days after the Administrator notifies the claimant of the denial. The appeal shall set forth all of the facts upon which the appeal is based. Appeals which are not timely filed shall be barred.
The Advisory Committee shall consider the merits of the claimant's appeal, the merits of any facts or evidence in support of the denial of benefits, and such other facts and circumstances as the Advisory Committee deems relevant. The Advisory Committee shall give the Administrator a written statement as to its recommendation on the appeal within 30 days after the Advisory Committee receives the appeal, unless special circumstances or the need to hold a hearing require an extension of up to 30 additional days. The Administrator shall then consider the recommendation of the Advisory Committee and give the claimant a written statement as to the Administrator's determination on the appeal within 60 days after the Advisory Committee receives the appeal, unless special circumstances or the need to hold a hearing require an extension of up to 60 additional days.

     8.3. Effect of Administrator Decision. Any decision or action of the Administrator on appeal shall be final and binding on all persons absent fraud or arbitrary abuse of the wide discretion granted to the Administrator. No appeal or contest of any decision or action may be brought other than after following the procedures for claims and appeals as set forth herein by a legal proceeding in a court of competent jurisdiction brought within one year after such decision or action.


                            SECTION 9
           ALLOCATION OF AUTHORITY AND RESPONSIBILITY

     9.1. Authority and Responsibilities of the Administrator. The Administrator shall have the following duties and responsibilities: (a) to maintain and retain records relating to the Participants and Beneficiaries; (b) to prepare and furnish to Participants all information required under federal law or provisions of this Plan to be furnished to them; (c) to prepare and furnish to the Trustee sufficient Employee data and the amount of contributions received from all sources so that the Trustee may maintain separate Accounts for Participants and make required payments of benefits; (d) to provide directions to the Trustee with respect to payments of benefits and all other matters where called for in the Plan or requested by the Trustee; (e) to prepare and file or publish with the Secretary of Labor, the Secretary of the Treasury, their delegates and all other appropriate governmental officials, all reports and other information required under law to be so filed or published; (f) to arrange for bonding;
(g) to consult with the Advisory Committee and the Investment Committee with respect to matters determined under Sections 9.2 and 9.3, respectively; (h) to recommend and facilitate approval of Plan changes; and (i) to coordinate implementation of changes to and administration of the Plan. The Administrator shall have the right to hire such professional assistants and consultants as it deems necessary or advisable, including, but not limited to: (i) accountants; (ii) actuaries; (iii) attorneys; (iv) consultants; and (v) clerical and office personnel. The costs for such assistants and advisers shall be paid from the Trust Fund as an expense of the Trust Fund unless the Employer elects to pay such costs.

     9.2. Authority and Responsibilities of the Advisory Committee. The Advisory Committee shall have the following duties and responsibilities: (a) to provide assistance and consultation to the Administrator with respect to Plan changes and administrative procedures; (b) to develop recommendations for Plan changes, as deemed appropriate by the Advisory Committee; (c) to consult with the Administrator with respect to other matters at the discretion of the Administrator; and (d) to review appeals of denial of claims and make recommendations for action to the Administrator.

     9.3. Authority and Responsibilities of the Investment Committee. The Investment Committee shall have the following duties and responsibilities: (a) to appoint the Trustee, to monitor the performance of the Trustee, and to terminate such appointment; (b) to provide direction to the Trustee including direction of investment of all or part of the Trust Fund and the establishment of investment criteria and Investment Funds; and (c) to appoint investment advisors and investment managers, to monitor their performances, and to terminate such appointments.

     9.4. Appointment and Tenure. The Advisory Committee and the Investment Committee shall each consist of a committee of one or more members who shall serve at the pleasure of the Board of Directors. Any committee member may be dismissed at any time, with or without cause, upon notice from the Board of Directors. Any committee member may resign by delivering his or her written resignation to the Board of Directors. Vacancies arising by the death, resignation or removal of a committee member shall be filled by the Board of Directors. If the Board of Directors fails to act, and in any event, until the Board of Directors so acts, the remaining members of a committee may appoint an interim member to fill any vacancy occurring on the committee. If no person has been appointed to the Advisory Committee or the Investment Committee, or if no person remains on one of the committees, the Company shall be deemed to be such committee.

     9.5. Meetings; Majority Rule. Any and all acts of the Advisory Committee or the Investment Committee taken at a meeting shall be by a majority of all members of such committee. A committee may act by vote taken in a meeting (at which a majority of members shall constitute a quorum) if all members of the committee have received at least 10 days' written notice of such meeting or have waived notice. A committee may also act by majority consent in writing without the formality of convening a meeting. Each committee shall elect one of its members to serve as chairman. The chairman shall preside at all meetings of the committee or shall delegate such responsibility to another committee member.

     9.6.  Compensation.  The Advisory Committee, the Investment
Committee and the Administrator shall serve without compensation for services as such, but all expenses of such persons shall be paid or reimbursed by the Employer, and if not so paid or reimbursed, shall be paid from the Trust Fund.

     9.7. Indemnification. Each member of the Advisory Committee, each member of the Investment Committee, and Employees carrying out the duties of the Administrator shall be indemnified by the Employer against costs, expenses and liabilities (other than amounts paid in settlement to which the Employer does not consent) reasonably incurred by the person in connection with any action to which the person may be a party by reason of his or her service as a member of the committee or for the Administrator, except in relation to matters as to which he or she shall be adjudged in such action to be personally guilty of negligence or willful misconduct in the performance of his or her duties. The foregoing right to indemnification shall be in addition to such other rights as the person may enjoy as a matter of law or by reason of insurance coverage of any kind, but shall not extend to costs, expenses and/or liabilities otherwise covered by insurance or that would be so covered by any insurance then in force if such insurance contained a waiver of subrogation. Rights granted hereunder shall be in addition to and not in lieu of any rights to indemnification to which the person may be entitled under the bylaws of the Company. Service on the Advisory Committee or the Investment Committee or for the Administrator shall be deemed in partial fulfillment of the person's function as an Employee, officer and/or director of the Employer, if the person serves in such capacity as well.

     9.8. Authority and Responsibilities of the Company. The Company, as Plan sponsor, shall have the following (and only the following) authority and responsibilities: (a) to act as Administrator, (b) to appoint the Advisory Committee and the Investment Committee and to monitor each of their performances;
(c) to communicate such information to the Advisory Committee, the Investment Committee, and the Trustee as each needs for the proper performance of its duties; (d) to provide channels and mechanisms through which the Advisory Committee, the Investment Committee, the Administrator and/or the Trustee can communicate with Participants and Beneficiaries; and (e) to perform such duties as are imposed by law or by regulation and to serve as Advisory Committee or the Investment Committee in the absence of an appointed committee or person. Any action which may be taken and any decision which may be made by the Company under the Plan (including authorization of Plan amendments or termination) may be made by: (a) the Board of Directors; or (b) any committee to which the Board of Directors delegates discretionary authority with respect to the Plan.

     9.9. Obligations of Named Fiduciaries. The Investment Committee, the Administrator and the Trustee are named fiduciaries within the meaning of Section 402(a) of ERISA. A named fiduciary shall have only those particular powers, duties, responsibilities and obligations specifically given to it under this Plan or the Trust Agreement. No named fiduciary shall have authority or responsibility to deal with matters other than as delegated to it under this Plan, under the Trust Agreement or by operation of law. Notwithstanding the foregoing, named fiduciaries may perform in more than one fiduciary capacity if so appointed and may reallocate duties between themselves by mutual agreement. A named fiduciary shall not in any event be liable for breach of fiduciary responsibility or obligation by another fiduciary (including named fiduciaries) if the responsibility or authority of the act or omission deemed to be a breach was not within the scope of such named fiduciary's authority or responsibility.


                           SECTION 10
 AMENDMENT, TERMINATION, MERGERS AND CONSOLIDATIONS OF THE PLAN

     10.1. Amendment. The Company (by its Board of Directors, an executive committee of its Board of Directors or other committee to which the Board of Directors delegates discretionary authority with respect to the Plan) may amend the provisions of this Plan at any time and from time to time, after consultation with the Advisory Committee; provided, however, that:

         10.1.1. No amendment shall increase the duties or liabilities of the Trustee without the consent of such party.

         10.1.2. No amendment shall deprive any Participant or Beneficiary of a deceased Participant of any of the benefits to which such person is entitled under the Plan with respect to contributions previously made or decrease the balance in any Participant's Account, except as permitted by Section 412(c)(8) of the Code and Section 302(c)(8) of ERISA.

         10.1.3. No amendment changing the vesting schedule shall decrease the vested percentage of any Participant.

         10.1.4. No amendment shall eliminate an optional form of benefit in violation of Section 411(d)(6).

         10.1.5. No amendment shall provide for the use of funds or assets held to provide benefits under the Plan other than for the benefit of Employees and Beneficiaries, except as may be specifically authorized by statute or regulation.

         10.1.6.  Any amendment necessary to maintain the
qualification of the Plan under Section 401(a) of the Code may be made without the further approval of the Board of Directors or any committee if signed by an officer of the Company.

     10.2. Plan Termination. The Company reserves the right to terminate the Plan in whole or in part, after consultation with the Advisory Committee. Plan termination shall be effective as of the date specified by resolution of the Board of Directors. The Company shall instruct the Trustee to either (a) continue to manage and administer the assets of the Trust for the benefit of Participants and Beneficiaries under the terms and provisions of the Trust Agreement, or (b) pay over to each Participant the value of his or her interest, and thereupon dissolve the Trust.

    10.3. Permanent Discontinuance of Profit Sharing Contributions. While it is the Company's intention to make substantial and recurring contributions to the Trust Fund under the provisions of the Plan, the right is, nevertheless, reserved to permanently discontinue Profit Sharing Contributions at any time. Such permanent discontinuance shall have the effect of a termination of the Plan, except that the Trustee shall not have the authority to dissolve the Trust Fund except upon adoption of a further resolution by the Board of Directors to the effect that the Plan is terminated and upon receipt from the Company of instructions to dissolve the Trust Fund. Failure to make a contribution solely because of a lack of net income shall not be deemed to be a permanent discontinuance of Profit Sharing Contributions.

     10.4. Suspension of Profit Sharing Contributions. The Company shall have the right, at any time and from time to time, to suspend Profit Sharing Contributions to the Trust Fund under the Plan. Such suspension shall have no effect on the operation of the Plan except as set forth below:

         10.4.1.  If the Board of Directors determines by
resolution that such suspension shall be permanent, a permanent discontinuance of contributions shall be deemed to have occurred as of the date of such resolution or such earlier date as is therein specified.

         10.4.2. If a temporary suspension becomes a permanent discontinuance or a Plan termination, the discontinuance or termination shall be deemed to have occurred on the earlier of:
(a) the date specified by resolution of the Board of Directors, or
(b) the last day of the Plan Year next following the first Plan Year during the period of suspension in which there occurred a failure of the Employer to make contributions in a year in which there was net income out of which such contributions could have been made.

     10.5. Mergers and Consolidations of Plans. In the event of any merger or consolidation of the Plan with, or transfer of assets or liabilities to, any other plan, each Participant and Beneficiary shall have a benefit in the surviving or transferee plan (determined as if such plan were then terminated immediately after such merger, etc.) that is equal to or greater than the benefit he or she would have been entitled to receive immediately before such merger, etc., in this Plan (had this Plan been terminated at that time).

     10.6. Transfers of Assets to or from this Plan. A transfer of all or any portion of the assets or liabilities of the Plan to any other plan, or the transfer of all or any portion of the assets or liabilities of another plan to this Plan, shall be in accordance with directions of the Company. The Plan shall not accept a direct or indirect transfer of assets which would make the Plan subject to Sections 401(a)(11) and 417 of the Code with respect to any Participant.

     10.7. Effect of Amendment and Restatement. Notwithstanding anything herein to the contrary, the identities, Account balances, Hours of Service, and Years of Eligibility Service of Participants and Employees as of the Effective Amendment Date, and the rights of persons terminating their employment with the Employer and all Affiliates prior to the Effective Amendment Date, shall be determined under the Plan as in effect prior to the Effective Amendment Date.


                           SECTION 11
                     PARTICIPATING EMPLOYERS

     11.1. Adoption by Affiliates. With the consent of the Company, any Affiliate may adopt the Plan as a participating Employer. Each participating Employer shall be required to use the same Trustee and Trust Agreement as provided in this Plan, and the Trustee shall commingle, hold and invest as one Trust Fund all contributions made by participating Employers, as well as all increments thereof. With respect to all relations with the Trustee, the Advisory Committee, the Administrator and the Investment Committee, each participating Employer shall be deemed to have irrevocably designated the Company as its agent. The Company shall have authority to make any and all necessary rules or regulations, binding upon all participating Employers and all Participants, to effectuate the purposes of the Plan.

     11.2. Employee Transfers. If an Employee is transferred between Employers, the Employee involved shall carry with him or her the Employee's accumulated service and eligibility, no such transfer shall effect a termination of employment hereunder, and the participating Employer to which the Employee is transferred shall thereupon become obligated with respect to such Employee in the same manner as was the participating Employer from whom the Employee was transferred.

     11.3. Discontinuance of Participation. Any participating Employer may discontinue or revoke its participation in the Plan. At the time of any such discontinuance or revocation, satisfactory evidence thereof and of any applicable conditions imposed shall be delivered to the Trustee. The Trustee shall retain assets for the Employees of the participating Employer under the Plan.

                          SECTION 12
                    MISCELLANEOUS PROVISIONS

     12.1.  Nonalienation of Benefits.

         12.1.1. None of the payments, benefits or rights of any Participant or Beneficiary shall be subject to any claim of any creditor, and, in particular, to the fullest extent permitted by law, all such payments, benefits and rights shall be free from attachment, garnishment, trustee's process or any other legal or equitable process available to any creditor of such Participant or Beneficiary. No Participant or Beneficiary shall have the right to alienate, anticipate, commute, pledge, encumber, or assign any of the benefits or payments which he or she may expect to receive, contingently or otherwise, under this Plan, except the right to designate a Beneficiary or Beneficiaries as hereinbefore provided. Notwithstanding the foregoing, assignments permitted under the Code shall be permitted under the Plan, including (a) assignments pursuant to a qualified domestic relations order, and (b) any loans made by the Trustee to a Participant that are secured by a pledge of the borrower's Account, which shall give the Trustee a first lien on such interest to the extent of the entire outstanding amount of such loan, unpaid interest thereon, and all costs of collection.

         12.1.2. If a domestic relations order is received by the Administrator, the Administrator shall make a determination as to whether the domestic relations order is a qualified domestic relations order as defined in Section 414(p) of the Code, treating the domestic relations order as a claim for benefits under the Plan and all alternate payees and the Participant as claimants. Within 30 days after the Administrator's receipt of the domestic relations order and at least 30 days prior to its determination, the Administrator shall notify the Participant and any alternate payees other than the one who is the subject of the domestic relations order of the receipt of the domestic relations order and the procedures that the Administrator will follow in determining the qualified status of the domestic relations order. During any period in which the issue of whether the domestic relations order is a qualified domestic relations order is pending, the Administrator shall segregate in a separate account under the Plan the amounts which would have been payable to the alternate payee during such period if the domestic relations order had been determined to be a qualified domestic relations order. If, within 18 months, it is finally determined that the domestic relations order is a qualified domestic relations order, the Administrator shall direct the Trustee to pay the segregated amount to the person entitled thereto. If, within 18 months, it is finally determined that the domestic relations order is not a qualified domestic relations order, or the issue has not yet been resolved, the Administrator shall direct the Trustee to pay the segregated amount without regard to the terms of the domestic relations order. Any determination that a domestic relations order is a qualified domestic relations order which is made after the close of the 18 month period shall be applied prospectively only.

         12.1.3. The Trustee may make a lump sum distribution to an alternate payee pursuant to a qualified domestic relations order as soon as administratively practical after the Valuation Date following the earlier of the date a Participant attains age 50 or the date a Participant terminates employment. The Trustee may make a lump sum distribution pursuant to a qualified domestic relations order before such date provided no more than one distribution is made to each alternate payee.

     12.2. No Contract of Employment. Neither the establishment of the Plan, nor any modification thereof, nor the creation of any fund, trust or Account, nor the payment of any benefits, shall be construed as giving any Participant or Employee, or any person whomsoever, the right to be retained in the service of the Employer, and all Participants and other Employees shall remain subject to discharge to the same extent as if the Plan had never been adopted.

     12.3. Title to Assets. No Participant or Beneficiary shall have any right to, or interest in, any assets of the Trust Fund upon termination of his or her employment or otherwise, except to the extent of the benefits payable under the Plan to such Participant or Beneficiary out of the assets of the Trust Fund. All payments of benefits as provided for in this Plan shall be made from the assets of the Trust Fund, and neither the Employer nor any other person shall be liable therefor in any manner.

     12.4.  Effect of Admission.  By becoming a Participant, each
Employee shall be conclusively deemed to have assented to the provisions of the Plan and the corresponding Trust Agreement and to all amendments to such instruments.

     12.5. Payments to Minors, Etc. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipting therefor shall be deemed paid when paid to such person's guardian or to the party providing, or reasonably appearing to provide, for the care of such person, and such payment shall fully discharge the Trustee, the Administrator, the Employer and all other parties with respect thereto.

     12.6. Approval of Restatement by Internal Revenue Service. Notwithstanding anything herein to the contrary, if the Commissioner of the Internal Revenue Service or his delegate should determine that the Plan, as amended and restated, does not qualify as a tax-exempt plan and trust under Sections 401 and 501 of the Code, and such determination is not contested, or if contested, is finally upheld, then the Plan shall operate as if it had not been amended and restated.

     12.7. Other Miscellaneous. If any provision of this Plan is held invalid or unenforceable, such holding will not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions were not been included. The Plan shall be binding upon the heirs, executors, administrators, personal representatives, successors, and assigns of the parties, including each Participant and Beneficiary, present and future. The headings and captions herein are provided for convenience only, shall not be considered a part of the Plan, and shall not be employed in the construction of the Plan. Except where otherwise clearly indicated by context, the masculine and the neuter shall include the feminine and the neuter, the singular shall include the plural, and vice-versa. The Plan shall be construed and enforced according to the laws of the State of Ohio to the extent not preempted by federal law, which shall otherwise control.

     IN WITNESS WHEREOF, the Company has caused this Plan to be executed as of the _______ day of December, 1994.



                          THE SCOTTS COMPANY



                          By:       /s/ Robert A. Stern
                              Robert A. Stern, Vice President
                              - Human Resources




<EX->


                          Exhibit 4(f)

         Fifth Amendment and Consent, dated as of September 20, 1994, to the Third Amended and
         Restated Credit Agreement among Scotts
         Delaware, OMS, the banks listed therein and Chemical Bank, as agent

    FIFTH AMENDMENT AND CONSENT, dated as of September 20, 1994 (this "Fifth Amendment"), to the Third Amended and Restated Credit Agreement dated as of April 7, 1992, as amended by a First Amendment dated as of November 19, 1992, a Second Amendment dated as of February 23, 1993, a Third Amendment dated as of December 15, 1993, and a Fourth Amendment dated as of July 5, 1994 (as so amended and as the same may be further amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used herein which are defined in the Credit Agreement, as amended hereby, are used herein as so defined), among The Scotts Company, a Delaware corporation ("Holdings"), The O.M. Scott & Sons Company, a Delaware corporation (the "Company"), the lenders from time to time parties thereto (collectively, the "Banks"; individually, a "Bank") and CHEMICAL BANK, a New York banking corporation ("Chemical"), as agent for the Banks (in such capacity, the "Agent").


                      W I T N E S S E T H:


     WHEREAS, the Company and Holdings have requested that the Banks consent, subject to the terms and conditions hereof, to the merger of Holdings with and into The Scotts Company, an Ohio corporation ("Scotts Ohio"), with Scotts Ohio as the surviving corporation (the "Holdings Merger");

     WHEREAS, the Company and Holdings have requested that the Banks consent, subject to the terms and conditions hereof, to the merger of the Company with and into Scotts Ohio with Scotts Ohio as the surviving corporation (the "Company Merger");

     WHEREAS, the Company and Holdings have requested that the Banks consent, subject to the terms and conditions hereof, to the creation of a new, direct, wholly-owned Subsidiary of Scotts Ohio which shall be organized under the laws of Delaware (the "IP Holding Company"), and to the transfer from time to time to the IP Holding Company of certain patents, trademarks and other intellectual property rights currently owned by Holdings, the Company and their respective Subsidiaries;

     WHEREAS, the Company and Holdings have requested that the Banks consent, subject to the terms and conditions hereof, to the creation of a new, direct, wholly-owned Subsidiary of the IP Holding Company which, at the option the Company (or, if the Company Merger has been consummated, Scotts Ohio), shall be organized under the laws of the Netherlands or the United Kingdom ("International Holdings"), and to the subsequent reorganization of certain of their respective foreign Subsidiaries under International Holdings, all as more fully described on Annex I hereto (the "Foreign Reorganization");

     WHEREAS, the Banks have agreed to consent, subject to the terms and conditions hereof, to the Holdings Merger, the Company Merger, the creation of International Holdings and the Foreign Reorganization and the creation of the IP Holding Company; and

     WHEREAS, in connection with such transactions, the Company, Holdings, Scotts Ohio and the Banks have agreed to the amendments and modifications of the Credit Agreement and the other Loan
Documents provided for herein;

     NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto hereby agree as follows:


  ARTICLE 1.  AMENDMENTS TO CREDIT AGREEMENT.

     1.1 Amendment to Subsection 1.1 (Definitions). (a) Addition of Certain Definitions. Subsection 1.1 of the Credit Agreement is hereby amended by adding thereto the following new definitions in appropriate alphabetical order:

     "Assumption Agreement (Company Merger)" shall mean the Assignment and Assumption Agreement (Company Merger) to be executed and delivered by the Company, Scotts Ohio and, if the Holdings Merger has not theretofore been consummated, Holdings in favor of the Agent for the benefit of the Banks on the effective date of the Company Merger, substantially in the form of Exhibit A to the Fifth Amendment.

     "Assumption Agreement (Holdings Merger)" shall mean the Assignment and Assumption Agreement (Holdings Merger) to be executed and delivered by Holdings, Scotts Ohio and, if the Company Merger has not theretofore been consummated, the Company in favor of the Agent for the benefit of the Banks on the effective date of the Holdings Merger, substantially in the form of Exhibit B to the Fifth Amendment.

     "Company Merger" shall mean the merger of the Company with and into Scotts Ohio, with Scotts Ohio as the surviving corporation, pursuant to the terms of the Company Merger
  Agreement.

     "Company Merger Agreement" shall mean that certain agreement of merger to be entered into between the Company and Scotts Ohio and pursuant to which the Company will be merged with and into the Scotts Ohio.

     "Fifth Amendment" shall mean the Fifth Amendment and Consent, dated as of September 20, 1994, to this Agreement.

     "Foreign Reorganization" shall mean the reorganization of certain foreign Subsidiaries of Holdings under International
  Holdings, all as more fully described on Annex I to the Fifth
  Amendment.

     "Holdings Merger" shall mean the merger of Holdings with and into Scotts Ohio, with Scotts Ohio the surviving corporation, pursuant to the terms of the Holdings Merger Agreement.

     "Holdings Merger Agreement" shall mean that certain agreement of merger to be entered into between Holdings and Scotts Ohio and pursuant to which Holdings will be merged with and into the Scotts Ohio.

     "Scotts Ohio" shall mean The Scotts Company, an Ohio corporation.

     (b) Deletion of Certain Definitions.  Subsection 1.1 of the
Credit Agreement is hereby amended by deleting the definition set forth below in its entirety:

     "Subordinated Note Indenture" shall mean the Indenture dated as of December 30, 1986, among the Company, Holdings and The
  Connecticut National Bank, as trustee, providing for the issuance of the Subordinated Notes, as amended, modified or supplemented, as permitted hereunder.

     (c) Amendment to Subsection 1.1.  Subsection 1.1 of the
Credit Agreement is hereby amended by (i) deleting the definition of "Basic Agreements" in its entirety and (ii) inserting the following in lieu thereof:

     "Basic Agreements" shall mean the collective reference to this Agreement, the Notes, the Collateral Documents, the Letters of Credit and, from and after the execution and delivery thereof to the Agent pursuant to the Fifth Amendment, the Assumption Agreement (Company Merger), the Assumption Agreement (Holdings Merger) and each other agreement executed and delivered to the Agent by Holdings, the Company or any of their respective Subsidiaries pursuant to the Fifth Amendment.


  ARTICLE 2.  CONSENT TO HOLDINGS MERGER.

     2.1 Consent to Holdings Merger. Notwithstanding anything to the contrary contained in the Credit Agreement but subject to the satisfaction of the conditions precedent set forth below, each of the undersigned Banks hereby consents to (i) the formation by Holdings of Scotts Ohio and (ii) the Holdings Merger. Such consent shall not be effective unless and until the following conditions precedent have been satisfied:

     (a) Execution of Fifth Amendment. The Agent shall have received this Fifth Amendment, executed and delivered by a duly authorized officer of each of Holdings, the Company, Scotts Ohio and each Bank.

     (b) Assumption Agreement (Holdings Merger). The Agent shall have received the Assumption Agreement (Holdings Merger), executed and delivered by a duly authorized officer of each of Holdings, Scotts Ohio and, if the Company Merger has not theretofore been consummated, the Company.

     (c) Opinion of Counsel. The Agent shall have received an executed legal opinion of Vorys, Sater, Seymour and Pease, dated the effective date of the Holdings Merger and addressed to the Agent and Banks, substantially in the form of Exhibit C-1 hereto.

     (d) Holdings Merger Agreement. The Agent shall have received true and complete copies (certified as such by the Secretary or an Assistant Secretary of Holdings and Scotts Ohio) of the Holdings Merger Agreement and any other agreements entered into by Scotts Ohio and/or Holdings in connection therewith; the Holdings Merger Agreement and such other agreements shall be in form and substance reasonably satisfactory to the Agent and its counsel.

     (e) Consents, Licenses, Approvals, etc.. The Agent shall have received true and complete copies (certified as such by the Secretary or an Assistant Secretary of Holdings and Scotts Ohio) of all consents, licenses and approvals required in connection with (i) the Holdings Merger or (ii) the execution, delivery, performance, validity and enforceability of this Fifth Amendment, the Credit Agreement (as amended hereby), the other Loan Documents and the Assumption Agreement (Holdings Merger), and such consents, licenses and approvals shall be in full force and effect.

     (f) Representations and Warranties. (i) Each of the representations and warranties made by Holdings and its Subsidiaries in or pursuant to the Credit Agreement and any other Basic Agreement to which any one or more of them are a party and the representations and warranties of Holdings and its Subsidiaries which are contained in any certificate or document furnished under of in connection herewith or therewith shall be true and correct in all material respects immediately prior to the effectiveness of the Holdings Merger as if made on and as of such time, (ii) each of the representations and warranties made by Scotts Ohio, as successor by merger to Holdings, and its Subsidiaries in or pursuant to the Credit Agreement and any other Basic Agreement to which any one or more of them are a party, and the representations and warranties of Scotts Ohio, as successor by merger to Holdings, and its Subsidiaries which are contained in any certificate or document furnished under or in connection herewith or therewith shall be true and correct in all material respects immediately after the effectiveness of the Holdings Merger as if made on and as of such time, and (iii) the Agent shall have received a certificate of a duly authorized officer of each of Holdings and Scotts Ohio certifying the matters set forth above in clauses (i) and (ii), respectively.

     (g) No Default or Event of Default.  No Default or Event of
  Default shall have occurred and be continuing both immediately prior to and after giving effect to the Holdings Merger.

     (h) Stock Powers. Unless the Company Merger shall have theretofore been consummated, the Agent shall have received (i) stock powers duly executed by Holdings and evidencing the transfer from Holdings to Scotts Ohio of the ownership of the outstanding capital stock of the Company, (ii) undated stock powers for each such certificate duly executed in blank by Scotts Ohio and (iii) a letter from Scotts Ohio confirming that such certificates have been delivered to the Agent pursuant to the Holdings Guarantee, in each case in form and substance reasonably satisfactory to the Agent and its counsel.

     2.2 Amendments to the Credit Agreement and the other Loan
Documents. Upon the effectiveness of the Holdings Merger, the following amendments to the Credit Agreement and the other Loan
Documents shall become effective:

     (a) All references in the Credit Agreement and the other Loan Documents to "Holdings" shall be replaced by references to "Scotts Ohio, as successor by merger to Holdings".


  ARTICLE 3.  CONSENT TO COMPANY MERGER.

     3.1 Consent to Company Merger. Notwithstanding anything to the contrary contained in the Credit Agreement but subject to the satisfaction of the conditions precedent set forth below, each of the undersigned Banks hereby consents to the Company Merger. Such consent shall not be effective unless and until the following conditions precedent have been satisfied:

    (a) Execution of Fifth Amendment. The Agent shall have received this Fifth Amendment, executed and delivered by a duly authorized officer of each of Holdings, the Company, Scotts Ohio and each Bank.

     (b) Assumption Agreement (Company Merger). The Agent shall have received the Assumption Agreement (Company Merger), executed and delivered by a duly authorized officer of each of the Company, Scotts Ohio and, if the Holdings Merger has not theretofore been consummated, Holdings.

     (c) Opinion of Counsel. The Agent shall have received an executed legal opinion of Vorys, Sater, Seymour and Pease, dated the effective date of the Company Merger and addressed to the Agent and Banks, substantially in the form of Exhibit C-2 hereto.

     (d) Company Merger Agreement. The Agent shall have received true and complete copies (certified as such by the Secretary or an Assistant Secretary of Scotts Ohio) of the Company Merger Agreement and all other agreements entered into by Scotts Ohio and/or the Company in connection therewith; the Company Merger Agreement and such other agreements shall be in form and substance reasonably satisfactory to the Agent and its counsel.

     (e) Consents, Licenses, Approvals, etc. The Agent shall have received true and complete copies (certified as such by the Secretary or an Assistant Secretary of Scotts Ohio) of all consents, licenses and approvals required in connection with (i) the Company Merger or (ii) the execution, delivery, performance, validity and enforceability of this Fifth Amendment, the Credit Agreement (as amended hereby), the other Loan Documents and the Assumption Agreement (Company Merger)

     (f) Representations and Warranties. (i) Each of the representations and warranties made by the Company and its Subsidiaries in or pursuant to the Credit Agreement and any other Basic Agreement to which any one or more of them are a party and the representations and warranties of the Company and its Subsidiaries which are contained in any certificate or document furnished under of in connection herewith or therewith shall be true and correct in all material respects immediately prior to the effectiveness of the Company Merger as if made on and as of such time, (ii) each of the representations and warranties made by Scotts Ohio, as successor by merger to the Company, and its Subsidiaries in or pursuant to the Credit Agreement and any other Basic Agreement to which any one or more of them are a party, and the representations of Scotts Ohio, as successor by merger to the Company, and its Subsidiaries which are contained in any certificate or document furnished under or in connection herewith or therewith shall be true and correct in all material respects immediately after the effectiveness of the Company Merger as if made on and as of such time, and (iii) the Agent shall have received a certificate from a duly authorized officer of each of the Company and Scotts Ohio certifying the matters set forth above in clauses (i) and (ii), respectively.

     (g) Stock Powers. The Agent shall have received (i) stock powers duly executed by Holdings and evidencing the transfer from the Company to Scotts Ohio of the ownership of the outstanding capital stock of each Subsidiary of the Company whose capital stock was pledged to the Agent pursuant to the Company Pledge Agreement immediately prior to the effectiveness of the Company Merger, (ii) undated stock powers for each such certificate duly executed in blank by Scotts Ohio and (iii) a letter from Scotts Ohio confirming that such certificates have been delivered to the Agent pursuant to the Company Pledge Agreement, in each case in form and substance reasonably satisfactory to the Agent and its counsel.

     (h) No Default or Event of Default.  No Default or Event of
  Default shall have occurred and be continuing both immediately prior to and after giving effect to the Company Merger.

     (i) Filings, Registrations and Recordings. All filings, registrations and recordings described in Schedule I hereto shall have been completed in a manner satisfactory to the Agent and its counsel.

     3.2 Amendments to the Credit Agreement. Upon the effectiveness of the Company Merger, the following amendments to the Credit Agreement and the other Loan Documents shall become effective:

     (a) All references in the Credit Agreement and the other Loan Documents to the Company shall be replaced by references to "Scotts Ohio, as successor by merger to the Company".

     (b) Paragraph (i) of Section 9 to the Credit Agreement shall be amended to read in its entirety as follows:

     (i) Change in Control. The occurrence of either of the following events: (i) any Person shall at any time own more than 30% of the issued and outstanding capital stock of the Company or (ii) a "Change of Control" as defined in the Section 1008 of the Subordinated Note Indenture shall occur.

     (c) Subsection 7.15 of the Credit Agreement shall be deleted in its entirety and the following statement shall be substituted in lieu thereof: "Intentionally Omitted".


  ARTICLE 4.  CONSENT TO THE REORGANIZATION OF THE FOREIGN
  SUBSIDIARIES.

     4.1 Consent to Reorganization of Foreign Subsidiaries. Notwithstanding anything to the contrary contained in the Credit Agreement but subject to the satisfaction of the conditions precedent set forth below, each of the undersigned Banks hereby consents to (i) the creation of International Holdings and (ii) the subsequent Foreign Reorganization. Such consent shall not be effective unless and until the following conditions precedent have been satisfied:

     (a) IP Holdings Agreement.   The Agent shall receive an
  agreement (in form and substance reasonably satisfactory to the Agent and its counsel) executed by IP Holdings and containing a covenant of IP Holdings to the effect that, if International Holdings acquires any material assets or property, IP Holdings will promptly (i) pledge 65% of the capital stock of International Holdings to the Agent for the benefit of the Banks by executing and delivering to the Agent a pledge agreement, substantially in the form of the UK Pledge Agreement (if International Holdings is organized under the laws of the United Kingdom) or the Netherlands Pledge Agreement (if International Holdings is organized under the laws of the Netherlands), (ii) take such other action as the Agent may reasonably request to ensure the perfection of the security interests granted to the Agent in the capital stock of International Holdings pursuant thereto and (iii) deliver to the Agent executed legal opinions (in form and substance reasonably satisfactory to the Agent and its counsel) of New York (or Ohio) and Netherlands or United Kingdom counsel (as applicable) as to the due authorization, execution, delivery and enforceability of such pledge agreement and the perfection of the security interest granted to the Agent in the capital stock of International Holdings pursuant thereto.

     (b) International Holdings Agreement. The Agent shall receive (i) an agreement (in form and substance reasonably satisfactory to the Agent and its counsel) of International Holdings pursuant to which International Holdings will agree (A) to assume all obligations of Scotts-Sierra Horticultural Products Company ("SSHPC") and the Company (or, if the Company Merger has been consummated, Scotts Ohio) under the Netherlands Pledge Agreement and the UK Pledge Agreement, respectively, (B) to assume all obligations of SSHPC under the Pledge and Security Agreement, dated as of December 16, 1993 (the "SSHPC Pledge Agreement") made by SSHPC in favor of the Agent to the extent such obligations relate to the Pledged Stock (as defined therein) of, Sierra United Kingdom, Ltd. (formerly known as Grace-Sierra United Kingdom), Scotts Belgium, B.V.B.A.
  (formerly known as Grace-Sierra Belgium B.V.B.A.), Scotts Deutschland Gartenbauprodutke GMBH (formerly known as Grace-Sierra Deutschland Gardenbauprodukbe GMBH) and Scotts Australia PTY (formerly known as Grace-Sierra Australia PTY) (or, at the request of the Agent in lieu of the foregoing, to enter into a new pledge agreement substantially in the form of SSHPC Pledge Agreement with respect to such Pledged Stock) and (C) to take all actions necessary to ensure the continued perfection of the security interests granted to the Agent in the Mortgaged Securities (as defined in the UK Pledge Agreement) and the Pledged Stock (as defined in the Netherlands Pledge Agreement),
  (ii) stock powers duly executed by SSHPC evidencing the transfer from SSHPC to International Holdings of the ownership of the share certificates and evidencing such Pledged Stock of the various Persons referred to in clause (B) above, together with undated stock powers for each such share certificate duly executed in blank by International Holdings and a letter from International Holdings confirming that such share certificates have been delivered pursuant to the SSHPC Pledge Agreement and
  (iii) executed legal opinions (in form and substance reasonably satisfactory to the Agent and its counsel) of New York, United Kingdom and Netherlands counsels as to the enforceability of the UK Pledge Agreement and the Netherlands Pledge Agreement against International Holdings and the perfection of the security interests granted to the Agent pursuant to the UK Pledge Agreement and the Netherlands Pledge Agreement and as to the enforceability of the SSHPC Pledge Agreement against International Holdings, and such other matters as the Agent and its counsel may reasonably request.

     (c) Scotts Europe, B.V. Agreement.  The Agent shall receive
  (i) an agreement (in form and substance reasonably satisfactory to the Agent and its counsel) of Scotts Europe, B.V. (formerly know as Grace-Sierra International, BV) pursuant to which Scotts Europe, B.V. will agree to assume all obligations of SSHPC under the SSHPC Pledge Agreement to the extent such obligations relate to the Pledged Stock (as defined therein) of Scotts France, SARL (formerly known as Grace-Sierra France, SARL) and Scotts Hispania S.A. (formerly known as Grace-Sierra Espana, S.A.),
  (ii) stock powers duly executed by SSHPC and evidencing the transfer from SSHPC to Scotts Europe, B.V. of the ownership of the share certificates evidencing such Pledged Stock, together with undated stock powers for each share certificate duly executed in blank by Scotts Europe, B.V. and a letter from Scotts Europe, B.V. confirming that such share certificates are being delivered pursuant to the SSHPC Pledge Agreement and (iii) executed legal opinions (in form and substance reasonably satisfactory to the Agent and its counsel) of Netherlands and New York (or Ohio) counsel as to the enforceability of the SSHPC Pledge Agreement against Scotts Europe, B.V. and such other matters as the Agent and its counsel may reasonably request.


  ARTICLE 5.  CONSENT TO CREATION OF THE INTELLECTUAL
           PROPERTY HOLDING COMPANY.

     5.1 Consent to Creation of the Intellectual Property Holding Company. Notwithstanding anything to the contrary contained in the Credit Agreement but subject to the satisfaction of the conditions precedent set forth below, each of the undersigned Banks hereby consent to the creation of the IP Holding Company. Such consent shall not be effective unless and until the following conditions precedent have been satisfied:

     (a) Execution of Counterpart of Subsidiary Guarantee. The IP Holding Company shall become a party to the Subsidiaries Guarantee as a Guarantor under and as defined therein, and the Agent shall have received a counterpart to the Subsidiary Guarantee, executed and delivered by a duly authorized officer of the IP Holding Company.

     (b) Execution of Subsidiary Security Agreement. The Agent shall have received a Subsidiary Security Agreement, substantially in the form of Exhibit D to this Fifth Amendment, executed and delivered by a duly authorized officer of the IP
  Holding Company.

     (c) Stock Certificates/Powers; Opinion. The Agent shall have received (i) stock certificates evidencing the Company's (or, if the Company Merger has been consummated, Scotts Ohio's) ownership of the outstanding capital stock of the IP Holding Company, together with undated stock powers for each such certificate duly executed in blank by the Company or Scotts Ohio (as applicable) and a letter from the Company or Scotts Ohio (as applicable) confirming that such share certificates are being delivered to the Agent pursuant to the Company Pledge Agreement, in each case in form and substance reasonably satisfactory to the Agent and its counsel and (ii) an opinion (in form and substance reasonably satisfactory to the Agent and its counsel) of New York (or Ohio) counsel as to the due authorization, execution, delivery and enforceability of the Subsidiary Guarantee and the Subsidiary Security Agreement referred to in clause (b) above and such other matters as the Agent and its counsel may reasonably request.


  ARTICLE 6.  MISCELLANEOUS.

     6.1 Collateral Documents. Each of the parties hereto hereby acknowledges and agrees that each of the documents executed and delivered by International Holdings and the IP Holding Company (or either of them) pursuant to subsections 4 or 5 hereof, respectively, shall be deemed to be a Collateral Document for purposes of the Credit Agreement and all Loan Documents.

     6.2 Limited Effect. Except as expressly amended hereby, all of the provisions, covenants, terms and conditions of the Credit Agreement and the other Basic Agreements shall continue to be, and shall remain, in full force and effect in accordance with their respective terms.

     6.3 Expenses. Holdings, the Company and Scotts Ohio hereby agree to reimburse the Agent for all its reasonable costs and expenses (including, without limitation, reasonable legal fees and expenses) incurred in connection with the preparation, execution and delivery of this Fifth Amendment.

     6.4 GOVERNING LAW.    THIS FIFTH AMENDMENT SHALL BE GOVERNED
BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF
THE STATE OF NEW YORK.

     6.5 Counterparts. This Fifth Amendment may be executed by one or more parties to this Fifth Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     6.6 Further Assurances. Each of Holdings, the Company and Scotts Ohio agree that at any time and from time to time upon the written request of the Agent, Holdings, the Company, Scotts Ohio and their respective Subsidiaries will execute and deliver such further documents and to do such further acts and things as the Agent may reasonably request in order to give effect to the purposes of this Fifth Amendment, the Assumption Agreement (Holdings Merger), the Assumption Agreement (Company Merger) and the Collateral Documents. Without limitation of the foregoing, each of Holdings, the Company and Scotts Ohio agrees to execute and deliver Uniform Commercial Code financing statements (or amendments to existing financing statements) and amendments to the Mortgages, and to make such recordations and filings as may be necessary, and to do such other things which the Agent may from time to time determine are necessary or desirable, to perfect or to preserve the security interests in the Collateral or any part thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their proper and duly authorized officers as of the date first above written.

                      THE SCOTTS COMPANY,
                      a Delaware corporation



                      By:       /s/  P. D. Yeager
                         Title:  Executive Vice President
                               & CFO


                      THE O.M. SCOTT & SONS COMPANY,
                      a Delaware Corporation



                      By:       /s/  P. D. Yeager
                         Title:  Executive Vice President
                               & CFO


                      THE SCOTTS COMPANY,
                      an Ohio corporation



                      By:       /s/  P. D. Yeager
                         Title:  Executive Vice President
                               & CFO


                      CHEMICAL BANK, as Agent and
                      as a Bank



                      By:
                         Title:  Vice President


                      BANK ONE, COLUMBUS, N.A.



                      By:       /s/  Douglas H. Klamfoth
                         Title:  Douglas H. Klamfoth
                               Vice President


                      COMERICA BANK



                      By:
                         Title:  Vice President


                      NBD BANK, N.A.



                      By:
                         Title:  VP


                      PNC BANK, OHIO NATIONAL ASSOCIATION


                      By:
                         Title:  AVP


                      NATIONAL CITY BANK, COLUMBUS,
                      F.K.A. BANKOHIO NATIONAL BANK



                      By:    /s/ Anthony F. Salvatore, VP
                         Title:  Vice President


                      THE BANK OF TOKYO TRUST COMPANY



                      By:
                         Title:  Vice President


                      THE FIRST NATIONAL BANK OF CHICAGO



                      By:       /s/ Richard T. Bedell
                         Title:  Richard T. Bedell
                               Corporate Banking
                               Officer

                     THE BANK OF NOVA SCOTIA



                      By:       /s/ A.S. Norsworthy
                         Title:  Amanda Norsworthy
                               Assistant Agent


                      THE TORONTO-DOMINION BANK



                      By:
                         Title:  Director-Corporate Accts.


                      UNION BANK



                      By:
                         Title:  Vice President and
                               District Manager


                      CREDIT LYONNAIS CAYMAN ISLAND BRANCH



                      By:
                         Title:  Authorized Signature


                      SOCIETE GENERALE


                      By:
                         Title:  Vice President


                      SOCIETY NATIONAL BANK



                      By:
                         Title:  Vice President

    Each of the undersigned hereby consents to the foregoing Fifth Amendment and hereby confirms, reaffirms and restates that its obligations under each Loan Document to which it is a party will remain in full force and effect after giving effect to such Fifth Amendment and the amendments to the Credit Agreement and the other Loan Documents effected thereby.

                              BUNYON ENTERPRISES, INC.
                              BUNYON TRUCKING COMPANY, INC.
                              HYPER-HUMUS COMPANY, INC.
                              HYPONEX COMPANY, INC.
                              HYPONEX CORPORATION-MISSOURI
                              HYPONEX CORPORATION-CALIFORNIA
                              HYPONEX CORPORATION-COLORADO
                              HYPONEX CORPORATION-FLORIDA
                              HYPONEX CORPORATION-TEXAS
                              OLD FORT FINANCIAL CORP.
                              SCOTTS GRASS CO.
                              SCOTTS SOD CO.
                              SCOTTS ENERGY CO.
                              SCOTTS PESTICIDE CO.
                              SCOTTS GREEN LAWNS CO.
                              SCOTTS SERVICE CO.
                              SCOTTS PRODUCTS CO.
                              SCOTTS PLANT CO.
                              SCOTTS TREE CO.
                              SCOTTS PARK CO.
                              SCOTTS PRO TURF CO.
                              SCOTTS FERTILIZER CO.
                              SCOTTS PROFESSIONAL PRODUCTS CO.
                              SCOTTS TURF CO.
                              SCOTTS BEST LAWNS CO.
                              SCOTTS WEED CONTROL CO.
                              SCOTTS DESIGN CO.
                              SCOTTS TECH REP CO.
                              SCOTTS BROAD LEAF CO.
                              SCOTTS INSECTICIDE CO.
                              SCOTTS SPREADER CO.
                              SCOTTS IMPROVEMENT CO.
                              SCOTTS GOLF CO.
                              SCOTTS GARDEN CO.
                              SCOTTS CONTROL CO.
                              REPUBLIC TOOL & MANUFACTURING CORP.


                              By:   /s/ Craig D. Walley
                                 Title:  Vice President &
                                         Secretary

                             SCOTTS-SIERRA HORTICULTURAL
                                PRODUCTS COMPANY



                              By:       /s/ Ken Holbrook
                                 Title:  President


                              SCOTTS-SIERRA CROP PROTECTION COMPANY



                              By:       /s/ Ken Holbrook
                                 Title:  President


                              SCOTTS EUROPE, B.V. (f/k/a
                                Scotts-Sierra International, BV)
                              SIERRA UNITED KINGDOM, LTD.  (f/k/a
                                 Grace-Sierra United Kingdom)
                              SCOTTS HISPANIA, S.A.  (f/k/a
                                Grace-Sierra Espana, S.A.)
                              SCOTTS BELGIUM B.V.B.A.  (f/k/a
                                Grace-Sierra Belgium B.V.B.A.)
                              SCOTTS DEUTSCHLAND
                                GARTENBAUPRODUTKE GmbH (f/k/a
                                Grace-Sierra Deutschland
                                Gardenbauprodukbe GmbH)



                              By:      /s/ Ken Holbrook
                                 Title:  Chairman


                              SCOTTS FRANCE, SARL (f/k/a
                                Grace-Sierra France, SARL)



                              By:      /s/ Ken Holbrook
                                 Title:  Chairman



                              By:________________________________
                                 Title:

                             SCOTTS AUSTRALIA PTY (f/k/a
                                Grace-Sierra Australia PTY)



                              By:      /s/ Ken Holbrook
                                 Title:  Chairman




<EX->


                           Exhibit 4(i)

                              Second
                              Supplem
                              ental
                              Indentu
                              re,
                              dated as
                              of
                              Septemb
                              er 20,
                              1994,
                              among
                              Registr
                              ant,
                              OMS,
                              Scotts
                              Delaware
                              and
                              Chemical
                              Bank, as
                              trustee

    SECOND SUPPLEMENTAL INDENTURE, dated as of September 20, 1994, among THE SCOTTS COMPANY, a corporation duly organized and existing under the laws of the State of Delaware, having its principal office at 14111 Scottslawn Road, Marysville, Ohio 43043 (the "Company"), THE O.M. SCOTT & SONS COMPANY, a corporation duly organized and existing under the laws of the State of Delaware, having its principal office at 14111 Scottslawn Road, Marysville, Ohio 43043, THE SCOTTS COMPANY, a corporation duly organized and existing under the laws of the State of Ohio, having its principal office at 14111 Scottslawn Road, Marysville, Ohio 43043 ("Scotts"), and CHEMICAL BANK, a banking corporation duly organized and existing under the laws of the State of New York, as Trustee (the "Trustee").


                          R E C I T A L S


     WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of June 1, 1994, and a First Supplemental Indenture thereto dated June 12, 1994 (collectively, the "Indenture"), providing for the issuance by the Company of an unlimited amount of its unsecured debentures, notes or other evidences of indebtedness (the "Securities");

     WHEREAS, pursuant to an Agreement and Plan of Merger dated as of September 20, 1994 (the "Merger Agreement"), between the Company and Scotts, the Company is merging (the "Merger") with and into Scotts effective September 20, 1994 (the "Effective Date") which Scotts being the survivor of the Merger;

     WHEREAS, Section 801 of the Indenture provides that, in the event the Company shall consolidate with or merge into any other corporation, the successor corporation shall expressly assume, by an indenture supplemental to the Indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and interest on all the Securities and the performance of every covenant of the Indenture on the part of the Company to be performed or observed;

     WHEREAS, Section 901(1) of the Indenture provides that the Company, when authorized by the Board Resolution and the Trustee may enter into a supplemental indenture without the consent of any Holders to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company in the Indenture and in the Securities;

     WHEREAS, the Company has delivered to the Trustee (i) an Officers' Certificate and an Opinion of Counsel, each to the effect that the Merger and this Second Supplemental Indenture comply with Articles Eight and Nine of the Indenture and that all conditions precedent in the Indenture relating to the Merger and the execution and delivery of this Second Supplemental Indenture have been complied with and (ii) a copy of the Board Resolution authorizing the execution and delivery of this Second Supplemental Indenture;

     WHEREAS, immediately after giving effect to the Merger, no Event of Default with respect to any series of Securities issued pursuant to the Indenture, and no event which, after notice or lapse of time or both, would become an Event of Default, will have occurred and be continuing; and

     WHEREAS, all things necessary to authorize the assumption by Scotts of the Company's obligations under the Indenture and to make this Second Supplemental Indenture, when executed by the parties hereto, a valid and binding supplement to the Indenture have been done and performed.

     NOW, THEREFORE, for and in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby mutually covenant and agree as follows:

     SECTION 1. Assumption of Obligations. Scotts hereby expressly assumes, from and after the Effective Date, the due and punctual payment of the principal of and interest on all the Securities and the performance of every covenant of the Indenture on the part of the Company to be performed and observed. The Holder of each Security outstanding as of the date hereof shall have the right hereafter to receive on the Exchange Date of such Security securities of Scotts of line tenor, series, Stated Maturity and principal amount and with a market value equal to the principal amount of such Security.

     SECTION 2. Succession and Substitution. Scotts, from and after the Effective Date, by virtue of the aforesaid assumption and the delivery of this Second Supplemental Indenture, shall succeed to and be substituted for and may exercise every right and power of the Company under the Indenture with the same effect as if Scotts had been named as the Company in the Indenture.

     SECTION 3. Representations and Warranties. Scotts, as of the date of execution of this Second Supplemental Indenture, represents and warrants that: (i) it is a corporation organized and existing under the laws of the State of Ohio; (ii) it has full corporate power and authority to execute and deliver this Second Supplemental Indenture and to perform its obligations under this Second Supplemental Indenture in accordance with its terms; and that (iii) the execution, delivery and performance of this Second Supplemental Indenture will not violate, conflict with or constitute a breach of, or a default under, its Articles of Incorporation or any other material agreement or instrument to will not result in the creation of any lien on, or security interest
in, any of its assets.

     SECTION 4. Covenants. All covenants and agreements in this Second Supplemental Indenture by Scotts shall bind its respective successors and assigns, whether so expressed or not.

     SECTION 5. Requests and Notices. Pursuant to Section 105 of the Indenture, any request, demand, authorization, direction, notice, consent, waiver or act of Holders or other document provided or permitted by the Indenture to be made upon, given or furnished to, or filed with the Company shall be addressed to Scotts at 14111 Scottslawn Road, Marysville, Ohio 43043 or at any other address previously furnished in writing to the Trustee by Scotts.

     SECTION 6. Separability. In case any provision in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 7. No Third Party Benefits. Nothing in this Second Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors under the Indenture, and the Holders of the Securities, any benefit or any legal or equitable right, remedy or claim under the Indenture.

     SECTION 8. Continuance of Indenture. This Second Supplemental Indenture supplements the Indenture and shall be a part of and subject to all the terms thereof. The Indenture, as supplemented by this Second Supplemental Indenture, shall continue in full force and effect. This Second Supplemental Indenture shall become effective at the Effective Date.

     SECTION 9. The Trustee. The Trustee shall not be responsible in any manner for or in respect of the validity or sufficiency of this Second Supplemental Indenture, or for or in respect of the recitals contained herein, all of which recitals are made by the Company, The O.M. Scott & Sons Company and Scotts solely.

     SECTION 10. Governing Law. This Second Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

     SECTION 11. Defined Terms. All capitalized terms used in this Second Supplemental Indenture which are defined in the
Indenture but not
 otherwise defined herein shall have the same meaning assigned to them in the Indenture.

     SECTION 12. Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the date and year Second above written.

                              THE SCOTTS COMPANY, a Delaware
corporation


                              By: /s/ P.D. Yeager
                                 Name:  Paul D. Yeager
                                 Title: Executive Vice President &
Chief Financial Officer

Attest:


/s/ Christiane W. Schmenk

                              THE O.M. SCOTT & SONS COMPANY,
                                a Delaware corporation


                              By: /s/ P.D. Yeager
                                 Name:  Paul D. Yeager
                                 Title: Executive Vice President
                              & Chief Financial Officer

Attest:


/s/ Christiane W. Schmenk

THE SCOTTS COMPANY, an Ohio
corporation


                              By: /s/ P. D. Yeager
                                 Name:  Paul D. Yeager
                                 Title: Executive Vice President
                              & Chief Financial Officer

Attest:


/s/ Christiane W. Schmenk


                              CHEMICAL BANK, as Trustee


                              By: /s/ F. J. Grippo
                                 Name:  F. J. Grippo
                                 Title: Vice President

Attest: